UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Affinity Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee paid previously with preliminary materials

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AFFINITY BANCSHARES, INC.

3175 Highway 278

Covington, Georgia 30014

(770) 786-7088

[document date]

Dear Fellow Stockholder of Affinity Bancshares, Inc.:

You are cordially invited to attend the special meeting of the stockholders of Affinity Bancshares, Inc., or the Company, to be held virtually on [meeting date], at [meeting time], Eastern time. To attend the virtual special meeting online, please visit https://www.cstproxy.com/affinitybancshares/sm2026. To participate in the virtual special meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. Please refer to the “Attending the Special Meeting” section of the accompanying proxy statement for more details about attending the meeting online.

At the special meeting you will be asked to consider and vote upon a proposal to approve the transactions contemplated by the Agreement and Plan of Merger, dated March 30, 2026, referred to herein as the merger agreement, by and among the Company, Affinity Bank, National Association (“Affinity Bank”), Fidelity BancShares (N.C.), Inc. (“Fidelity BancShares”), The Fidelity Bank (“Fidelity Bank”), and TFB Merger Subsidiary, Inc. (“Merger Subsidiary”), pursuant to which (i) Merger Subsidiary will merge with and into the Company with the Company as the surviving entity, which referred to herein as the holding company merger, (ii) the Company will merge with and into Fidelity Bank, with Fidelity Bank as the surviving entity, and (iii) Affinity Bank will merge with and into Fidelity Bank, with Fidelity Bank as the surviving entity, which series of transactions are collectively referred to herein as the mergers, and which proposal is referred to herein as the merger proposal.

Additionally, you will be asked at the special meeting to approve, on an advisory (non-binding) basis, compensation that may be paid or become payable to certain executive officers of the Company in connection with the mergers, which proposal is referred to herein as the executive compensation proposal.

Finally, you will be asked at the special meeting to consider and vote upon a proposal to adjourn or postpone the special meeting, if necessary or appropriate, to permit the further solicitation of proxies if there are not sufficient votes to approve the merger proposal, which proposal is referred to herein as the adjournment proposal.

The Company’s board of directors unanimously recommends that you vote “FOR” the merger proposal, “FOR” the executive compensation proposal, and “FOR” the adjournment proposal.

If the holding company merger is completed, your shares of Company common stock will be converted into the right to receive $23.00 in cash for each share, subject to downward adjustment based on the Company’s stockholders’ equity at the closing of the mergers relative to the Company’s stockholders’ equity as of February 28, 2026, as discussed in the accompanying proxy statement.

Information concerning the special meeting of the stockholders of the Company and the proposals to be considered by the stockholders at the special meeting are described in more detail in the accompanying notice of special meeting of stockholders of the Company and proxy statement, which you should read carefully and in its entirety before voting. Also enclosed is a proxy card for the purpose of voting your shares of common stock of the Company and a postage pre-paid return envelope for returning the proxy card before the special meeting. You may also vote electronically using the internet or by telephone by following the instructions in the proxy statement and on the proxy card.

While we have the opportunity, we want to thank you for your continued support of our banking organization. We continue to value your ongoing involvement and association with our institution. Should you have any questions, please do not hesitate to contact me.

Sincerely,

Edward J. Cooney
President and Chief Executive Officer

AFFINITY BANCSHARES, INC.

3175 Highway 278

Covington, Georgia 30014

(770) 786-7088

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Affinity Bancshares, Inc., or the Company, will be held virtually on [meeting date], at [meeting time], Eastern time, by means of remote communication only, to consider and vote upon the following proposals:

1.

To approve the transactions contemplated by the Agreement and Plan of Merger, dated as of March 30, 2026, or the merger agreement, by and among the Company, Affinity Bank, National Association (“Affinity Bank”), Fidelity BancShares (N.C.), Inc. (“Fidelity BancShares”), The Fidelity Bank (“Fidelity Bank”), and TFB Merger Subsidiary, Inc. (“Merger Subsidiary”), pursuant to which (i) Merger Subsidiary will merge with and into the Company, (ii) the Company will merge with and into Fidelity Bank, and (iii) Affinity Bank will merge with and into Fidelity Bank, which series of transactions are collectively referred to herein as the mergers, and which proposal is referred to herein as the merger proposal;

2.

To approve, on an advisory (non-binding) basis, compensation that may be paid or become payable to certain executive officers of the Company in connection with the mergers, which proposal is referred to herein as the executive compensation proposal; and

3.

To adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger proposal, which proposal is referred to herein as the adjournment proposal.

We may also consider any other business that properly comes before the special meeting or any adjournment or postponement thereof. We have fixed the close of business on [record date] as the record date for the special meeting. Only holders of record of the Company’s common stock at that time are entitled to notice of, and to vote at, the special meeting, or any adjournment or postponement of the special meeting.

Upon completion of the merger of Merger Subsidiary with and into the Company, Company stockholders are entitled to receive $23.00 in cash for each share of the Company’s common stock, subject to downward adjustment based on the Company’s stockholders’ equity at the closing of the mergers relative to the Company’s stockholders’ equity as of February 28, 2026, as discussed in the accompanying proxy statement. Accordingly, stockholders should not assume that the ultimate consideration to stockholders will be equal to $23.00 per share.

At the special meeting, approval of the merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of common stock of the Company entitled to vote. Stockholders are entitled to one vote for each share of Company common stock held by such stockholder.

The matters set forth above to be considered at the special meeting are more fully discussed in the accompanying proxy statement, which you should read carefully and in its entirety before voting. This notice and the accompanying proxy statement are being mailed beginning on or about [mail date] to holders of the common stock of the Company as of [record date].

The Company’s board of directors unanimously recommends that holders of record of Company common stock entitled to vote at the special meeting vote “FOR” the merger proposal; “FOR” the executive compensation proposal; and “FOR” the adjournment proposal.

Your Vote is Very Important

Your vote is very important, and we cordially invite you to attend the Company special meeting. However, whether or not you expect to attend, we urge you to sign, date and return the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the special meeting and that your shares are voted in accordance with your wishes. For your convenience, we have enclosed a postage-paid envelope for the return of your proxy card. Alternatively, you may vote by telephone or the internet by following the instructions in the proxy statement or on the proxy card.

Your prompt response will help reduce proxy solicitation costs, which are paid for by the Company. Sending in your proxy card will not prevent you from voting your shares of Company common stock at the special meeting if you desire to do so, as your proxy is revocable at your option. You may revoke your proxy in the manner described in the proxy statement.

If you have any questions concerning the merger agreement, the mergers, the special meeting or the proxy statement, would like additional copies of the proxy statement, need an additional proxy card or need help voting your shares of Company common stock, please contact Laurel Hill Advisory Group, LLC, which is soliciting proxies on behalf of the Company at 2 Robbins Lane, Suite 201, Jericho, New York 11753. Banks and brokers can call (516) 933-3100, while all others can call (888) 742-1305, toll-free.

By Order of the Board of Directors,

Brandi C. Pajot
Corporate Secretary

[document date]
Covington, Georgia

SPECIAL MEETING OF STOCKHOLDERS OF

AFFINITY BANCSHARES, INC.

PROXY STATEMENT

(i)

(ii)

SUMMARY TERM SHEET

This summary term sheet highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the mergers fully, and for a more complete description of the legal terms of the mergers, you should read this entire proxy statement, the annexes attached to this proxy statement and the documents referred to in this proxy statement. We have included section references to direct you to a more complete description of the topics presented in this summary term sheet.

Unless the context otherwise requires: (1) “Fidelity BancShares” refers to Fidelity BancShares (N.C.), Inc., a Delaware corporation with its home office located in Fuquay-Varina, North Carolina; (2) “Fidelity Bank” refers to The Fidelity Bank, a North Carolina state-chartered nonmember bank and the wholly owned subsidiary of Fidelity BancShares; (3) “Merger Subsidiary” refers to TFB Merger Subsidiary, Inc., a North Carolina corporation and wholly owned subsidiary of Fidelity Bank; (4)“Affinity Bancshares” “the Company,” “we,” “our,” and “us,” refer to Affinity Bancshares, Inc., a Maryland corporation and registered bank holding company, and its subsidiaries, including Affinity Bank, National Association; and (5) “Affinity Bank” refers to Affinity Bank, National Association, a national bank with its home office located in Covington, Georgia and a wholly-owned subsidiary of Affinity Bancshares.

The Mergers (Page 23)

Under the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of March 30, 2026, or the merger agreement, by and among the Company, Affinity Bank, Fidelity BancShares, Fidelity Bank and Merger Subsidiary, (i) Merger Subsidiary will merge with and into the Company with the Company as the surviving entity, (ii) the Company will merge with and into Fidelity Bank with Fidelity Bank as the surviving entity, and (iii) Affinity Bank will merge with and into Fidelity Bank with Fidelity Bank as the surviving entity, which series of transactions are collectively referred to herein as the mergers. The parties currently expect to complete the mergers in the third quarter of 2026, subject to satisfaction of the conditions described under “Proposal 1 — The Merger Proposal — Terms of the Merger Agreement — Conditions to the Mergers.”

Merger Consideration (Page 24)

Each Company stockholder will be entitled to receive $23.00 per share of Company common stock outstanding as of closing, subject to downward adjustment to the extent the Company’s adjusted stockholders’ equity prior to the consummation of the mergers, as calculated under the merger agreement, is below the Company’s adjusted stockholders’ equity as of February 28, 2026. For further information, see “Proposal 1 — The Merger Proposal — Merger Consideration.”

Recommendation of the Company’s Board of Directors (Page 41)

The Company’s board of directors has determined that the merger agreement and the mergers are fair to and in the best interests of the Company and its stockholders after careful consideration of various factors described in “Proposal 1 — The Merger Proposal — Recommendation of the Board of Directors.” The Company’s board of directors unanimously recommends that you vote “FOR” the merger proposal; “FOR” the executive compensation proposal; and “FOR” the adjournment proposal.

Opinion of Financial Advisor (Page 32)

Performance Trust Capital Partners, LLC, or Performance Trust, delivered its opinion to the Company’s board of directors that, as of March 30, 2026, and based upon and subject to the factors and assumptions set forth therein, the merger consideration is fair, from a financial point of view, to the Company’s stockholders.

The full text of the written opinion of Performance Trust, dated March 30, 2026, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. Performance Trust provided its opinion for the information and assistance of the Company’s board of directors in connection with its evaluation of the merger agreement, including the price of the mergers. The Performance Trust opinion is not a recommendation as to how any holder of Company common stock should vote with respect to the mergers or any other matter.

Interests of the Company’s Directors and Executive Officers in the Mergers (Page 42)

As discussed in “Proposal 1 — The Merger Proposal — Interests of Directors and Executive Officers in the Mergers,” the interests of the Company’s directors and executive officers in the mergers include, among others: (a) accelerated vesting of stock options and restricted stock awards under the Company’s stock incentive plans, including the right to receive cash payments with respect to such awards in connection with the mergers; (b) entitlement to indemnification and liability insurance coverage under the merger agreement for a period of six years after the closing of the mergers; (c) the receipt of cash payments by executive officers in connection with the termination of their employment agreements; (d) potential accelerated payment of benefits under a supplemental executive retirement plan, or SERP; and (e) the right to receive an accelerated distribution of shares under the Company’s Employee Stock Ownership Plan, allowing for potentially favorable tax treatment related to the distribution.

Consummation of the mergers will constitute a “Change in Control” under (a) the Company’s equity incentive plans, (b) the employment agreements with the Company’s executive officers, and (c) the SERP. All unvested stock options and restricted stock awards will become fully vested upon completion of the mergers. Company equity awards as discussed in “Proposal 1 — The Merger Proposal — Treatment of Equity Awards.”

QUESTIONS AND ANSWERS

The following are answers to some questions that stockholders of the Company may have regarding the special meeting of the stockholders of the Company, which we refer to as the special meeting, the proposed transaction between Fidelity BancShares, the Company, and Affinity Bank and the other proposals being considered at the special meeting. We urge you to carefully read this entire proxy statement, including the Annexes, and the documents incorporated by reference into this proxy statement, because the information in this section does not provide all the information that might be important to you.

Q:	What am I being asked to vote on at the special meeting?

A:	At the special meeting, stockholders of the Company will be asked to consider and vote upon the following proposals:

Proposal 1 — The Merger Proposal. To approve the transactions contemplated by the merger agreement, pursuant to which (i) Merger Subsidiary will merge with and into the Company, (ii) the Company will merge with and into Fidelity Bank, and (iii) Affinity Bank will merge with and into Fidelity Bank, which series of transactions are referred to herein as the mergers, and which proposal is referred to herein as the merger proposal (a copy of the merger agreement is attached hereto as Annex A);

Proposal 2 — The Executive Compensation Proposal. To approve, on an advisory (non-binding) basis, compensation that may be paid or become payable to certain executive officers of the Company in connection with the mergers, which proposal is referred to herein as the executive compensation proposal; and

Proposal 3 — The Adjournment Proposal. To adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger proposal, which proposal is referred to herein as the adjournment proposal.

As of the date of this proxy statement, the Company’s board of directors is not aware of any matters, other than those stated above, that will be brought before the special meeting.

Q:	Why am I receiving this proxy statement?

A:

The Company’s board of directors is sending these materials to holders of record of shares of common stock of the Company as of [record date] to solicit their vote and help them decide how to vote their shares of Company common stock with respect to the merger proposal, the executive compensation proposal, and other matters to be considered at the special meeting, including the adjournment proposal, if necessary. Information about the special meeting and the proposals to be considered by stockholders at the special meeting is contained in this document. The Company’s board of directors is soliciting proxies to be voted at the special meeting. This proxy statement summarizes the information that you need to know to vote by proxy or by attending the special meeting by means of remote communication only. Your vote is important. We encourage you to submit your proxy as soon as possible.

Q:	What will happen in the mergers?

A:

Under the terms of the merger agreement, (i) Merger Subsidiary will merge with and into the Company with the Company as the surviving entity, (ii) the Company will merge with and into Fidelity Bank with Fidelity Bank as the surviving entity, and (iii) Affinity Bank will merge with and into Fidelity Bank with Fidelity Bank as the surviving entity. As a result, the separate corporate existences of the Company and Affinity Bank will each cease to exist.

All unvested stock options and restricted stock awards will become fully vested upon completion of the mergers. In addition, the Company’s employment agreements will be terminated and paid out, and

Affinity Bank may terminate and pay out the supplemental executive retirement plan with an executive officer prior to closing.

Q:	What is the consideration for the mergers?

A:

Under the terms of the merger agreement, Fidelity BancShares will pay $23.00 per share of Company common stock outstanding as of the closing date, subject to downward adjustment based on the Company’s adjusted stockholders’ equity immediately prior to consummation of the mergers relative to the same value as of February 28, 2026. For further information regarding the consideration to be received as a result of the mergers, see “Proposal 1 — The Merger Proposal — Merger Consideration” beginning on page 24.

Q:	I am a stockholder of the Company. Should I send in my stock certificate(s) now?

A:

No. If the mergers are approved, as soon as practicable after the closing date of the mergers, you will receive a letter of transmittal describing how you may exchange your stock certificate(s) or book-entry shares of Company common stock for the merger consideration. If your shares of Company common stock are held in “street name” through a bank, broker or other holder of record, you should contact the record holder of your shares for instructions as to how to effect the surrender of your “street name” shares of Company common stock in exchange for the merger consideration. Please do not return your stock certificate(s) with your proxy card.

Q:	What will happen to outstanding options to purchase shares of Company common stock in the mergers?

A:

As of the record date, there were [outstanding options] outstanding options to purchase shares of Company common stock with a weighted average exercise price of $[exercise price] per share. If the mergers are completed, under the terms of the Company’s stock incentive plans, each option to purchase shares of Company common stock that is outstanding and unexercised on the third business day immediately before the effective time of the mergers will automatically become fully vested and exercisable to the full extent of the original grant. Holders of vested options may choose to exercise their options at any time before the third business day preceding the consummation of the mergers, or will receive the merger consideration less the exercise price of such option. For further information, see “Proposal 1 — The Merger Proposal — Treatment of Stock Options” beginning on page 24.

Q:	What will happen to shares of restricted stock in the mergers?

A:

As of the record date, there were [restricted stock] shares of unvested restricted stock outstanding. If the mergers are completed, under the terms of the Company’s stock incentive plans, each share of restricted stock that is outstanding immediately before the effective time of the mergers will fully vest and automatically become an unrestricted share of Company common stock, the holders of which will be entitled to receive the merger consideration, less any required deductions or withholdings. For further information, see “Proposal 1 — The Merger Proposal — Treatment of Restricted Stock” beginning on page 25.

Q:	What are the U.S. federal income tax consequences of the mergers to stockholders of the Company?

A:

We expect that the mergers will be treated, for federal income tax purposes, as a taxable event. Generally, stockholders would recognize capital gain or loss in connection with the receipt of the merger consideration. For further information, see “Material U.S. Federal Income Tax Consequences” beginning on page 57.

Q:	How does the Company’s board of directors recommend that I vote at the special meeting?

A:	The Company’s board of directors unanimously recommends that you vote “FOR” the merger proposal; “FOR” the executive compensation proposal; and “FOR” the adjournment proposal.

Q:	When and where will the special meeting be held?

A:	The special meeting will be held by means of remote communication only on [meeting date], at [meeting time], Eastern time.

Q:	What constitutes a quorum for the special meeting?

A:

Holders representing a majority of the shares of Company common stock entitled to be cast at the special meeting must be present, virtually, or represented by proxy, to constitute a quorum. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.

Q:	What is the vote required to approve each proposal?

A:	The vote requirement for each proposal is as follows:

Proposal 1 — The Merger Proposal. Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the proposal.

Proposal 2 — The Executive Compensation Proposal. Approval of the advisory (non-binding) executive compensation proposal requires the affirmative vote of a majority of the votes cast on the proposal.

Proposal 3 — The Adjournment Proposal. Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the proposal.

Q:	Why is my vote important?

A:

If you do not submit a proxy or vote by attending the special meeting virtually, it may be more difficult for the Company to obtain the necessary quorum to hold the special meeting. In addition, your failure to submit a proxy or vote by attending the special meeting virtually, your failure to instruct your bank or broker how to vote, or your abstention will have the same effect as a vote against approval of the merger proposal. The merger proposal must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote at the special meeting before we may complete the mergers. The Company’s board of directors unanimously recommends that you vote:

•	“FOR” the merger proposal;

•	“FOR” the executive compensation proposal; and

•	“FOR” the adjournment proposal.

Q:	How many votes do I have?

A:

Stockholders of the Company are entitled to one vote on each proposal to be considered at the special meeting for each share of Company common stock owned as of the close of business on [record date], which is the record date for the special meeting.

Q:	How do I vote?

A:	If you are a stockholder of record, you may vote your shares of Company common stock on the matters to be presented at the special meeting in any of the following ways:

•	by completing, signing, dating and returning the enclosed proxy card in the accompanying postage pre-paid return envelope;

•	by attending the special meeting virtually and casting your vote during the live webcast of the special meeting;

•	by telephone; or

•

by voting electronically, as follows: (i) have your proxy card in hand; and (ii) if you are a registered holder, log on to the internet and visit www.proxyvote.com by 11:59 p.m. Eastern time on [internet voting deadline] and follow the instructions provided, or if you hold your shares in street name, log on to the website provided on the voting instruction card and follow the instructions provided.

Q:	What is the difference between a stockholder of record and a beneficial or “street name” holder?

A:

If your shares of the Company’s common stock are registered directly in your name, whether you have a stock certificate or hold the shares in book-entry form, you are considered the stockholder of record with respect to those shares of stock. If your shares are held through a stock brokerage account or a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” The “record holder” of such shares is your broker, bank or other nominee, and not you. If this is the case, this proxy statement has been forwarded to you by your broker, bank or other nominee. As the beneficial holder, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.

Q:	If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee automatically vote my shares for me on all proposals at the special meeting?

A:

No. Your broker, bank or other nominee cannot vote your shares on any of the proposals at the special meeting without instructions from you. You should instruct your broker, bank or other nominee how to vote your shares in accordance with the instructions they provide to you.

Please note that you may not vote shares held in street name by returning a proxy card or by voting by attending the special meeting virtually unless you first obtain a “legal proxy” from your broker, bank or other nominee.

Q:	How are broker non-votes and abstentions treated?

A:

Brokers, as holders of record, are permitted to vote on certain routine matters, but not on non-routine matters. A broker non-vote occurs when a broker or nominee holding shares for a beneficial holder does not vote on a particular proposal because the broker or nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial holder. All of the proposals to be considered at the special meeting are non-routine matters, and a broker or nominee does not have discretionary voting power with respect to any of the proposals. As a result, if you, as the beneficial holder of shares of the Company’s common stock, provide voting instructions to your broker, bank or other nominee with respect to one proposal but no instruction with respect to any other proposal, a broker non-vote will result with respect to the proposal(s) for which you do not provide voting instructions.

Abstentions and shares held of record by a broker, bank or other nominee that are voted on any matter are included in determining whether a quorum exists. Because the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock, abstentions and broker non-votes will have the same effect of a vote “AGAINST” that proposal. Approval of the executive compensation proposal and the adjournment proposal each require the affirmative vote of a majority of the votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the vote on the executive compensation proposal or the adjournment proposal.

Q:	What if I sell or otherwise transfer my shares after the record date but before the special meeting?

A:

The record date for stockholders entitled to vote at the special meeting is earlier than the date of the special meeting and the expected closing date of the mergers. If you transfer your shares of Company common stock after [record date], the record date for the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the transferee of your shares.

Q:	How will my shares of common stock held in the Employee Stock Ownership Plan be voted?

A:

We maintain the Affinity Bank Employee Stock Ownership Plan, or ESOP, for the benefit of our employees. Each participating employee may instruct the trustee how to vote the shares of Company common stock allocated to his or her account under the ESOP by completing the voting instruction form distributed by the ESOP administrator. If a participant properly executes the voting instruction form, the administrator will instruct the trustee to vote the participant’s shares in accordance with the participant’s instructions, so long as such vote is solely in the interest of participants and beneficiaries and in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended. Allocated shares for which proper voting instructions are not received shall be voted by the trustee in the manner directed by the administrator.

Q:	What will happen if I return my proxy card without indicating how to vote?

A:

If you sign, date and return your proxy card without indicating how to vote on any particular proposal, the shares of Company common stock represented by your proxy will be voted as recommended by the Company’s board of directors with respect to such proposals. The Company’s board of directors unanimously recommends that stockholders vote “FOR” each of the proposals to be considered at the special meeting.

Q:	Can I attend the special meeting and vote my shares in person?

A:	No. The special meeting will be held virtually, and you will have no ability to attend in person.

Q:	Can I attend the special meeting virtually and vote my shares?

A:

Yes. All stockholders of the Company as of the record date, including stockholders of record and stockholders who hold their shares through brokers, banks or other nominees or any other holder of record, are invited to attend the special meeting virtually by means of remote communication. To attend the special meeting online, please visit [website]. To participate in the virtual special meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. You may register for the meeting as early as [meeting time], Eastern time, on [registration date].

Q:	Can I change my vote?

A:

Yes. If you are a holder of record of Company common stock, you may revoke your proxy at any time before the special meeting by delivering a written notice of revocation to the Corporate Secretary, which must be received before your shares have been voted at the special meeting, by submitting a later-dated proxy through any of the methods available to you, or by attending the special meeting virtually and casting your vote during the live webcast of the special meeting. Your attendance at the special meeting will not constitute automatic revocation of the proxy unless you deliver your ballot virtually at the special meeting or deliver a written revocation to the Company prior to the voting of such proxy. If you hold your shares in “street name” through a broker, bank or other nominee, you should contact your broker, bank or other nominee to revoke your proxy. Written notice of revocation should be mailed to: Affinity Bancshares, Inc. Attn: Corporate Secretary, P.O. Box 1037, Covington, Georgia 30015.

Q:	Have any stockholders already agreed to vote in favor of the mergers?

A:

Yes. Each director of the Company entered into a support agreement with the Company and Fidelity BancShares at the time the merger agreement was initially executed. Under the terms of the support agreement, such directors and executive officers have agreed to vote their shares of Company common stock in favor of the mergers. As of [record date], the record date for the special meeting, these individuals held an aggregate of [insider shares] shares of Company common stock (excluding exercisable stock options), representing [insider %]% of the issued and outstanding shares of Company common stock, which totaled [outstanding shares] as of such date. See “Support Agreement” beginning on page 59 for additional information regarding the support agreement.

Q:	Are stockholders of the Company entitled to exercise dissenters’ rights?

A:	No. Under the Company’s articles of incorporation, stockholders are not entitled to exercise dissenters’ rights.

Q:	When do you expect to complete the mergers?

A:

The Company expects to consummate the mergers in the third quarter of 2026. However, we cannot assure you when or if the mergers will occur. Before the mergers can be consummated, the Company’s stockholders must approve the merger proposal and the parties to the merger agreement must obtain the necessary regulatory approvals with respect to the mergers. For additional information, see “Proposal 1 — The Merger Proposal — Regulatory Approvals Required for the Mergers” beginning on page 46 and “— When the Mergers Are Expected to be Completed” beginning on page 47.

Q:	What happens if the mergers are not completed?

A:

If the mergers are not completed, even if the merger proposal is approved by the stockholders of the Company at the special meeting, holders of Company common stock will not receive any consideration for their shares of Company common stock that otherwise would have been received in connection with the mergers. Instead, the Company will continue to operate and remain an independent public company and Affinity Bank will continue to operate and remain an independent bank and a wholly-owned subsidiary of the Company.

Q:	What do I need to do now?

A:

After you have carefully read this proxy statement and have decided how you wish to vote your shares, please authorize a proxy to vote your shares by promptly completing and returning the enclosed proxy card so that your shares are represented and voted at the special meeting. Please do not send in your Company stock certificates with your proxy.

Q:	Will a proxy solicitor be used?

A:

Yes. The Company has engaged Laurel Hill Advisory Group, LLC, or Laurel Hill, to assist in the solicitation of proxies for the special meeting, and the Company will pay Laurel Hill $7,500 plus related fees for any additional services and reasonable out-of-pocket expenses. The Company has also agreed to indemnify Laurel Hill against certain losses. In addition, Company officers and employees may also solicit proxies by mail, telephone, facsimile, electronic mail or in person, but no additional compensation will be paid to them.

Q:	Whom should I call with questions?

A:

If you have any questions concerning the mergers or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Company common stock, please call Laurel Hill, the proxy solicitor for the Company, toll-free at (888) 742-1305. Banks and brokers can call

(516) 933-3100. If your Company common stock is held in “street name” through your bank, broker, or other holder of record, please also contact your bank, broker or other holder of record for additional information.

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, including the more detailed information contained elsewhere in this proxy statement, its annexes and the documents incorporated by reference into or otherwise referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in “Where You Can Find More Information.”

Parties to the Mergers (Page 23)

Affinity Bancshares, Inc., a Maryland corporation that was incorporated in 2020, is the successor corporation to Community First Bancshares, Inc., a federal corporation, as a result of the completion of the second-step mutual-to-stock conversion of the former Community First Bancshares, MHC, the former top tier mutual holding company of Community First Bancshares, Inc. As of March 31, 2026, the Company had total consolidated assets of $924.7 million, total gross loans of $751.8 million, total deposits of $734.3 million, and stockholders’ equity of $129.5 million.

Affinity Bank, National Association is a national bank headquartered in Covington, Georgia. Affinity Bank changed its name from Newton Federal Bank in connection with the second-step mutual-to-stock conversion of the former Community First Bancshares, MHC. Newton Federal Bank was originally chartered in 1928 as a Georgia-chartered mutual building and loan association under the name Newton County Building and Loan Association, and continues to operate under the name “Newton Federal Bank, a Division of Affinity Bank” in Newton Federal Bank’s legacy market area. Affinity Bank converted to a national bank charter in September 2023.

Affinity Bank’s business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in commercial real estate loans, commercial and industrial loans and residential real estate loans and, to a lesser extent, construction and land loans and consumer loans. Affinity Bank also invests in securities, which have historically consisted primarily of mortgage-backed securities and obligations issued by U.S. government sponsored enterprises and Federal Home Loan Bank stock. Affinity Bank offers a variety of deposit accounts, including checking accounts, savings accounts and certificate of deposit accounts. In addition, Affinity Bank gathers deposits nationwide through its virtual bank, FitnessBank, which accepts deposits and provides higher interest rates based on customers meeting certain fitness goals. Affinity Bank has also used Federal Home Loan Bank borrowings to fund its operations. Affinity Bank is subject to comprehensive regulation and examination by the Office of the Comptroller of the Currency, or OCC.

Fidelity BancShares (N.C.), Inc. is a Delaware corporation that was incorporated in 1988. As of March 31, 2026, Fidelity BancShares had total consolidated assets of $[●] million, total gross loans of $[●] million, total deposits of $[●] million, and stockholders’ equity of $[●] million.

The Fidelity Bank is a North Carolina state-chartered bank headquartered in Fuquay-Varina, North Carolina. Fidelity Bank was originally chartered in 1909 under the name Bank of Fuquay before it was changed to The Fidelity Bank in 1970.

TFB Merger Subsidiary, Inc. is a North Carolina corporation that was incorporated in 2026. It has been incorporated solely to facilitate the mergers.

The Special Meeting (Page 18)

Date, Time and Place of the Special Meeting. The special meeting will be held on [meeting date], at [meeting time], Eastern time. The special meeting will be a virtual meeting held by remote communications only.

Record Date. The Company’s board of directors has fixed the close of business on [record date] as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting. As of the close of business on the record date, there were [outstanding shares] shares of Company common stock outstanding and entitled to vote held by approximately [●] holders of record. You will have one vote on each matter properly coming before the special meeting for each share of Company common stock that you owned on the record date.

Quorum. The presence at the virtual special meeting or by proxy of the holders of record of a majority of the outstanding voting shares of the Company entitled to be cast as of the record date is necessary to constitute a quorum at the special meeting. All shares of Company common stock present at the virtual special meeting or represented by proxy, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the special meeting. If a beneficial owner of Company common stock held by a broker in “street name” does not give voting instructions to the broker, then those shares will not be counted as present at the virtual special meeting or by proxy at the special meeting.

Vote Required

•

Proposal 1 — The Merger Proposal. Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the proposal.

•	Proposal 2 — The Executive Compensation Proposal. Approval of the advisory (non-binding) executive compensation proposal requires the affirmative vote of a majority of the votes cast on the proposal.

•	Proposal 3 — The Adjournment Proposal. Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the proposal.

Voting, Proxies and Revocation

Stockholders of record entitled to vote at the special meeting may submit a proxy by telephone, over the internet or by returning the enclosed proxy card in the enclosed postage-paid return envelope, or may vote by attending the special meeting virtually. Stockholders entitled to vote at the special meeting that hold shares in “street name” through a bank, broker or other holder of record may submit a proxy by following the voting instructions provided by such record holder.

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, dated, duly returned and not revoked proxy, the proxy will be voted in accordance with the unanimous recommendations of the Company’s board of directors, which, as of the date of this proxy statement, are “FOR” the merger proposal, “FOR” the executive compensation proposal, and “FOR” the adjournment proposal.

If you are a stockholder of record of Company common stock, you have the right to revoke a proxy, whether delivered over the internet, by telephone or by mail, at any time before it is exercised. Proxies may be revoked by submitting a later-dated proxy through any of the methods available to you, by given written notice of revocation to the Company’s Corporate Secretary, which must be received by the Corporate Secretary before your shares are voted at the special meeting, or by attending the special meeting and voting virtually. Attending the special meeting alone, without voting at the special meeting, will not be sufficient to revoke your proxy. Written notice of revocation should be mailed to: Affinity Bancshares, Inc. Attn: Corporate Secretary, P.O. Box 1037, Covington, Georgia 30015.

If you are a “street name” holder of the Company’s common stock, you may change your vote by submitting new voting instructions to your bank, broker or other holder of record. You must contact the record holder of your shares to obtain instructions as to how to change your vote.

The Mergers (Page 23)

Upon the terms and subject to the conditions set forth in the merger agreement, Merger Subsidiary will merge with and into the Company, with the Company as the surviving entity. The Company will then merge with and into Fidelity Bank, with Fidelity Bank as the surviving entity. Finally, Affinity Bank will merge with and into Fidelity Bank, with Fidelity Bank as the surviving entity. Fidelity Bank will remain the wholly owned subsidiary of Fidelity BancShares during and following the mergers, and the Company and Affinity Bank will cease to exist. This series of transactions is collectively referred to herein as the mergers. As a stockholder of the Company, each of your shares of our common stock will automatically be converted into the right to receive $23.00 in cash, which amount is referred to herein as the merger consideration. The merger consideration is subject to downward adjustment to the extent the Company’s adjusted stockholders’ equity prior to the consummation of the mergers, as calculated under the merger agreement, is below the Company’s adjusted stockholders’ equity as of February 28, 2026.

Recommendation of the Company’s Board of Directors (page 41)

After careful consideration of various factors described in “Proposal 1 — The Merger Proposal — Recommendation of the Board of Directors”, the Company’s board of directors has unanimously (a) found that the merger agreement and the transactions contemplated therein are fair to and in the best interests of the Company and its stockholders; (b) approved and adopted the merger agreement and all the transactions contemplated by the merger agreement; and (c) recommended that stockholders of the Company vote to approve the mergers.

The Company’s board of directors unanimously recommends that you vote “FOR” the merger proposal; “FOR” the executive compensation proposal and “FOR” the adjournment proposal.

Opinion of Financial Advisor (page 32)

The Company retained Performance Trust as its financial advisor in connection with the proposed mergers.

At the meeting of the board of directors of the Company on March 30, 2026, Performance Trust rendered its oral opinion, subsequently confirmed in its written opinion dated as of March 30, 2026, to the board of directors of the Company that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the merger consideration to be paid to the Company’s stockholders in the proposed mergers was fair, from a financial point of view, to the Company’s stockholders.

The full text of the written opinion of Performance Trust dated March 30, 2026, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of Performance Trust set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. The Company’s stockholders are urged to read the opinion in its entirety. Performance Trust’s written opinion was addressed to the board of directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed mergers, was directed only to the purchase price in the mergers and did not address any other aspects of the mergers. The opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the proposed mergers or any other matter.

For more information, see “Proposal 1 — The Merger Proposal — Opinion of Financial Advisor.”

Financing of the Mergers (page 46)

The obligations of the parties to complete the mergers are not contingent upon the receipt of any financing.

Interests of the Company’s Directors and Executive Officers in the Mergers (page 42)

The interests of the Company’s directors and executive officers in the mergers that are different from, or in addition to, those of the Company’s stockholders generally are described in the section entitled “Proposal 1 — The Merger Proposal — Interests of Directors and Executive Officers in the Mergers.” The Company’s board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the mergers, and in recommending that the merger agreement be approved by the Company’s stockholders. Examples of such interests include, among others: (a) accelerated vesting of stock options and restricted stock awards under the Company’s stock incentive plans, including the right to receive cash payments with respect to such awards in connection with the mergers; (b) entitlement to indemnification and liability insurance coverage under the merger agreement for a period of six years after the closing of the mergers; (c) the receipt of cash payments by executive officers in connection with the termination of their employment agreements; (d) potential accelerated payment of benefits under a supplemental executive retirement plan, or SERP; and (e) the right to receive an accelerated distribution of shares under the Company’s Employee Stock Ownership Plan, allowing for potentially favorable tax treatment related to the distribution.

Consummation of the mergers will constitute a “Change in Control” under (a) the Company’s equity incentive plans, (b) the employment agreements with the Company’s executive officers, and (c) the SERP. All unvested stock options and restricted stock awards will become fully vested upon completion of the mergers. Company equity awards as discussed in “Proposal 1 — The Merger Proposal — Treatment of Equity Awards.”

For more information, see “Proposal 1 — The Merger Proposal — Interests of Directors and Executive Officers in the Mergers.”

Material U.S. Federal Income Tax Consequences of the Mergers (page 57)

A U.S. holder that surrenders Company common stock in exchange for cash pursuant to the mergers would generally recognize gain or loss in an amount equal to the difference between the amount of cash received and such U.S. holder’s adjusted tax basis in its Company common stock. This gain or loss generally would be capital gain or loss, and long-term capital gain or loss if, as of the effective date of the mergers, the U.S. holder’s holding period with respect to Company common stock exceeds one year. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations.

Regulatory Approvals Required for the Mergers (page 46)

The consummation of the mergers contemplated by the merger agreement and the mergers are subject to the approval or waiver of an application requirement, consent, notice, or non-objection to or from the Federal Deposit Insurance Corporation, (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the North Carolina Commissioner of Banks, and the Office of the Comptroller of the Currency (the “OCC”). Subject to the terms and conditions of the merger agreement, the parties have agreed to cooperate and use their best reasonable efforts to prepare and file as promptly as practicable all necessary documentation and to obtain as promptly as practicable all regulatory approvals necessary or advisable to consummate the mergers and the transactions contemplated therein.

The Merger Agreement (page 23)

Merger Consideration

As consideration for the mergers, stockholders of the Company will be eligible to receive $23.00 in cash for each share of Company common stock, which amount is referred to herein as the merger consideration. The merger consideration is subject to downward adjustment to the extent the Company’s adjusted stockholders’ equity prior to the consummation of the mergers, as calculated under the merger agreement, is below the Company’s adjusted stockholders’ equity as of February 28, 2026.

Treatment of Restricted Stock

If the mergers are completed, under the terms of the Company’s stock incentive plans, each share of restricted stock that is outstanding immediately before the effective time of the mergers will automatically become an unrestricted share of Company common stock. All holders of such shares will receive the merger consideration, less any required deductions or withholdings.

Treatment of Stock Options

If the mergers are completed, under the terms of the Company’s stock incentive plans, each option to purchase shares of Company common stock that is outstanding and unexercised on the third business day immediately before the effective time of the mergers will automatically become fully vested and exercisable to the full extent of the original grant. Holders of such options will receive the merger consideration less the exercise price of such option. Holders of vested options may choose to exercise their options at any time before the third business day before consummation of the mergers.

Non-Solicitation of Acquisition Proposals

The merger agreement provides that the Company and Affinity Bank, and their officers, directors, agents, advisors and affiliates, will not solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to an “acquisition proposal,” defined as a merger, reorganization, share exchange, consolidation, business combination, recapitalization, joint venture, partnership, dissolution, liquidation or similar transaction involving Affinity Bank or the Company, any purchase of any equity interest in an amount equal to or greater than a 25% voting or economic interest in either the Company or Affinity Bank, or any purchase of assets, securities or ownership interests equal to or greater than 25% of the consolidated assets of the Company or Affinity Bank, other than with respect to the transactions contemplated by the merger agreement.

Notwithstanding these restrictions, the Company may provide information to, and may engage in negotiations or discussions with, a person with respect to an unsolicited acquisition proposal to the extent that the Company’s board of directors, after consulting with and considering the advice of its outside legal counsel and financial advisor, determines in good faith that the acquisition proposal constitutes or is reasonably likely to lead to a “superior proposal” (defined below), and the board of directors further determines in good faith, and after consultation with its outside legal counsel, that its failure to provide information or to engage in any such negotiations or discussions could be inconsistent with the duties of directors under Maryland law. In such circumstance, the Company must advise Fidelity Bank promptly following the receipt by the Company of any such proposal and the substance thereof, and advise Fidelity Bank promptly of any developments with respect to such proposal.

A “superior proposal” is defined as an unsolicited, bona fide, written offer made by a third party to consummate an acquisition proposal that the board of directors determines, in good faith, after consulting with its outside legal counsel and its financial adviser, would, if consummated, result in a transaction that is more favorable to the Company’s stockholders than the holding company merger from a financial standpoint.

No Change in Board Recommendation

The Company’s board of directors has agreed to recommend to stockholders the approval of the merger agreement and the transactions contemplated therein unless, after having consulted with and considered the advice of outside legal counsel and its financial adviser, it determines in good faith that to do so would be inconsistent with the fiduciary duties of directors under Maryland law.

Conditions to the Mergers

The respective obligations of Fidelity BancShares, Fidelity Bank, and Merger Subsidiary, and the Company and Affinity Bank, to effect the mergers are subject to the satisfaction or waiver of certain customary conditions contained in the merger agreement, including compliance with obligations under the merger agreement (subject to customary materiality qualifiers), the accuracy of the representations and warranties (subject to customary materiality qualifiers), the receipt of all required regulatory approvals (including the absence of unduly conditions), the absence of any legal prohibitions and approval of the merger agreement and the transactions contemplated therein by the Company’s stockholders.

Neither the Company nor Affinity Bank can be certain of when, or if, the conditions to the mergers will be satisfied or waived, or that the mergers will be consummated.

Termination

The merger agreement may be terminated and the mergers may be abandoned at any time before the effective time of the mergers, whether before or after the adoption of the merger agreement by the Company’s stockholders, under the following circumstances:

•	by mutual written consent of the Company and Fidelity Bank;

•	if the mergers have not become effective on or before January 31, 2027;

•	if the Company’s stockholders do not vote to approve the merger proposal;

•

a material breach of representations, warranties, covenants or other obligations under the merger agreement, to the extent that certain closing conditions cannot be satisfied and are not cured within 20 days following written notice by its nature or timing cannot be cured within such time period;

•	by Fidelity BancShares and Fidelity Bank if the Company has experienced an “Affinity Adverse Change,” as defined in the merger agreement;

•

by Fidelity BancShares and Fidelity Bank if the Company’s board of directors (i) does not distribute a proxy statement to stockholders recommending that stockholders vote for approval of the merger proposal, or (ii) withdraws, qualifies or revises that recommendation in any material respect, and/or (iii) the board of directors elects to not submit the merger proposal to a vote of the Company’s stockholders; or

•	by the Company to accept a “superior proposal” (as defined below).

A “superior proposal” means an unsolicited, bona fide, written offer made by a third party to consummate an acquisition proposal that the board of directors determines, in good faith, after consulting with its outside legal counsel and its financial adviser, would, if consummated, result in a transaction that is more favorable to the Company’s stockholders than the holding company merger from a financial standpoint.

Termination Fees

The Company must pay a cash termination fee in the amount of $5.5 million if it terminates the merger agreement because it has entered into another acquisition agreement with a third party in response to a superior proposal, or if it enters into an acquisition agreement with a third party within 12 months following the termination of the merger agreement under certain circumstances. In addition, each party must reimburse the other party for expenses up to $1.0 million if the merger agreement is terminated under certain circumstances where the non-terminating party has failed to comply with certain obligations under the merger agreement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to be protected by the safe harbor provided therein.

We generally identify forward-looking statements, particularly those statements regarding the benefits of the merger agreement, proposed mergers, the anticipated timing of the mergers and the business of each company, by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “projects,” “strategy,” “future,” “opportunity,” “will likely result” or the negative version of those words or other comparable words. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this proxy statement, including, but not limited to:

•	the risk that the mergers may not be consummated in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock;

•	the risk that required regulatory approvals of the mergers may not be obtained, or that the regulatory approvals are obtained subject to unanticipated adverse conditions;

•	the risk that the Company’s stockholders may not approve the merger proposal;

•	the risk that the parties to the merger agreement may not satisfy other conditions to the consummation of the mergers or fail to meet expectations regarding the timing and consummation of the mergers;

•	the risk that Fidelity Bank does not have the cash to pay the purchase price;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•

the consummation of the mergers and the other transactions contemplated by the merger agreement on terms different than those expected, including as a result of a modification of the merger agreement by all parties or as a result of a waiver by one or more parties to the merger agreement of any of the covenants or conditions in the merger agreement;

•

an adjustment to the merger consideration if the Company’s adjusted stockholders’ equity immediately prior to consummation of the mergers is less than the Company’s adjusted stockholders’ equity as of February 28, 2026;

•	the effect of the announcement or pendency of the mergers on the Company’s business relationships, operations, results, employees and business generally;

•	the risk that the proposed mergers disrupts current plans and operations of the Company and potential difficulties in the Company’s employee retention as a result of the mergers;

•	risks related to diverting management’s attention from the Company’s ongoing business operations;

•	the outcome of legal proceedings that may be instituted against the Company related to the merger agreement or the mergers;

•	the amount of unexpected costs, fees, expenses and other charges related to the mergers;

•	changes in general business, industry or economic conditions or competition;

•

changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial institution holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise;

•	adverse changes or conditions in the capital and financial markets;

•	changes in market interest rates or credit availability;

•	the adequacy of loan loss reserves and changes in loan default and charge-off rates;

•	increased competition and its effect on pricing, spending, third-party relationships and revenues;

•	unanticipated regulatory or judicial proceedings and liabilities and other costs;

•	changes in the cost of funds, demand for loan products or demand for financial services; and

•	other economic, competitive, governmental or technological factors affecting operations, markets, products, services and prices.

For additional factors that could materially affect our financial results and our business generally, please refer to the Company’s filings with the SEC, including but not limited to, the factors, uncertainties and risks described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, and the other reports filed by the Company with the SEC and incorporated by reference. See “Where You Can Find More Information.” The Company undertakes no obligation to revise these statements following the date of this communication, except as required by law.

THE SPECIAL MEETING OF STOCKHOLDERS

This proxy statement is being provided to the holders of Affinity Bancshares, Inc. common stock as part of a solicitation of proxies by the Company’s board of directors for use at the special meeting of stockholders of the Company to be held virtually at the time specified below. This proxy statement provides the holders of Company common stock with information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

General

The Company is furnishing this proxy statement to the record holders of the Company’s common stock as of [record date], which we refer to as the record date, for use at the special meeting of the stockholders of the Company, referred to herein as the special meeting.

Date, Time and Place

The special meeting will be held virtually on [meeting date], at [meeting time], Eastern time, by means of remote communications only.

Attending the Special Meeting

If you are a stockholder of record as of the record date, you may attend the meeting online by visiting https://www.cstproxy.com/affinitybancshares/sm2026. To participate in the virtual special meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. You may register for the meeting as early as [meeting time], Eastern time, on [registration date].

Proposals and Business of the Special Meeting

At the special meeting, the Company’s stockholders will be asked to consider and vote on the following proposals:

Proposal 1 — The Merger Proposal — a proposal to approve the transactions contemplated by the Agreement and Plan of Merger, dated as of March 30, 2026, or the merger agreement, by and among the Company, Affinity Bank, Fidelity BancShares, Fidelity Bank and Merger Subsidiary, pursuant to which (i) Merger Subsidiary will merge with and into the Company, (ii) the Company will merge with and into Fidelity Bank, and (iii) Affinity Bank will merge with and into Fidelity Bank, which series of transactions are collectively referred to herein as the mergers, and which proposal is referred to herein as the merger proposal.

Proposal 2 — The Executive Compensation Proposal — a proposal to approve, on an advisory (non-binding) basis, compensation that may be paid or become payable to certain executive officers of the Company in connection with the mergers, which we refer to herein as the executive compensation proposal.

Proposal 3 — The Adjournment Proposal — a proposal to adjourn or postpone the special meeting of the stockholders of the Company to a later date or dates if the board of directors of the Company determines such an adjournment or postponement is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger proposal, which we refer to herein as the adjournment proposal.

We are not aware of any other matters to be voted upon at the special meeting, other than procedural matters. We intend to conduct any business that properly comes before the special meeting.

Proposal 1 — The Merger Proposal

The Company is asking its stockholders to approve the merger agreement pursuant to which the mergers will be effected. Upon the terms and subject to the conditions set forth in the merger agreement, Merger

Subsidiary will merge with and into the Company with the Company as the surviving entity; the Company will then merge with and into Fidelity Bank with Fidelity Bank as the surviving entity; and Affinity Bank will merge with and into Fidelity Bank with Fidelity Bank as the surviving entity. Fidelity Bank will remain the wholly owned subsidiary of Fidelity BancShares, and the Company and Affinity Bank will cease to exist. This series of transactions is collectively referred to herein as the mergers.

As a stockholder of the Company, each of your shares of our common stock will automatically be converted into the right to receive $23.00 in cash, which amount is referred to herein as the merger consideration. The merger consideration is subject to downward adjustment to the extent the Company’s adjusted stockholders’ equity prior to the consummation of the mergers, as calculated under the merger agreement, is below the Company’s adjusted stockholders’ equity as of February 28, 2026.

For a detailed discussion of the mergers, including the terms and conditions of the merger agreement, see “Proposal 1 — The Merger Proposal” beginning on page 23 and “— Terms of the Merger Agreement” beginning on page 47. In addition, the Company’s stockholders are directed to the merger agreement, a copy of which is attached as Annex A to this proxy statement and incorporated in this proxy statement by reference.

Proposal 2 — The Executive Compensation Proposal

The Company is seeking stockholder approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to certain executive officers of the Company in connection with the mergers. The arrangements under which such compensation would be paid were disclosed to Fidelity BancShares in connection with the negotiation of the mergers, and, pursuant to the merger agreement, the payment or nonpayment of these amounts will not affect the merger consideration.

Proposal 3 — The Adjournment Proposal

The Company is seeking stockholder approval to adjourn or postpone the special meeting to a later date or dates if the board of directors of the Company determinates such an adjournment or postponement is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If this adjournment proposal is approved, the special meeting could be adjourned to any date. If the special meeting is adjourned, stockholders of the Company who have already submitted their proxies will be able to revoke their proxy at any time prior to their use.

Recommendation of the Board of Directors

On March 30, 2026, the Company’s board of directors unanimously determined that the mergers, the merger agreement and the other transactions contemplated by the merger agreement are in the best interests of the Company and its stockholders, and it approved the merger agreement, the mergers, and the other transactions contemplated by the merger agreement.

Accordingly, the Company’s board of directors unanimously recommends that the Company’s stockholders vote as follows:

•	“FOR” the merger proposal;

•	“FOR” the executive compensation proposal; and

•	“FOR” the adjournment proposal.

Holders of Company common stock should read this proxy statement carefully and in its entirety, including the annexes, for more detailed information concerning the special meeting, the merger agreement, the mergers and the other transactions contemplated by the merger agreement.

Record Date; Stockholders Entitled to Vote

The record date for the special meeting is [record date], which we refer to herein as the record date. Only record holders of shares of Company common stock as of the close of business on the record date are entitled to notice of, and to vote at, the special meeting. At the close of business on the record date, [outstanding shares] shares of Company common stock were issued and outstanding and entitled to be voted at the special meeting.

How to Vote

A stockholder of record may vote by completing, signing, dating and returning the enclosed proxy card in the accompanying postage pre-paid return envelope, by attending the special meeting virtually and casting your vote during the live webcast of the special meeting, by telephone, or by voting electronically via the internet.

A stockholder holding the Company’s shares in street name may vote in accordance with the voting instruction form provided by the stockholder’s broker, bank or other nominee.

Quorum

No business may be transacted at the special meeting unless a quorum is present. Holders representing at least a majority of the shares of Company common stock entitled to be cast at the special meeting must be present, virtually, or represented by proxy, to constitute a quorum. All shares of Company common stock represented at the special meeting, including shares that are represented but that vote to abstain and broker non-votes, will be treated as present for purposes of determining the presence or absence of a quorum.

Votes Required for Approvals

The required votes to approve the proposals at the special meeting are as follows:

Proposal 1 — The Merger Proposal — Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote at the special meeting. If you fail to authorize a proxy or to vote virtually at the special meeting, vote to abstain, or fail to instruct your broker, bank or other nominee how to vote on such proposal it will have the same effect as a vote “AGAINST” this proposal.

Proposal 2 — The Executive Compensation Proposal — Approval of the executive compensation proposal requires the affirmative vote of a majority of the votes cast. If you fail to authorize a proxy or vote virtually at the special meeting, or fail to instruct your broker, bank or other nominee how to vote on such proposal, or if you abstain from voting, it will have the no effect on the outcome of this proposal.

Proposal 3 — The Adjournment Proposal — Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast. If you fail to authorize a proxy or vote virtually at the special meeting, or fail to instruct your broker, bank or other nominee how to vote on such proposal, or if you abstain from voting, it will have the no effect on the outcome of this proposal.

Each director of the Company entered into a support agreement with the Company and Fidelity BancShares at the time the merger agreement was initially executed. Under the terms of the support agreement, such directors and executive officers have agreed to vote their shares of Company common stock in favor of the mergers and the other transactions contemplated by the merger agreement. As of [record date], the record date for the special meeting, these individuals held an aggregate of [insider shares] shares of Company common stock (excluding exercisable stock options), representing [insider %]% of the issued and outstanding shares of Company common stock, which totaled [outstanding shares] as of such date. See “Support Agreement” beginning on page 59 for additional information regarding the support agreement.

Voting by Proxy; Incomplete Proxies

If you were a record holder of Company common stock at the close of business on the record date, a proxy card is enclosed for your use. The Company requests that you vote your shares as promptly as possible, over the internet, by telephone or by submitting your properly executed proxy card by mail using the enclosed postage-paid envelope. When you vote your shares using one of the above methods, the shares of Company common stock represented by your proxy will be voted at the special meeting in accordance with the instructions contained in the proxy.

If a record holder returns an executed and dated proxy card without an indication as to how the shares of Company common stock represented by it are to be voted with regard to the proposals, the shares of Company common stock represented by the proxy will be voted in accordance with the recommendation of the Company’s board of directors and, therefore, such shares will be voted “FOR” all proposals. We are not aware of any other matters to be voted upon at the special meeting, other than procedural matters. We intend to conduct any business that properly comes before the special meeting. The proxy holders will vote the shares represented by properly completed proxy cards in accordance with the board’s recommendations on any other matters that may properly come before the special meeting.

Your vote is important. Accordingly, if you were a record holder of Company common stock on the record date, please vote your proxy, over the internet, by phone or by mail, whether or not you plan to attend the special meeting virtually.

Revocability of Proxies and Changes to Stockholder’s Vote

A stockholder entitled to vote at the special meeting may revoke a proxy at any time before the vote on the proposals at the special meeting. If you wish to revoke or change your proxy, then you must take one of the following actions:

•

deliver written notice of revocation to the Secretary of the Company that you have revoked your proxy, which written revocation must be received by the Corporate Secretary before your shares are voted at the special meeting;

•	deliver a signed proxy card bearing a later date than the proxy card that such stockholder desires to revoke;

•	casting a new vote by telephone or via the internet at any time before 11:59 p.m. Eastern time on [internet voting deadline]; or

•	attend the special meeting virtually and cast your vote during the live webcast of the special meeting.

Merely attending the special meeting virtually will not, by itself, revoke your proxy; a stockholder attending the special meeting virtually must cast a vote at the special meeting at the appropriate time in order to revoke a previously delivered and properly completed proxy card. The latest valid vote that the Company receives before the polls close at the special meeting is the vote that will be counted for each stockholder.

Solicitation of Proxies

The Company’s board of directors is soliciting proxies for the special meeting from holders of Company common stock entitled to vote at the special meeting. The cost of solicitation of proxies for the special meeting will be borne by the Company. The Company has retained Laurel Hill to assist in the solicitation of proxies for a fee of $7,500 plus related fees for any additional services and reasonable out-of-pocket expenses. In addition, the Company’s officers and employees may also solicit proxies by mail, telephone, facsimile, electronic mail or in person, but no additional compensation will be paid to them.

Assistance

If you need assistance in completing your proxy card, have questions regarding the special meeting or would like additional copies of this proxy statement, please contact Laurel Hill Advisory Group, LLC at 2 Robbins Lane, Suite 201, Jericho, New York 11753. Banks and brokers can call (516) 933-3100, while all others can call (888) 742-1305, toll-free.

PROPOSAL 1 — THE MERGER PROPOSAL

The following information describes material aspects of the mergers as provided for under the merger agreement. It is not intended to be a complete description of all information relating to the mergers and is qualified in its entirety by reference to the merger agreement, a copy of which is included as Annex A and is incorporated herein by reference. We urge you to read the merger agreement in its entirety. This summary and the copy of the merger agreement attached to this document as Annex A are included solely to provide investors with information regarding the terms of the merger agreement. They are not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates.

Parties to the Mergers

Affinity Bancshares, Inc., a Maryland corporation that was incorporated in 2020, is the successor corporation to Community First Bancshares, Inc., a federal corporation, as a result of the completion of the second-step mutual-to-stock conversion of the former Community First Bancshares, MHC, the former top tier mutual holding company of Community First Bancshares, Inc. As of March 31, 2026, the Company had total consolidated assets of $924.7 million, total gross loans of $751.8 million, total deposits of $734.3 million, and stockholders’ equity of $129.5 million.

Affinity Bank, National Association is a national bank headquartered in Covington, Georgia. Affinity Bank changed its name from Newton Federal Bank in connection with the second-step mutual-to-stock conversion of the former Community First Bancshares, MHC. Newton Federal Bank was originally chartered in 1928 as a Georgia-chartered mutual building and loan association under the name Newton County Building and Loan Association, and continues to operate under the name “Newton Federal Bank, a Division of Affinity Bank” in Newton Federal Bank’s legacy market area. Affinity Bank converted to a national bank charter in September 2023.

Affinity Bank’s business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in commercial real estate loans, commercial and industrial loans and residential real estate loans and, to a lesser extent, construction and land loans and consumer loans. Affinity Bank also invests in securities, which have historically consisted primarily of mortgage-backed securities and obligations issued by U.S. government sponsored enterprises and Federal Home Loan Bank stock. Affinity Bank offers a variety of deposit accounts, including checking accounts, savings accounts and certificate of deposit accounts. In addition, Affinity Bank gathers deposits nationwide through its virtual bank, FitnessBank, which accepts deposits and provides higher interest rates based on customers meeting certain fitness goals. Affinity Bank has also used Federal Home Loan Bank borrowings to fund its operations. Affinity Bank is subject to comprehensive regulation and examination by the Office of the Comptroller of the Currency, or OCC.

Fidelity BancShares (N.C.), Inc. is a Delaware corporation that was incorporated in 1988. As of March 31, 2026, Fidelity BancShares had total consolidated assets of $[●] million, total gross loans of $[●] million, total deposits of $[●] million, and stockholders’ equity of $[●] million.

The Fidelity Bank is a North Carolina state-chartered bank headquartered in Fuquay-Varina, North Carolina. Fidelity Bank was originally chartered in 1909 under the name Bank of Fuquay before it was changed to The Fidelity Bank in 1970.

TFB Merger Subsidiary, Inc. is a North Carolina corporation that was incorporated in 2026. It has been incorporated solely to facilitate the mergers.

The Mergers

Fidelity BancShares, Fidelity Bank, Merger Subsidiary, the Company and Affinity Bank entered into an Agreement and Plan of Merger, dated as of March 30, 2026, which we refer to as the merger agreement. Upon the terms and subject to the conditions set forth in the merger agreement, Merger Subsidiary will merge with and into the Company, with the Company as the surviving entity. The Company will then merge with and into Fidelity Bank, with Fidelity Bank as the surviving entity. Finally, Affinity Bank will merge with and into Fidelity Bank, with Fidelity Bank as the surviving entity. Fidelity Bank will continue as the wholly owned subsidiary of

Fidelity BancShares following the mergers, and the Company and Affinity Bank will cease to exist. This series of transactions is collectively referred to herein as the mergers.

Merger Consideration

Each outstanding share of Company common stock will be converted into the right to receive $23.00 per share, subject to downward adjustment to the extent the Company’s adjusted stockholders’ equity prior to the consummation of the mergers, as calculated under the merger agreement, is below the Company’s adjusted stockholders’ equity as of February 28, 2026.

Adjustment to Merger Consideration

The merger consideration is subject to downward adjustment to the extent the Company’s adjusted stockholders’ equity prior to the consummation of the mergers is below the Company’s adjusted stockholders’ equity as of February 28, 2026.

Adjusted stockholders’ equity is calculated as total stockholders’ equity (A) plus the amount of any one-time cost, fee, obligation, or expense paid or accrued directly or indirectly by the Company in connection with or resulting from the negotiation and preparation of the merger agreement and the consummation of the mergers, including contract termination expenses, the acceleration of accruals due to the mergers, other accounting accruals made by the Company to conform its policies to be consistent with those of Fidelity Bank, change in control and severance payments, legal and financial advisor fees, and similar transaction-related expenses; (B) plus the amount, if any, of accumulated other comprehensive loss; and (C) less the absolute value of any shortfall in the Company’s allowance for credit losses, whichever is greater, when compared to the following: (1) the Company’s allowance for credit losses as of February 28, 2026 and (2) the Company’s allowance for credit losses as a percentage of gross loans as compared to the same percentage as of February 28, 2026.

If adjusted stockholders’ equity at the closing of the mergers is less than adjusted stockholders’ equity as of February 28, 2026, then the merger consideration will be reduced by an amount equal to the shortfall divided by the sum of (A) the number of shares of common stock outstanding and (B) the number of stock options outstanding.

Based upon our adjusted stockholders’ equity and allowance for credit losses as a percentage of gross loans as of April 30, 2026, we believe that there would be no adjustment to the merger consideration had the mergers been consummated in the month following that date.

Treatment of Stock Options

As of the record date, there were [outstanding options] outstanding options to purchase shares of Company common stock with a weighted average exercise price of $[exercise price] per share. If the mergers are completed, under the terms of the Company’s stock incentive plans, each option to purchase shares of Company common stock that is outstanding and unexercised as of the third business day preceding the effective time of the mergers will automatically become fully vested and exercisable to the full extent of the original grant. Additionally, under the terms of the Company’s incentive stock plans, the Company will cause all outstanding and unexercised options as of the effective time of the mergers to be canceled in exchange for the merger consideration minus the exercise price of such option.

Holders of vested options may choose to exercise their options at any time before the third business day preceding consummation of the mergers. The exercise price for the shares of Company common stock to be purchased on the exercise of any option may be paid (1) in cash, (2) by delivery of a number of then-held shares of Company common stock having an aggregate fair market value (as defined in the applicable stock incentive plan) equal to the aggregate exercise price of such shares, or (3) by having the Company withhold a number of shares Company common stock otherwise issuable upon the option exercise having an aggregate fair market value equal to the exercise price of such shares.

Treatment of Restricted Stock

As of the record date, there were [restricted stock] shares of unvested restricted stock outstanding. If the mergers are completed, under the terms of the Company’s stock incentive plans, each share of restricted stock that is outstanding immediately before the effective time of the mergers will automatically vest and become an unrestricted share of Company common stock at the effective time of the mergers. Holders of such shares will receive the merger consideration, less any required deductions or withholdings.

Background of the Mergers

The Company’s and the Bank’s boards of directors and senior management have periodically reviewed and assessed the Company’s strategic alternatives and the business and regulatory environments facing the Company and the Bank. As part of this process, the Company’s board of directors has periodically considered strategic alternatives, and has consulted periodically with representatives of Performance Trust regarding these matters. Performance Trust is a nationally recognized investment banking firm with substantial experience advising financial institutions with respect to mergers and acquisitions and other matters. Performance Trust served as the Company’s marketing agent in connection with its 2017 and 2021 public offerings, as well as with respect to the Company’s acquisition of Affinity Bank in 2020 and the Company’s proposed sale to Atlanta Postal Credit Union.

Additionally, Edward J. Cooney, President and Chief Executive Officer of the Company and the Bank, has had numerous conversations with the chief executive officers and investment banker representatives of various regional financial institutions with respect to merging with or being acquired by the Company. In each conversation, discussions centered on obtaining an understanding of strategic and operational value of a combination, cultural alignment of the organizations and roles of employees, management and the board of directors. Conversations were shared with the Company’s board of directors to build awareness and an understanding of the relative differences among the institutions.

In January 2025, President and Chief Executive Officer Cooney was introduced to the Chief Executive Officer of a bank holding company headquartered in the Southeastern United States (“Company A”) at a banking conference. The Chief Executive Officer of Company A indicated that it was interested in learning more about the Company to determine if a possible merger might be optimal for both parties. Mr. Cooney reported this discussion to the board of directors. The management teams of Company A and the Company met in March and April. On April 4, 2025, the Company and Company A entered into a confidentiality agreement. The confidentiality agreement did not include any standstill provisions, such as restrictions on transactions involving the Company’s publicly traded securities. Company A was granted access to due diligence materials, including financial information, that might facilitate the submission of a merger proposal.

During the first half of 2025, President and Chief Executive Officer Cooney also held multiple discussions with the Chief Executive Officer of a bank holding company headquartered in the Southeastern United States (“Company B”). Mr. Cooney reported these discussions to the board of directors. On April 10, 2026, the Company and Company B entered into a confidentiality agreement. The confidentiality agreement did not include any standstill provisions, such as restrictions on transactions involving the Company’s publicly traded securities. Company B was granted access to due diligence materials, including financial information, that might facilitate the submission of a merger proposal.

Following continued discussions, in May of 2025, Mr. Cooney and representatives of Performance Trust met with representatives of Company B, and Company B proposed a reverse merger transaction whereby Company shares would be the transaction currency issued in the transaction, although the proposed pro forma ownership for the Company’s stockholders would be a minority of the combined company. On May 21, 2025, Company B provided an LOI with a transaction value for the Company of $113.0 million, or $18.52 per share of Company common stock. Company B intended to terminate and liquidate all Company employment agreements, meaning that all benefits thereunder would be paid to the relevant executive upon completion of the transaction. Company B intended to review Mr. Cooney’s Supplemental Executive Retirement Plan and determine whether to leave it in place or to terminate it and pay out the related benefits. Company B also anticipated offering to Mr. Cooney a substantial role in executive leadership of the combined company and a new employment agreement, and further anticipated offering key positions to other members of the Company’s leadership team, and anticipated offering new employment agreements as appropriate.

Mr. Cooney met with the Company’s Executive Committee, which instructed Performance Trust to contact Company B’s representatives and indicate that the proposed pro forma ownership for the Company’s stockholders in the proposed transaction was unsatisfactory given the Company’s financial contribution to the pro forma company. On June 3, 2025, Company B provided an updated LOI with financial terms that would result in greater pro forma ownership for the Company’s stockholders than was proposed in the May 21, 2025 LOI, but still a minority of the combined company. The transaction value for the Company of the updated proposed consideration remained unchanged.

Following discussions between the investment bankers of Company A and the Company, on June 24, 2025, Company A submitted a non-binding letter of intent (“LOI”) indicating its interest in pursuing a transaction with the Company and the Bank. The LOI proposed a transaction whereby Company A would acquire the Company and the Bank for a combination of stock and cash valued at between $21.00 and $21.50 per share of Company common stock. Company A proposed continuing employment roles for President and Chief Executive Officer Cooney, Executive Vice President and Chief Credit Officer Clark Nelson and Executive Vice President of Lending Elizabeth Galazka, and would honor all previously disclosed agreements providing severance or other benefits to the Company’s senior management.

On June 24, 2025, the Company’s board of directors met to discuss the LOIs submitted by Companies A and B. Following these discussions, the board determined to execute the LOI with Company A and to discontinue discussions with Company B. On August 13, 2025, following continued due diligence and the preliminary negotiation of a definitive merger agreement, Company A revised its pricing indication to a transaction involving stock and cash consideration valued at $21.40 in stock and $21.80 in cash. On August 18, 2025, the Company’s board of directors authorized proposing a counter-offer, increasing the value of the stock consideration to $21.95 per share as Company A’s stock price had increased since the execution of the LOI. Company A declined to increase the value of the stock consideration, and the Company’s board of directors determined to discontinue discussions with Company A.

In October 2025, a representative of Raymond James, on behalf of Fidelity, contacted a representative of Performance Trust to express Fidelity’s interest in initiating merger discussions with the Company. On October 14, 2025, President and Chief Executive Officer Cooney and other representatives of the Company’s executive management met with representatives of Raymond James and Performance Trust, as well as Fidelity’s President and Chief Executive Officer, Mary Willis. The parties discussed each bank’s respective business strategies, operations, cultures, markets and future prospects. No pricing terms were discussed. The parties agreed to continue discussions, and on October 21, 2025, the Company, the Bank and Fidelity entered into a mutual confidentiality agreement to facilitate further discussion by allowing for the sharing of non-public information between the parties and, ultimately, for detailed reciprocal due diligence. The confidentiality agreement did not include any standstill provisions, such as restrictions on transactions involving the Company’s publicly traded securities. Following the execution of the confidentiality agreement, Fidelity was given access to a virtual data room containing information regarding the Company and the Bank. The management teams of the Company and Fidelity held numerous discussions over the next several months to better familiarize Fidelity’s management team with all aspects of the Company’s operations.

On January 20, 2026, a representative of Raymond James verbally expressed Fidelity’s proposed price to acquire the Company for $23.00 per share for each share of Company common stock as well as a cash-out of Company stock options based on the current in-the-money value. The representative also stated that Fidelity had little interest in participating in a competitive process, and may not maintain its current interest in the Company if the Company were to initiate a process and later return to Fidelity to execute a transaction.

At a board meeting held January 22, 2026, representatives of Performance Trust attended the meeting and participated in certain discussions regarding the strategic direction of the Company. The board discussed the Company’s strengths and challenges with respect to market conditions, as well as potential strategic alternatives, including remaining independent and selling control to another financial institution. The board also considered nationwide peer group performance and a comparison of the Company to those companies. The board reviewed an overview of Fidelity, and then discussed the financial terms of Fidelity’s verbal proposal. The board reviewed pricing metrics of a proposed transaction, and discussed various potential partners for Affinity, including conversations that had been held between representatives of Performance Trust and/or Mr. Cooney and these companies. The board considered a list of 11 potential parties who could be interested in pursuing a transaction with the Company and the Bank, with a focus on eight companies who were believed to either have a high interest level or a medium-to-low interest level in pursuing a transaction with the Company. An analysis of these companies indicated a range of values that could be paid for the Company between $19.90 and $25.25. The analysis evaluated the potential partners’ capacity to pay based on parameters related to tangible book value earnback, initial tangible book value per share dilution, pro forma tangible common equity/tangible assets, internal rate of return, earnings per share accretion and form of consideration typically utilized by acquirers when determining the maximum valuation that an acquirer could pay for a seller. Two of the eight companies (“Company C” and “Company D”) had recently held meetings with Mr. Cooney and had indicated possible interest in merging with the Company if the Company decided to merge with another financial institution. However, the analysis indicated that neither Company C nor Company D could likely pay a price equal to or greater than that offered by Fidelity. Four companies were considered able to potentially pay a price in excess of the price offered by Fidelity. The board reviewed additional information relating to Fidelity, as well as Fidelity and the Company on a combined basis. The board then agreed to take no action at that time, but would review the LOI over the weekend with a follow-up board meeting scheduled for January 27, 2026.

On January 22, 2026, a representative of one of the four companies noted as possibly being able to pay a price in excess of that offered by Fidelity spoke with a representative of Performance Trust, indicating that it was not interested in pursuing a transaction with the Company.

On January 23, 2026, Fidelity submitted a non-binding LOI indicating its interest in pursuing a transaction with the Company and the Bank. The LOI proposed a transaction whereby Fidelity would acquire the Company and the Bank in an all-cash transaction for $23.00 per share of Company common stock. The consideration would be subject to reduction based on the Company’s net worth at the closing of the transaction. The LOI indicated Fidelity’s intention to honor all of the Company’s existing written agreements providing retirement or other change of control benefits to senior management in accordance with the terms of such plans and to the extent they did not trigger excise taxes or other adverse tax consequences under Section 280G of the Internal Revenue Code. The LOI did not propose that any representatives of the Company would become members of the board of directors of Fidelity. The LOI provided that the Company and the Bank would negotiate exclusively with Fidelity for a period of 60 days from the date Affinity countersigned the LOI.

At a board meeting held January 27, 2026, representatives of Performance Trust attended the meeting and participated in certain discussions regarding the LOI received from Fidelity. The board reviewed updated analyses regarding potential partners for the Company and what they could pay in a transaction with the Company. The updated analyses, reflecting financial metrics of recently announced or completed merger transactions involving several of the potential partners, indicated three parties could potentially pay a price equal to or greater than the price offered by Fidelity. One company (“Company E”) was part of outreach from Performance Trust to discuss a potential transaction with the Company, but Company E did not respond to the outreach from Performance Trust. A second company (“Company F”) was considered able to a pay a slight premium compared to that offered by Fidelity, but a transaction with Company F was considered to have heightened transaction risk due to the Company’s size relative to Company F, as well as the expectation that Company F would offer all-stock consideration. A third company (“Company G”), was considered to be able to pay a price equal to that offered by Fidelity, but had publicly expressed minimal interest in pursuing merger transactions. In addition to the updated analyses, the Board discussed the advantages and disadvantages of accepting stock consideration in a transaction, including potential downside price risk, given the recent stock price performance of the NASDAQ Bank Index and several of the companies included in the updated analyses. Following this discussion, the board voted to instruct Performance Trust to submit a counter-offer to Fidelity of $24.00 per share of Company common stock, and to determine how the minimum equity provision would be calculated.

A representative of Performance Trust presented the Company’s counter-offer to a representative of Raymond James, who responded on behalf of Fidelity that it would not increase its offer price per share. On January 30, 2026, Fidelity submitted a revised LOI, which continued to propose transaction pricing of $23.00 per share of Company common stock. Following informal discussions between the Board, President and Chief Executive Officer Edward Cooney countersigned the LOI on behalf of the Company on January 30, 2026.

In early February, as part of its regular business discussions with representatives of financial institutions about current strategic priorities, and not on behalf of Affinity, a representative of Performance Trust spoke with a representative of Company G, who indicated that Company G was not interested in pursuing merger transactions at that time. Similarly, also in early February 2026, as part of its regular business discussions with representatives of financial institutions about current strategic priorities, and not on behalf of Affinity, a representative of Performance Trust spoke with a representative of Company F, who indicated that Company F was focused on internal strategic priorities and had minimal interest in pursuing merger transactions at that time.

At the board meeting held February 26, 2026, the board reviewed with special legal counsel, Luse Gorman, PC (“Luse Gorman”), the directors’ fiduciary duties in general, as well as in a merger or sale transaction The board also reviewed with Performance Trust updates to the previously discussed capacity-to-pay analyses, reflecting recent stock market activity, as well a valuation summary of the offer from Fidelity and the Company’s standalone projections, compared to regional and nationwide companies and transactions, all of which supported the Company’s continuing discussions with Fidelity.

Over the following weeks, Fidelity conducted due diligence on the Company and the Company conducted reverse due diligence on Fidelity. On March 10, 2026, Fidelity’s legal counsel distributed an initial draft of the merger agreement to Luse Gorman.

Between March 10, 2026, and March 30, 2026, multiple drafts of the merger agreement were exchanged, and representatives of Fidelity’s legal counsel and representatives of the Company’s legal counsel participated in calls to discuss and negotiate various matters, including the merger agreement and other ancillary agreements and documents.

On March 20, 2026, Fidelity’s counsel distributed an initial draft of a settlement agreement with respect to existing employment agreements, which included post-transaction non-solicitation provisions and, in some cases, non-competition provisions, to be entered into between the Company and the Company’s executive officers, including Mr. Cooney.

On March 26, 2026, the boards of directors of the Company and the Bank held a special meeting, with representatives of Performance Trust and Luse Gorman in attendance, to discuss the then-current status of the merger agreement negotiations. The boards of directors reviewed the terms of the transaction based on the proposed consideration, and again considered the prospects of the Company and the Bank on a standalone basis. Legal counsel again discussed the directors’ fiduciary duties in connection with the proposed transaction. Legal counsel reviewed the most recent draft of the merger agreement and, together with management, updated the boards of directors on terms that were still under negotiation. The board reviewed the proposed executive compensation arrangements that would be entered into in connection with the merger agreement.

The boards of directors met on March 30, 2026, with representatives of Performance Trust and legal counsel in attendance, to review the final merger agreement and ancillary documents, and to consider the approval of the merger agreement and the transactions contemplated by it. Before the meeting, the boards of directors had been provided the proposed merger agreement and a financial presentation prepared by Performance Trust. Legal counsel again discussed the directors’ fiduciary duties in connection with the proposed transaction. The board reviewed in detail the pricing and other financial terms of the proposed merger agreement. At this meeting, Performance Trust reviewed the financial aspects of the proposed transaction and rendered to the boards an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Performance Trust as set forth in its opinion, the consideration to be paid to stockholders of the Company in the proposed transaction was fair, from a financial point of view, to the holders of Company common stock. All questions posed by the directors were answered by management, representatives of Performance Trust or legal counsel, as appropriate. Legal counsel also discussed the proposed resolutions regarding the proposed transaction that the independent members of the boards (all directors except for Mr. Cooney) would be requested to approve, as well as the proposed resolutions regarding the proposed transaction that the full boards would be requested to approve. After further discussion, the independent members of the boards of directors voted unanimously to approve the merger agreement with Fidelity in substantially the form presented and voted unanimously to approve the executive compensation arrangements of Mr. Cooney. Following this vote, and after considering the proposed merger agreement, and ancillary documents, and again discussing the proposed executive compensation arrangements that would be entered into in connection with the merger agreement, and taking into consideration the matters discussed at the meeting and at prior meetings of the boards of directors, the boards of directors voted unanimously to approve the merger agreement in substantially the form presented, to approve the executive compensation arrangements of all of the Company’s “Named Executive Officers,” to recommend that Company stockholders vote to approve the merger agreement and the transactions contemplated by the merger agreement, and to authorize management, with the assistance of counsel, to finalize and execute the merger agreement and all related documents.

On March 30, 2026, the Company, the Bank and Fidelity executed the merger agreement and each director of the Company executed and delivered to Fidelity a voting agreement. On March 30, 2026, following the closing of the stock markets, the Company, the Bank and Fidelity issued a joint press release to publicly announce the execution of the merger agreement.

The Company’s Reasons for the Mergers

After careful consideration, at its meeting on March 30, 2026, the Company’s board of directors determined that the merger agreement and the transactions contemplated therein, including the mergers, were in the best interests of the Company and its stockholders. Accordingly, the Company’s board of directors unanimously approved the merger agreement and transactions contemplated therein, including the mergers, and unanimously recommends that our stockholders vote “FOR” the approval of the merger proposal.

Before approving the merger agreement and the mergers, the Company’s board of directors consulted with legal counsel as to its fiduciary duties and the terms of the merger agreement. In addition, the Company’s board of directors evaluated, with the help of its financial advisor, the financial, market and other considerations bearing on the decision to recommend the merger proposal. The board of directors believes that, in addition to benefiting our stockholders, the mergers will create an organization that is better able to serve Affinity Bank’s customers and its market area.

The terms of the merger agreement, including the merger consideration, were the result of arm’s length negotiations between our representatives and representatives of Fidelity BancShares and Fidelity Bank, with the assistance of legal counsel and our financial advisor, Performance Trust. In reaching its determination that the mergers are in the best interest of the Company and its stockholders, the Company’s board of directors carefully considered a number of factors, including:

•	the merger consideration expected to be received by the stockholders of the Company relative to the recent trading prices, book value, and earnings per share of Company common stock;

•

the financial terms of recent business combinations in the financial services industry and a comparison of the multiples of selected combinations with the terms of the proposed transaction with Fidelity BancShares and Fidelity Bank;

•	the strategic rationale for the mergers;

•	the expectation that the combined institution will have a strong capital position upon completion of the mergers;

•

its knowledge of the current and prospective environment in the financial services industry in general, including economic conditions and the interest rate and regulatory environments, increased operating costs resulting from regulatory and compliance mandates, increasing competition from both banks and non-bank financial and financial technology firms, current financial market conditions and the likely effects of these factors on the Company’s potential growth, development, productivity and strategic options;

•

its view with respect to other strategic alternatives potentially available to the Company, including continuing as a stand-alone company, engaging in a strategic combination with another party or a sale to a potential acquirer, and its belief as to the availability of these alternatives and that any such available alternatives would not deliver the financial benefits that could be achieved in the proposed mergers;

•	the competitive and regulatory environment for financial institutions generally;

•

its review and discussions concerning the due diligence examination of the operations, financial condition, credit quality, earnings, risk management and regulatory compliance programs and prospects of Fidelity BancShares and Fidelity Bank;

•	the premium to the Company’s stockholders based on the estimated per share merger consideration amount;

•	the impact of the mergers on the Company’s employees, suppliers, creditors, and customers, as well as the communities served by Affinity Bank;

•	the expectation that the requisite regulatory approvals could be obtained in a timely fashion;

•

the opinion, dated March 30, 2026, of Performance Trust to the Company’s board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of the Company’s common stock of the merger consideration to be received in the mergers, as more fully described below under “— Opinion of Financial Advisor”;

•

the terms of the merger agreement, which the Company and Affinity Bank reviewed with their legal advisor, including the representations, warranties, covenants, deal protection and termination provisions contained therein;

•

the legal analyses presented by Luse Gorman, PC as to the structure of the mergers, the merger agreement, the fiduciary and legal obligations applicable to directors when considering a sale or merger of a company, and the process that the Company and Affinity Bank (including the boards of directors) employed in considering the mergers;

•	the results of Performance Trust’s contacting other potential partners who could be interested in pursuing a transaction with the Company and Affinity Bank;

•

under the terms of the merger agreement, the ability of the Company’s board of directors, to respond to an unsolicited third-party proposal and/or to withdraw its recommendation to the Company’s stockholders;

•	the effects of the mergers on Affinity Bank’s employees, including the prospects for continued employment and the severance and other benefits agreed to be provided by Fidelity Bank; and

•

the impact on depositors, customers and communities served by Affinity Bank and the expectation that the combined entity will continue to provide quality service to the communities and customers currently served by Affinity Bank.

Our board of directors also considered various risks relating to the mergers and the transactions contemplated by the merger agreement, including:

•	the potential for reduction to the merger consideration to be received by the Company’s stockholders under the merger agreement;

•

the possible diversion of management attention and resources from other strategic opportunities and operational matters while working to implement the mergers and integrate the company and bank entities;

•	the risk of losing key employees during the pendency of the mergers;

•

the restrictions on the conduct of the Company’s and Affinity Bank’s business during the period between execution of the merger agreement and the consummation of the mergers, which could potentially delay or prevent the Company and Affinity Bank from undertaking business opportunities that might arise or certain other actions it might otherwise take with respect to its operations absent the pendency of the mergers;

•	the potential effect of the mergers on Affinity Bank’s overall business, including its relationships with customers, employees, suppliers and regulators;

•	the fact that Company stockholders are not entitled to appraisal or dissenters’ rights in connection with the mergers;

•

the regulatory approvals required in connection with the mergers, and the risk that such regulatory approvals will not be received or will not be received in a timely manner or may impose burdensome or unacceptable conditions;

•

the fact that the merger agreement contains certain restrictions on the ability of the Company to solicit proposals for alternative transactions or engage in discussions regarding such proposals, including the requirement for Affinity Bank to pay Fidelity BancShares a cash termination fee in certain circumstances;

•	the potential for legal claims challenging the mergers;

•

the risk that the mergers may not be completed despite the combined efforts of the Company, Affinity Bank, Fidelity BancShares, Fidelity Bank and Merger Subsidiary or that completion may be unduly delayed, including as a result of delays in obtaining the requisite regulatory approvals; and

•	the other risks described under the sections entitled “Cautionary Statement Concerning Forward-Looking Statements.”

The reasons, factors and risks set out above are not intended to be exhaustive but do include the material factors considered by the Company’s board of directors in approving the merger agreement, mergers, and other transactions contemplated by the merger agreement. In reaching its determination, the Company’s board of directors did not assign any relative or specific weights to different factors, and individual directors may have given different weights to different factors. Based on the reasons stated, the board determined that execution of the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the mergers, were in the best interest of the Company and its stockholders, and therefore the Company’s board of directors unanimously approved the merger agreement, including the mergers.

Opinion of Financial Advisor

The Company retained Performance Trust to act as financial advisor to the Company board in connection with the Company’s consideration of a possible business combination. The Company selected Performance Trust to act as its financial advisor based on, among other things, its view that Performance Trust is a leading investment banking firm in the community banking industry. In the ordinary course of its investment banking business, Performance Trust is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Performance Trust acted as financial advisor to the Company board in connection with the merger and participated in the negotiations leading to the execution of the merger agreement. At the March 30, 2026 meeting where the Company board considered the merger and the merger agreement, Performance Trust delivered to the board its oral opinion, which was subsequently confirmed in writing on March 30, 2026, to the effect that, as of such date, the merger consideration was fair to the holders of the Company common stock from a financial point of view. The full text of Performance Trust’s opinion is attached as Annex B to this proxy statement. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Performance Trust in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of the Company common stock are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

Performance Trust’s opinion was directed to the Company board in connection with its consideration of the merger and the merger agreement and does not constitute a recommendation to any stockholder of the Company as to how any such stockholder should vote at any meeting of stockholders called to consider and vote upon the approval of the merger agreement. Performance Trust’s opinion was directed only to the fairness, from a financial point of view, of the merger consideration to the holders of the Company common stock and did not address the underlying business decision of the Company to engage in the merger, the form or structure of the merger or any other transactions contemplated in the merger agreement, the relative merits of the merger as compared to any other alternative transactions or business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Performance Trust also did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by any officer, director or employee of the Company, or any class of such persons, if any, relative to the compensation to be received in the merger by any other stockholder. Performance Trust’s opinion was approved by Performance Trust’s fairness opinion committee.

In connection with its opinion, Performance Trust reviewed and considered, among other things:

•	Reviewed the draft Agreement and Plan of Merger dated as of March 30, 2026 (the “merger agreement”) and certain related documents;

•

Reviewed certain publicly available business and financial information relating to the Company and Fidelity BancShares, including reports filed with the Securities and Exchange Commission, the FDIC, and the Federal Reserve;

•

Reviewed certain other business, financial and operating information relating to the Company and Fidelity BancShares provided by management of the Company and Fidelity BancShares, including a budget for the Company prepared by the management of the Company and a budget for Fidelity BancShares prepared by the management of Fidelity BancShares;

•

Discussed the past and current operations, financial condition, and the prospects of the Company and Fidelity BancShares with senior executives of both institutions, including discussions regarding the proposed merger;

•

Reviewed certain financial terms of the proposed merger and compared certain of those terms with the publicly available financial terms of certain similar transactions that have been effected or announced;

•	Reviewed certain financial data of the Company and compared that data with data for similar companies with publicly traded equity securities that Performance Trust deemed relevant; and

•	Considered such other information, financial studies, analyses, investigations, economic data, and market criteria that Performance Trust deemed relevant.

In rendering its opinion, Performance Trust assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Performance Trust by the Company and Fidelity BancShares and formed a substantial basis for this opinion. Performance Trust further relied upon the assurances of the management of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the budget for the Company prepared by the management of the Company, Performance Trust assumed that it was reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. With respect to the budget for Fidelity BancShares prepared by the management of Fidelity BancShares, Performance Trust assumed that it was reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Fidelity BancShares as to the future financial performance of Fidelity BancShares.

In addition, Performance Trust assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions and that the merger agreement will not differ in any respect material to our analyses or opinion from the draft thereof furnished to it. Performance Trust assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have an adverse effect on the contemplated benefits expected to be derived from the proposed merger. Performance Trust was not legal, tax, or regulatory advisors. Performance Trust served as financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters.

Performance Trust did not express an opinion with respect to the fairness of the amount or nature of the compensation to be paid to any of the Company’s officers, directors or employees, or any class of such persons, relative to the merger consideration to be received by the holders of shares of the Company common stock in the merger. Performance Trust did not make any independent valuation or appraisal of the assets or liabilities of the Company, nor was it furnished with any such valuations or appraisals. In addition, Performance Trust is not an expert in evaluating loan, lease, investment, or trading portfolios for purposes of assessing the adequacy of the allowances for losses or evaluating loan servicing rights or goodwill for purposes of assessing any impairment thereto. Performance Trust did not make an independent evaluation of the adequacy of the Company’s allowances for such losses, nor did Performance Trust review any individual loan or credit files or investment or trading portfolios. In all cases, Performance Trust assumed that the Company’s allowances for such losses are adequate to cover such losses. Performance Trust did not evaluate the solvency of the Company or Fidelity BancShares or the solvency or fair value of the Company, Fidelity BancShares, or any other entity or person or their respective assets or liabilities under any state or federal laws relating to bankruptcy, insolvency, fraudulent conveyance, or similar matters.

Performance Trust’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Performance Trust as of, the date hereof. Events occurring or coming to Performance Trust’s attention after the date hereof may affect this opinion and the assumptions used in preparing it, and Performance Trust does not assume any obligation to update, revise or reaffirm this opinion. Performance Trust expressed no view as to, and its opinion does not address, the underlying business decision of the Company to proceed with the merger or the relative merits of the merger as compared to any alternative business strategies that might be available for the Company.

In rendering its opinion, Performance Trust performed a variety of financial analyses. The summary below is not a complete description of all the analyses underlying Performance Trust’s opinion or the presentation made by Performance Trust to the Company board but is a summary of the material analyses performed and presented by Performance Trust. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Performance Trust believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Performance Trust’s comparative analyses described below is identical to the Company, and no transaction is identical to the merger. Accordingly, a comparative analysis of companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or transaction values, as the case may be, of the Company and the companies to which it was compared. In arriving at its opinion, Performance Trust did not attribute any particular weight to any analysis or factor that it considered. Rather, Performance Trust made qualitative judgments as to the significance and relevance of each analysis and factor. Performance Trust did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion, rather, Performance Trust made its determination as to the fairness of the merger consideration to the holders of the Company common stock on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole. In performing its analyses, Performance Trust also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of the Company, Fidelity BancShares and Performance Trust. The analyses performed by Performance Trust are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Performance Trust prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the Company’s board at its March 30, 2026 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Performance Trust’s analyses do not necessarily reflect the value of the Company common stock or the prices at which the Company may be sold at any time. The analyses of Performance Trust and its opinion were among a number of factors taken into consideration by the Company board in making its determination to approve the merger agreement and the analyses described below should not be viewed as determinative of the decision of the Company board with respect to the fairness of the merger consideration.

Summary of Proposed Merger Consideration and Implied Merger Metrics. Performance Trust reviewed the financial terms of the proposed merger. Pursuant to the terms of the merger agreement, and for purposes of this opinion, Performance Trust assumed that each share of the Company common stock issued and outstanding immediately prior to the effective time will be converted into the right to receive $23.00 in cash. Additionally, Performance Trust assumed that each option granted by the Company to purchase shares of the Company’s common stock, whether vested or unvested, will be cancelled and the Company will pay the holder cash in an amount equal to (a) the per share merger consideration, less the exercise price of such option, multiplied by (b) the number of shares of the Company’ common stock covered by that option, and (c) less all such amounts as is required to be withheld for tax purposes.

Performance Trust calculated an aggregate implied transaction value of approximately $142.8 million and an implied purchase price per share of $23.00 based on the Company’s total shares outstanding of 6,094,885, excluding an additional 167,700 shares to be cancelled in connection with the termination of the Affinity Bank Employee Stock Ownership Plan (“ESOP”) and repayment of the related ESOP loan, and including the cash out of 622,439 options at a weighted average exercise price of $12.60 as of March 30, 2026.

Cash Deal Value Per Share ($)	23.00
Cash Consideration To Common Shareholders ($mm)(1)	136.3
Consideration to Common Stock Equivalents ($mm)(2)	6.5
Aggregate Merger Consideration ($mm)	142.8

(1)	Based on the Company’s total common shares outstanding of 6,094,885 less 167,700 shares used to cancel the remaining principal of the ESOP
(2)	Based on the Company’s 622,439 options at a weighted average exercise price of $12.60

Based upon financial information for the Company as of or for year ended December 31, 2025, Performance Trust calculated the following implied merger metrics:

Merger Metrics Based on Consideration To Common Shareholders:
Total Consideration to Common Shareholders / Tangible Common Equity (12/31/25) (%)	128.6
Total Consideration to Common Shareholders / 2025 Actual Earnings (x)	16.4
Premium to Core Deposits (12/31/25) (%)(1)	4.7

Merger Metrics Based on Aggregate Consideration With Common Stock Equivalents:
Deal Value / Tangible Common Equity (12/31/25) (%)	131.0
Deal Value / 2025 Actual Earnings (x)	17.1
Premium to Core Deposits (12/31/25) (%)(1)	5.8

(1)	Core deposits calculated as total deposits less time deposit accounts with balances over $100,000 and foreign deposits

Comparative Company Analyses. Performance Trust used publicly available information to compare selected financial information for the Company with two groups of financial institutions selected by Performance Trust (the “Selected Regional Public Companies Group” and the “Selected National Public Companies Group”).

The Selected Regional Public Companies Group includes banks in the Southeast (defined by S&P Capital IQ Pro as AL, AR, FL, GA, MS, NC, SC, TN, VA, and WV) with total assets between $500 million and $2.0 billion traded on a major exchange (NASDAQCM, NASDAQGM, NASDAQGS, and NYSE) with TCE / TA between 8.5% and 16.0%, and excludes companies with negative LTM earnings, companies subject to announced mergers, and mutual holding companies.

The Selected Regional Public Companies Group consisted of the following companies:

The Selected Regional Public Companies Group
1	Eagle Financial Services, Inc.	5	Virginia National Bankshares Corporation
2	National Bankshares, Inc.	6	First US Bancshares, Inc.
3	Chain Bridge Bancorp, Inc.	7	Auburn National Bancorporation, Inc.
4	Peoples Bancorp of North Carolina, Inc.

The Selected National Public Companies Group includes U.S. banks with total assets between $500 million and $1.5 billion traded on a major exchange (NASDAQCM, NASDAQGM, NASDAQGS, and NYSE) with TCE /

TA between 8.5% and 16.0%; excludes companies with negative LTM earnings, companies subject to announced mergers, mutual holding companies, and companies deemed not relevant.

The Selected National Public Companies Group consisted of the following companies:

The Selected National Public Companies Group
1	First Capital, Inc.	6	Magyar Bancorp, Inc.
2	Provident Financial Holdings, Inc.	7	Auburn National Bancorporation, Inc.
3	First US Bancshares, Inc.	8	Summit State Bank
4	SR Bancorp, Inc.	9	Home Federal Bancorp, Inc. of Louisiana
5	Sound Financial Bancorp, Inc.

The analysis compared financial information for the Company as of or for the year ended December 31, 2025, with corresponding data for both the Selected Regional Public Companies Group and the Selected National Public Companies Group as of or for the year ended December 31, 2025, with pricing data as of March 27, 2026. The tables below set forth the data for the Company and the median, 75th percentile, and 25th percentile data for both the Selected Regional Public Companies Group and the Selected National Public Companies Group.

Comparative Company Analysis: The Selected Regional Public Companies Group
		Regional Public Companies Group
	The Company	Median	75th Percentile	25th Percentile
Balance Sheet (MRQ):
Total Assets ($mm)	882	1,702	1,825	1,155
TCE / TA (%)	12.6	9.5	10.0	9.0
Income Statement (LTM):
Core Return on Average Assets (%)(1)	0.95	0.98	1.23	0.73
Core Return on Average Equity (%)(1)	6.9	10.4	12.1	8.6
Net Interest Margin (%)	3.59	3.40	3.54	3.27
Net Overhead Ratio (%)(2)	2.14	1.89	1.63	2.05
Market Valuation:
Market Capitalization ($mm)	118.3	204.4	226.5	87.0
90-day Average Daily Trading Volume (shares)	2,982	9,093	18,385	4,817
Price / MRQ Tangible Book Value per Share (%)	108.5	119.4	133.7	90.9
Price / LTM Earnings per Share (x)(3)	15.0	11.5	15.4	10.8

Comparative Company Analysis: The Selected National Public Companies Group
		National Public Companies Group
	The Company	Median	75th Percentile	25th Percentile
Balance Sheet (MRQ):
Total Assets ($mm)	882	1,092	1,191	1,012
TCE / TA (%)	12.6	10.0	11.0	8.9
Income Statement (LTM):
Core Return on Average Assets (%)(1)	0.95	0.68	0.97	0.55
Core Return on Average Equity (%)(1)	6.9	6.9	9.5	5.6
Net Interest Margin (%)	3.59	3.45	3.54	3.13
Net Overhead Ratio (%)(2)	2.14	2.14	1.87	2.27
Market Valuation:
Market Capitalization ($mm)	118.3	102.1	125.2	85.3
90-day Average Daily Trading Volume (shares)	2,982	6,533	7,137	4,258
Price / MRQ Tangible Book Value per Share (%)	108.5	91.5	100.9	88.9
Price / LTM Earnings per Share (x)(3)	15.0	12.3	15.6	10.2

(1)

Core net income after taxes and before extraordinary items, excluding gain on the sale of HTM and AFS securities, amortization of intangibles, net income attributable to noncontrolling interest, goodwill and nonrecurring items as defined by S&P Capital IQ Pro

(2)	Net overhead ratio defined as noninterest expense less noninterest income, gain or loss on sale of securities, and amortization of intangibles divided by average assets
(3)	LTM P/E > 30.0x considered not meaningful (“NM”)

No company used as a comparison in the above comparative company analysis is identical to the Company. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and subjective judgments concerning differences in financial and operating characteristics and prospects of the companies involved.

Analysis of Precedent Transactions. Performance Trust reviewed two groups of merger and acquisition transactions which included a regional and a national group. The regional group consisted of Southeast (defined by S&P Capital IQ Pro as AL, AR, FL, GA, MS, NC, SC, TN, VA, and WV) bank M&A transactions announced since January 1, 2022, where the target had assets between $500 million and $2.0 billion with tangible equity / tangible assets greater than 8.5%, and excludes transactions in which the target had negative LTM earnings, the equity ownership acquired was less than 100%, merger of equals, credit union buyers, investor group buyers and undisclosed deal values (“Selected Regional Transaction Group”).

The Selected Regional Transaction Group was composed of the following transactions:

The Selected Regional Transaction Group:
	Acquiror	Target

1	Colony Bankcorp, Inc.	TC Bancshares, Inc.
2	MetroCity Bankshares, Inc.	First IC Corporation
3	Seacoast Banking Corporation of FL	Heartland Bancshares, Inc.
4	Cadence Bank	FCB Financial Corp.
5	TowneBank	Village Bank and Trust Financial Corp.
6	Capital Bancorp, Inc.	Integrated Financial Holdings, Inc.
7	HomeTrust Bancshares, Inc.	Quantum Capital Corp.
8	The First Bancshares, Inc.	Beach Bancorp, Inc.
9	Seacoast Banking Corporation of Florida	Apollo Bancshares, Inc./Apollo Bank

The national group consisted of U.S. bank M&A transactions announced since January 1, 2025, where the target had assets between $500 million and $2.0 billion with tangible equity / tangible assets greater than 9.0%, and excludes transactions in which the target had negative LTM earnings, the equity ownership acquired was less than 100%, merger of equals, credit union buyers, investor group buyers and undisclosed deal values (“Selected National Transaction Group”).

The Selected National Transaction Group was composed of the following transactions:

The Selected National Transaction Group:
	Acquiror	Target
1	Esquire Financial Holdings, Inc.	Signature Bancorporation, Inc.
2	Community West Bancshares	United Security Bancshares
3	South Plains Financial, Inc.	BOH Holdings, Inc.
4	ServBanc Holdco, Inc.	IF Bancorp, Inc.
5	Third Coast Bancshares, Inc.	Keystone Bancshares, Inc.
6	Farmers National Banc Corp.	Middlefield Banc Corp.
7	Mid Penn Bancorp, Inc.	1st Colonial Bancorp, Inc.
8	First Financial Bancorp.	BankFinancial Corporation
9	Colony Bankcorp, Inc.	TC Bancshares, Inc.
10	Mercantile Bank Corporation	Eastern Michigan Financial Corporation
11	Investar Holding Corporation	Wichita Falls Bancshares, Inc.
12	NB Bancorp, Inc.	Provident Bancorp, Inc.
13	MetroCity Bankshares, Inc.	First IC Corporation
14	Old Second Bancorp, Inc.	Bancorp Financial, Inc.
15	Cadence Bank	FCB Financial Corp.
16	Glacier Bancorp, Inc.	Bank of Idaho Holding Company

Using the latest publicly available information prior to the announcement of the relevant transaction, Performance Trust reviewed the following transaction metrics: transaction price to tangible book value per share of the target; transaction price to last-twelve-months earnings per share of the target, and core deposit premium. Performance Trust compared the indicated transaction metrics for the transaction to the median, 75th percentile, and 25th percentile metrics of the Selected Regional Transaction Group as well as to the median, 75th percentile, and 25th percentile metrics of the Selected National Transaction Group.

The Selected Regional Transaction Group:
	Fidelity BancShares / The Company	Selected Regional Transaction Group
		Median	75th Percentile	25th Percentile
Target Financials:
MRQ Total Assets ($mm)	882	660	896	580
MRQ TE / TA (%)	12.6	12.2	13.2	9.4
LTM Return on Average Assets (%)	0.91	1.63	2.21	0.37
LTM Return on Average Equity (%)	6.6	12.0	19.1	3.4
MRQ NPAs / Assets (%)	0.40	0.37	0.03	1.49
Transaction Multiples:
Deal Value ($mm)	142.8	106.3	144.8	77.7
Price / Tangible Book Value (%)	131.0	158.1	172.7	127.2
Price / LTM Earnings (x)(1)	17.1	8.7	12.3	5.4
Core Deposit Premium(2)	5.8	8.8	10.0	3.7

The Selected National Transaction Group:
	Fidelity BancShares / The Company	Selected Regional Transaction Group
		Median	75th Percentile	25th Percentile
Target Financials:
MRQ Total Assets ($mm)	882	1,214	1,528	798
MRQ TCE / TA (%)	12.6	10.8	12.2	9.4
LTM Return on Average Assets (%)	0.91	0.98	1.39	0.49
LTM Return on Average Equity (%)	6.6	9.4	14.3	4.9
MRQ NPAs / Assets (%)	0.40	0.47	0.11	1.17
Transaction Multiples:
Deal Value ($mm)	142.8	132.3	210.3	96.8
Price / Tangible Book Value per Share (%)	131.0	136.4	158.3	111.7
Price / LTM Earnings (x)(1)	17.1	13.1	15.9	10.2
Core Deposit Premium(2)	5.8	6.3	9.2	1.6

Note: Financial data as of most recent quarter before announcement; aggregate proposed merger value shown; multiples based on aggregate consideration with common stock equivalents

(1)	LTM P/E > 30.0x considered not meaningful (“NM”)
(2)	Core deposits calculated as total deposits less time deposit accounts with balances over $100,000 and foreign deposits

No company or transaction used as comparison in the above transaction analyses is identical to the Company or Fidelity BancShares, and no transaction was consummated on terms identical to the terms of the merger agreement. Accordingly, an analysis of these results is not strictly mathematical. Rather, it involves complex considerations and judgments concerning differences in the financial and operating characteristics of the companies.

Net Present Value Analyses. Performance Trust performed an analysis that estimated the net present value per share of the Company common stock, assuming the Company performed in accordance with the budget as provided to Performance Trust by the Company for the year ending December 31, 2026 and assuming 6.0% earnings growth thereafter. To approximate the terminal value of a share of the Company common stock, Performance Trust applied price to 2030 earnings multiples ranging from 11.0x to 13.0x and multiples of December 31, 2030, tangible book value ranging from 95.0% to 115.0%. The terminal values were then discounted to present values using different discount rates ranging from 14.10% to 16.10%, which were chosen to reflect different assumptions regarding required rates of return to holders or prospective buyers of the Company common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of the Company common stock of $16.26 to $19.31 when applying multiples of earnings, and $14.75 to $17.64 when applying multiples of tangible book value.

Discount	Earnings per Share Multiple (x)
Rate (%)	11.0x	12.0x	13.0x
14.10%	$17.30	$18.31	$19.31
15.10%	$16.77	$17.73	$18.69
16.10%	$16.26	$17.18	$18.10

Discount	Tangible Book Value per Share Multiples (%)
Rate (%)	95.0%	105.0%	115.0%
14.10%	$15.66	$16.65	$17.64
15.10%	$15.20	$16.14	$17.09
16.10%	$14.75	$15.66	$16.57

The discounted cash flow analysis is a widely used valuation methodology, but the results of this methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, capital levels, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of the Company. The actual results may vary from the projected results, any of these assumptions might not be realized in future operations and the variations may be material.

Performance Trust’s Relationship. Performance Trust is acting as the Company’s financial advisor in connection with the transaction and will receive a fee for such services in an amount equal to 1.60% of the total consideration of the transaction (the “advisory fee”), provided that such amount shall not exceed $2,350,000), which fee is contingent upon the closing of the merger (except as noted below). Performance Trust received a $150,000 fee from the Company upon rendering its opinion (regardless of the conclusion reached in the opinion), a $200,000 progress fee paid at the time the merger agreement was signed and a previous fee of $450,000, all of which will be credited in full towards the advisory fee. The Company has also agreed to indemnify Performance Trust against certain claims and liabilities arising out of Performance Trust’s engagement and to reimburse Performance Trust for certain of its out-of-pocket expenses incurred in connection with Performance Trust’s engagement.

In the two years prior to the date hereof, Performance Trust has been engaged on financial advisory and investment banking assignments for the Company and its affiliates and received fees for such services, including a potential sell-side process where Performance Trust acted as the sole financial advisor (May 2024). Additionally, Performance Trust may seek to provide financial advisory or investment banking services to Fidelity BancShares in the future and would expect to receive fees for the rendering of these services.

Recommendation of the Board of Directors

FOR THE REASONS SET FORTH ABOVE, THE COMPANY’S BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING THE MERGERS, AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE MERGER PROPOSAL.

Interests of Directors and Executive Officers in the Mergers

As described below, some of the Company’s directors and executive officers have interests in the mergers that may be different from, or in addition to, the interests of Company stockholders generally. The Company’s board of directors was aware of these interests and considered them in approving the mergers.

Restricted Stock Awards. The Company has awarded executive officers restricted Company common stock, which may not be transferred and is subject to vesting restrictions. Pursuant to the terms of the Affinity Bancshares, Inc. 2022 Equity Incentive Plan (the “2022 Equity Plan”) and the Affinity Bancshares, Inc. 2018 Equity Incentive Plan (the “2018 Equity Plan”), the mergers will constitute a “Change in Control.” As a result, any unvested shares of restricted stock granted under the 2022 Equity Plan and the 2018 Equity Plan will become fully vested immediately prior to the consummation of the mergers. The following table sets forth the number of unvested restricted stock awards held by each director, and each named executive officer of the Company as of March 30, 2026, the date the merger agreement was executed. Based on a share price of $23.00, the estimated value of the restricted stock awards for each director and executive officer is as follows.

Name	Unvested Company Restricted Stock Awards	Aggregate Restricted Stock Award Value
William D. Fortson, Jr.	2,280	$52,440
Marshall L. Ginn	2,280	52,440
Bob W. Richardson	2,280	52,440
Howard G. Roberts	2,280	52,440
Mark J. Ross	2,280	52,440
Robin S. Reich	2,280	52,440
Teak E. Shore	—	—
Edward P. Stone	2,280	52,440
Edward J. Cooney	—	—
Clark N. Nelson	6,334	145,690
Elizabeth M. Galazka	5,800	133,400

Options. The Company has awarded directors and executive officers options to purchase Company common stock pursuant to the 2022 Equity Plan and the 2018 Equity Plan. Pursuant to the terms of the 2022 Equity Plan and the 2018 Equity Plan, the mergers will constitute a “Change in Control” as defined in those plans. As a result, any unvested stock options granted under the 2022 Equity Plan and the 2018 Equity Plan will become fully vested immediately prior to the consummation of the mergers. In connection with the mergers, all unexercised options, both vested and unvested, to purchase Company common stock will be cancelled in exchange for a cash payment. Set forth below is the number of outstanding and unexercised Company options held by each director and executive officer of the Company as of March 30, 2026, the date the merger agreement was initially executed, and the cash-out value of the stock options based on a share price of $23.00 less the average weighted exercise price of the options.

Name	Company Stock Options	Average Weighted Exercise Price	Aggregate Stock Option Value
William D. Fortson, Jr.	32,247	$12.87	$326,579
Marshall L. Ginn	32,247	12.87	326,579
Bob W. Richardson	32,247	12.87	326,579
Howard G. Roberts	32,247	12.87	326,579
Mark J. Ross	32,247	12.87	326,579
Robin S. Reich	24,568	12.17	265,984
Teak E. Shore	—	—	—
Edward P. Stone	32,247	12.87	326,579
Edward J. Cooney	85,808	11.46	990,339
Clark N. Nelson	45,171	11.14	535,537
Elizabeth M. Galazka	42,671	10.95	514,037

Indemnification and Directors’ and Officers’ Liability Insurance. For a period of six years after the closing date of the mergers, Fidelity Bank will indemnify, defend and hold harmless each person entitled to indemnification from Affinity Bank and the Company immediately prior to the closing date (including current and past directors and officers) against any and all claims, liability, costs and expenses arising out of actions or omissions occurring at or prior to the closing date to the fullest extent that Affinity Bank or the Company, as the case may be, would have been permitted under any applicable law and its chartering documents. In addition, the merger agreement provides that, prior to the closing date of the mergers, Fidelity Bank or, at Fidelity Bank’s discretion, the Company, will purchase a directors’ and officers’ liability insurance policy to be effective for up to six years following the closing date of the mergers, with an aggregate annual premium not to exceed 200% of the Company’s current annual premiums.

Employment Agreements. The Company and Affinity Bank have entered into employment agreements with each of President and Chief Executive Officer Edward J. Cooney, Executive Vice President and Chief Credit Officer Clark Nelson and Executive Vice President of Lending Elizabeth Galazka. The employment agreements with Messrs. Cooney and Nelson have terms of three years. The employment agreement with Ms. Galazka has a term of two years. Each year, the boards of directors of the Company and Affinity Bank may renew the terms of the employment agreements for another year so that they again become a three-year term (in the case of Messrs. Cooney and Nelson) or a two-year term (in the case of Ms. Galazka). If the Company or Affinity Bank enters into a transaction that would constitute a “change in control” under the agreements, the terms of the agreements will automatically extend to three years (in the case of Messrs. Cooney and Nelson) and two years (in the case of Ms. Galazka) from the effective date of the change in control. The current terms of the employment agreements with Messrs. Cooney and Nelson expire on September 1, 2028, and the current terms of the employment agreement with Ms. Galazka expires on September 1, 2027. The mergers would constitute a change in control under the employment agreements.

Under the employment agreements, if the Company terminates the executive’s employment without cause or if the executive terminates employment for “good reason,” following a change in control, the executive will receive a lump sum payment equal to three times (in the case of Messrs. Cooney and Nelson) or two times (in the case of Ms. Galazka) the average base salary, bonus and profit sharing contributions paid or provided to the executive officer during the calendar year immediately preceding the change in control or, if greater, the annualized base salary, bonus and profit sharing contributions.

Settlement and Restrictive Covenant Agreements. In connection with the merger, Messrs. Cooney and Nelson and Ms. Galazka each entered into a Settlement and Restrictive Covenant Agreement (the “Settlement Agreements”) with the Company and Affinity Bank, which become effective as of the effective date of the merger. Pursuant to the Settlement Agreements, in exchange for the termination of the employment agreements and with further consideration for their promises to adhere to certain post-termination covenants, Messrs. Cooney and Nelson and Ms. Galazka will receive the payments otherwise due under the severance provisions of their existing employment agreement in connection with a change in control of $1,649,250, $1,201,073 and $707,905, respectively. The payments will be made in a lump sum immediately prior to the effective date of the merger (and each of their employment agreements will terminate on the effective date of the merger). Affinity Bank will also transfer a country club membership to Mr. Cooney. The payments are subject to the executive’s timely execution and non-revocation of a release of claims.

The post-employment covenants contained in the Settlement Agreements include promises by Messrs. Cooney and Nelson and Ms. Galazka not to solicit employees and customers of Affinity Bank and by Mr. Cooney and Galazka not to compete with Affinity Bank in all counties in which Affinity Bank or Fidelity Bank maintains an office or branch or has a pending application to open an office as of the effective date of the merger. These covenants remain in effect for two years from the executive’s date of termination of employment in the case of Mr. Cooney and Ms. Galazka and one year from the executive’ date of termination of employment in the case of Mr. Nelson. The Settlement Agreements also contain certain confidentiality and non-disparagement provisions.

Supplemental Executive Retirement Plan. Affinity Bank maintains a supplemental executive retirement plan (“SERP”) for Mr. Cooney. Under the SERP, Mr. Cooney, upon separating from service is entitled to a monthly benefit equal to $8,333.33. The normal retirement benefit would commence on the first day of the second month following the later of (i) his normal retirement age (age 65) or (ii) his separation from service. The benefit is payable monthly and continues for Mr. Cooney’s lifetime (with a guarantee of 180 monthly payments). Mr. Cooney is fully vested in the benefits provided under the SERP. In connection with the mergers, Affinity Bank may terminate and liquidate the SERP in connection with the merger. If Affinity Bank terminates and liquidates the SERP in connection with the merger, Mr. Cooney would receive a lump sum payment of an estimated $1,477,208.

Affinity Bank Employee Stock Ownership Plan. The ESOP is a tax-qualified plan that covers substantially all of the employees of Affinity Bank who have at least one year of service and have attained age 21. The ESOP received a loan from the Company, the proceeds of which were used to acquire shares of Company common stock for the benefit of plan participants. The ESOP has pledged the shares acquired with the loan proceeds as collateral for the loan and holds them in a suspense account, releasing them to participants’ accounts as the loan is repaid, with contributions received from Affinity Bank. Prior to the effective time of the merger, the ESOP will be terminated. The ESOP trustee will repay any outstanding ESOP debt in full by using any cash remaining in the suspense account to repay the ESOP debt and then, if and as necessary, to remit a sufficient number of shares of Company common stock back to the Company to repay any remaining ESOP debt in full, with each remitted share to be valued at $23.00. At the effective time of the holding company merger, any remaining shares of the Company’s common stock held by the ESOP that are unallocated (or the proceeds from the sale thereof, if applicable) will be allocated among the accounts of the ESOP participants with undistributed account balances who are employed by Affinity Bank at the effective time of the holding company merger, and in proportion to their balances under the ESOP as of the end of the immediately previous plan year.

As a result of the foregoing, Affinity Bank’s executive officers and other active employee participants in the ESOP would receive a benefit in connection with the ESOP’s termination to the extent that the stock price of the Company’s common stock multiplied by the number of shares held in the suspense account exceeds the outstanding loan used to acquire those shares.

Directors’ Deferred Compensation Plan. Affinity Bank sponsors a deferred compensation plan under which eligible directors were previously able to defer the receipt of compensation that otherwise would have been payable to them for their service as a director. Effective June 30, 2015, the plan was frozen with respect to further deferral contributions and any new participants. However, directors who previously deferred compensation under the plan maintain a benefit under the plan until the deferred compensation is distributed to them in accordance with their previous elections and the terms of the plan.

Merger-Related Executive Compensation for the Company’s Named Executive Officers

The information set forth in the following table is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each of the Company’s named executive officers that is based on, or otherwise relates to, the merger (which we refer to as “merger-related compensation”). The merger-related compensation payable to these individuals is the subject of a non-binding advisory vote of Company stockholders, as described in “Proposal 2 — The Executive Compensation Proposal.”

The following table sets forth the amounts of payments and benefits that each of the Company’s named executive officers would receive in connection with the mergers, assuming: (i) that the effective time of the mergers was         , 2026, the last practicable date prior to the date of this proxy statement; (ii) a per share price of Company common stock of $23.00 which is the average closing price per share of the Company’s common stock over the first five business days following the announcement of the merger agreement; and (iii) each named executive officer experiences a qualifying termination of employment on         , 2026. This table does not include the value of benefits in which the named executive officers are vested without regard to the occurrence of a change in control. The amounts shown below are estimates based on multiple assumptions that may or may not actually occur, and as a result, the actual amounts to be received by a named executive officer may differ materially from the amounts shown below.

Executive	Cash ($)(1)	Equity ($)(2)(3)	Pension/ NQDC ($)(4)	Perquisites/ Benefits ($)(5)	Total ($)
Edward J. Cooney	1,649,250	—	—	70,000	1,719,250
Clark N. Nelson	1,201,073	190,336	—	—	1,391,409
Elizabeth M. Galazka	707,905	226,570	—	—	934,475

(1)

Under the employment agreements with Messrs. Cooney and Nelson and Ms. Galazka, in the event of a termination of employment in connection with a change in control (i.e., a “double trigger”), the executive is entitled to the greater of (A) three (in the case of Messrs. Cooney and Nelson) or two (in the case of Ms. Galazka), multiplied by his or her average annual base salary, bonus and profit sharing paid by the employer over the preceding three full fiscal years prior to the change in control or (B) his or her current base salary annualized plus bonus and profit sharing paid in the prior calendar year immediately preceding such change in control. The employment agreements will be terminated in connection with the change in control and the payments will be made pursuant to the terms of Settlement and Restrictive Covenant Agreements.

(2)

All outstanding restricted stock awards granted under the 2018 Equity Plan and the 2022 Equity Plan will vest upon the closing of the mergers (i.e., “single trigger” vesting). The figures shown are calculated based on a per share value of $23.00. Set forth below are the values of the restricted stock outstanding as of the date hereof that would become vested upon the close of the mergers:

Name	Number of Restricted Stock Shares	Value of Restricted Stock Awards ($)
Edward J. Cooney	—	—
Clark N. Nelson	6,334	145,690
Elizabeth M. Galazka	5,800	133,400

(3)

All outstanding stock options granted under the 2018 Equity Plan and the 2022 Equity Plan will vest upon the closing of the mergers (i.e., “single trigger” vesting) and all outstanding stock options will be cancelled and paid upon the closing of the mergers. The figures shown are calculated based on a per share value of $23.00. Set forth below are the values of the outstanding unvested stock options, based on the positive difference of $23.00 over the weighted exercise price of the stock options, multiplied by the number of shares underlying the unvested stock options that will accelerate and be converted to the right to receive a cash payment upon the closing of the mergers.

Name	Number of Unvested Stock Options	Value of Unvested Stock Options ($)
Edward J. Cooney	—	—
Clark N. Nelson	5,334	44,646
Elizabeth M. Galazka	11,000	93,170

(4)

In connection with the closing of the mergers, the Company may terminate the Affinity Bank Supplemental Executive Retirement Plan and pay Mr. Cooney the present value of the annual benefits otherwise due under the plan. Mr. Cooney is fully vested in the benefits under the plan.

(5)	In connection with the mergers, the Company will transfer the ownership of the existing country club membership that is currently used by Mr. Cooney, to Mr. Cooney.

Regulatory Approvals Required for the Mergers

The Company, Affinity Bank, Fidelity BancShares and Fidelity Bank have agreed to use their reasonable best efforts to obtain all authorizations from applicable regulators that are necessary or advisable to consummate the mergers and other transactions contemplated by the merger agreement. This includes the approval or waiver of an application requirement, consent, notice, or non-objection to or from the FDIC, the Federal Reserve, the North Carolina Commissioner of Banks, and the OCC. The mergers cannot be completed without applicable regulators providing the required approvals, waivers, consents or non-objections.

Fidelity Bank and Fidelity BancShares have filed the application materials necessary to obtain the regulatory approvals of the FDIC and the North Carolina Commissioner of Banks for the mergers, and a waiver request with the Federal Reserve from the requirement to file an application, and Affinity Bank has given notice to the OCC of the mergers. Fidelity Bank, Fidelity BancShares and the Company cannot provide any assurance as to whether they will obtain the required regulatory approvals, when such approvals will be received, or whether there will be conditions in such approvals that are unacceptably burdensome to Fidelity Bank, Fidelity BancShares or the Company.

The FDIC may not approve any transaction that would result in a monopoly or otherwise substantially lessen competition or restrain trade, unless it finds that the anti-competitive effects of the transaction are clearly outweighed by the public interest. In addition, under federal law, a period of 30 days must expire following approval by the FDIC during which the Department of Justice may file objections to the mergers under the federal antitrust laws. This waiting period may be reduced to 15 days if the Department of Justice has not received any adverse comments relating to the competitive factors of the transaction. If the Department of Justice were to commence an antitrust action, that action would stay the effectiveness of the FDIC approval of the mergers unless a court specifically orders otherwise. In reviewing the mergers, the Department of Justice could analyze the mergers’ effect on competition differently than the FDIC, and thus it is possible that the Department of Justice could reach a different conclusion than the FDIC regarding the mergers’ competitive effects.

The approval of any regulatory application merely implies satisfaction of regulatory criteria for approval, which does not include review of the mergers from the standpoint of the adequacy or the fairness of the merger consideration to be received by our stockholders. Regulatory approvals do not constitute an endorsement or recommendation of the proposed mergers.

Financing of the Mergers

Fidelity Bank’s obligation to complete the mergers and pay the merger consideration is not contingent upon any receipt of external financing. The merger agreement provides assurance that Fidelity Bank has sufficient funds to pay the merger consideration.

Treatment of Equity Awards

Stock Options. As of the record date, there were [outstanding options] outstanding options to purchase shares of Company common stock with a weighted average exercise price of $[exercise price] per share. If the mergers are completed, under the terms of the Company’s stock incentive plans, each option to purchase shares of Company common stock that is outstanding and unexercised on the third business day immediately before the effective time of the mergers will automatically become fully vested and exercisable to the full extent of the original grant. Holders of vested options may choose to exercise their options at any time before the third business day preceding consummation of the mergers. All option holders of unexercised options will receive the merger consideration less the exercise price of such option.

Restricted Stock. As of the record date, there were [restricted stock] shares of unvested restricted stock outstanding. If the mergers are completed, under the terms of the Company’s stock incentive plans, each share of restricted stock will automatically become fully vested at the effective time of the mergers. Holders of such shares will receive the merger consideration less any required deductions or withholdings.

When the Mergers are Expected to be Completed

The closing of the mergers is anticipated to take place on the last day of the calendar month following the satisfaction of all conditions precedent to the mergers that have not been effectively waived (other than those conditions that by their nature cannot be satisfied until the closing date), or, at Fidelity Bank’s election, the first day of the following month, or on such other date as the parties mutually agree. The parties expect to complete the mergers during the third quarter of 2026. However, some of the conditions to completing the mergers, including the receipt of the required regulatory approvals, are not within the control of Fidelity BancShares, Fidelity Bank, the Company or Affinity Bank, and we cannot guarantee when, or if, all conditions to completing the mergers will be met.

No Appraisal or Dissenters’ Rights

Under the Company’s Articles of Incorporation, the Company’s stockholders are not entitled to exercise any rights of an objecting stockholder provided under Maryland General Corporation Law unless the board of directors determines that such rights apply with respect to a transaction. The Company’s board of directors has not made such a determination with respect to the mergers. Accordingly, the stockholders of the Company do not have appraisal or dissenters’ rights with respect to the mergers.

Terms of the Merger Agreement

Mergers; Merger Consideration. Under the terms of the merger agreement, (i) Merger Subsidiary will merge with and into the Company, (ii) the Company will merge with and into Fidelity Bank, and (iii) Affinity Bank will merge with and into Fidelity Bank, which series of transactions are collectively referred to herein as the mergers. If the merger of Merger Subsidiary with and into the Company is consummated, each share of Company common stock will be converted into the right to receive $23.00 in cash, subject to downward adjustment to the extent the Company’s adjusted stockholders’ equity prior to the consummation of the mergers is below the Company’s adjusted stockholders’ equity as of February 28, 2026, as described below.

Adjustment to Merger Consideration. The merger consideration is subject to downward adjustment to the extent the Company’s adjusted stockholders’ equity prior to the consummation of the mergers is below the Company’s adjusted stockholders’ equity as of February 28, 2026.

Adjusted stockholders’ equity is calculated as total stockholders’ equity (A) plus the amount of any one-time cost, fee, obligation, or expense paid or accrued directly or indirectly by the Company in connection with or resulting from the negotiation and preparation of the merger agreement and the consummation of the mergers, including contract termination expenses, the acceleration of accruals due to the mergers, other accounting accruals made by the Company to conform its policies to be consistent with those of Fidelity Bank, change in control and severance payments, legal and financial advisor fees, and similar transaction-related expenses; (B) plus the amount, if any, of accumulated other comprehensive loss; and (C) less the absolute value of any shortfall in the Company’s allowance for credit losses, whichever is greater, when compared to the following: (1) the Company’s allowance for credit losses as of February 28, 2026 and (2) the Company’s allowance for credit losses as a percentage of gross loans as compared to the same percentage as of February 28, 2026.

If adjusted stockholders’ equity at the closing of the mergers is less than adjusted stockholders’ equity as of February 28, 2026, then the merger consideration will be reduced by an amount equal to the shortfall divided by the sum of (A) the number of shares of common stock outstanding and (B) the number of stock options outstanding.

Based upon our adjusted stockholders’ equity and allowance for credit losses as a percentage of gross loans as of April 30, 2026, we believe that there would be no adjustment to the merger consideration had the mergers been consummated in the month following that date.

Conditions to the Mergers. The respective obligations of Fidelity BancShares, Fidelity Bank, the Company and Affinity Bank to consummate the mergers are subject to the satisfaction, or waiver by the other party, of certain conditions specified in the merger agreement. Conditions to the obligations of Fidelity BancShares, Fidelity Bank, the Company and Affinity Bank to consummate mergers are:

•

the receipt of all required licenses, approvals, and consents of any relevant federal, state, or other regulatory agency without any objections to or withdrawal of any approval, the expiration of any required waiting periods and the receipt of all other consents, waivers permissions or approvals required to consummate the mergers and the other transactions contemplated by the merger agreement;

•	the absence of any order, decree or injunction, or any statute, rule or regulation, which enjoins or prohibits the mergers or any of the parties from consummating the mergers;

•	the approval by the Company’s stockholders of the merger proposal;

•	the articles of merger having been duly executed and properly filed with the applicable state authorities;

•	the parties’ compliance in all material respects with all applicable laws where the failure to so comply has resulted in the other party or parties being unable to consummate the mergers;

•

the representations and warranties of the parties contained in the merger agreement shall be true, correct and complete, in all material respects, on and as of the closing date of the mergers (unless they speak to an earlier date), except to the extent that inaccuracies in those representations and warranties do not have a material effect on any party’s obligations under the merger agreement;

•	the receipt by each party of certain documents, certificates and consents from the other party, as set forth in the merger agreement; and

•	that the merger agreement has not been terminated.

The Company’s and Affinity Bank’s obligations to consummate the mergers are also conditioned on the aggregate merger consideration having been deposited by Fidelity BancShares with the paying agent (as defined in the merger agreement), unless waived by the Company.

Fidelity Bank’s obligations to consummate the mergers are also conditioned on the following unless waived by Fidelity Bank:

•	the Company and Affinity Bank shall not have experienced an “Affinity Adverse Change” (as defined in the merger agreement);

•

the Company and Affinity Bank shall have obtained and delivered to Fidelity BancShares and Fidelity Bank each consent and/or estoppel certificate requested by Fidelity Bank, a certificate regarding the Company’s common stock under the Internal Revenue Code, and affidavits relating to the Company’s and Affinity Bank’s insurance policies, as described further in the merger agreement;

•	the Company and Affinity Bank shall have taken all actions reasonably requested by Fidelity BancShares with respect to the Company’s and Affinity Bank’s employee benefit plans;

•

the absence of any condition in any of the required regulatory approvals that, after giving effect to the holding company merger, would reasonably be likely to have a material and adverse effect (measured on a scale relative to Fidelity Bank) on the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties or business of Fidelity Bank or on Fidelity Bank’s ability to continue the Company’s businesses as and at the locations at which they are conducted on the date of the merger agreement;

•	the Company and Affinity Bank shall not have made any payment that would be an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code; and

•

the Company shall have taken all such steps as may be required to cause any dispositions of its common stock, and any dispositions and cancellation of the Company’s stock options, in connection with the mergers, to be exempt from liability pursuant to Rule 16b-3 under the 1934 Act to the fullest extent permitted by applicable law.

Conduct of Business Pending the Mergers. The Company and Affinity Bank have agreed to use their commercially reasonable efforts to:

•

preserve intact their present business organization, and preserve their relationships with customers, depositors, borrowers, employees, creditors, correspondents, suppliers, and others having business relationships with them;

•	maintain all of their properties and equipment in customary repair, order, and condition, ordinary wear and tear excepted;

•	maintain their books of account and records in the usual, regular, and ordinary manner in accordance with applicable law and sound business practices applied on a consistent basis;

•

perform their agreements and comply with their obligations under all contracts and agreements to which they are a party, and give prompt written notice to Fidelity Bank of any claim or receipt of notice from any other party thereto of any alleged material default or noncompliance thereunder by the Company or Affinity Bank;

•	comply in all material respects with all applicable laws;

•	continue to maintain federal deposit insurance for Affinity Bank’s deposits;

•	continue to maintain in force their insurance policies and not cancel, terminate, fail to renew, or modify any insurance policy, or allow any such policy to be cancelled or terminated;

•	promptly notify Fidelity Bank with respect to litigation;

•

notify Fidelity Bank of any actual or suspected data security incident (as defined in the merger agreement) and cooperate fully in and keep Fidelity Bank informed of the status of any investigation, remediation, and notifications to applicable regulatory authorities and, if applicable, customers, to the fullest extent possible without disclosure of confidential supervisory information or materials that would be unlawful or prohibited by applicable regulatory authorities;

The Company and the Affinity Bank have made further affirmative covenants with respect to:

•	pricing decisions with respect to deposits and loans;

•	cooperating with Fidelity Bank with respect to the conversion of Affinity Bank’s banking operations, customer accounts and data, and data systems;

•	loan originations, renewals and acquisitions;

•	taking actions required under the merger agreement, performing acts and executing and delivering documents, and cooperating in carrying out, and pursuing the completion of, the mergers;

•	filing tax returns; and

•	delivering written materials provided to the Company’s or Affinity Bank’s directors, including meeting minutes credit memoranda.

Additionally, the Company and Affinity Bank have agreed that, before the closing date of the mergers, they will not, unless required by any regulatory agency or with the prior written consent of Fidelity Bank, which consent will not be unreasonably withheld or delayed, or unless subject to specified exceptions, take certain actions with respect to:

•	amending their articles of incorporation or bylaws;

•	changes in capital stock;

•	stock issuances and redemptions;

•	grants or issuances of options, warrants, calls, puts, awards, or other similar rights with respect to capital stock;

•	grants of equity-based awards;

•	dividend payments and distributions;

•	employment, benefit, or retirement agreements and plans;

•	compensation or benefits;

•	changes in accounting or tax methods, policies, practices, or procedures;

•	branch offices;

•	changes in business, lending and deposit practices, policies and procedures;

•	acquisition proposals;

•	real property, equipment, and fixed and capital assets;

•	contracts and other agreements;

•

loans equal to or in excess of $3.0 million to a borrower to which or whom Affinity Bank does not have any existing credit exposure, equal to or in excess of $500,000 with respect to any unsecured loan or in excess of $3,000,000 with respect to any secured loan, including with respect to credit exposure to the borrower’s affiliated entities and principals;

•	liabilities, including certificates of deposit and deposits from a “deposit broker;”

•	mortgages, pledges and liens with respect to assets;

•

waiving, releasing, or compromising any rights in their favor against or with respect to any of their current or former officers, directors, employees, affiliates, or consultants or members of families of current or former officers, directors, employees, affiliates, or consultants;

•	lease agreements; and

•

acquired tax benefits from the mergers, including federal and state net operating loss carryforwards and federal and state unrealized built in tax losses reflected in the Company’s audited financial statements.

For a complete description of such restrictions on the conduct of Affinity Bank’s business, see Section 5.01(d) of the merger agreement, a copy of which is included as Annex A to this proxy statement.

Certain Other Covenants. The merger agreement also contains other agreements relating to the conduct of the parties before consummation of the mergers, including the following:

•

the Company’s board of directors must call a stockholder meeting for its stockholders to vote on the merger agreement and the mergers, and must recommend approval of the merger agreement and the mergers to the Company’s stockholders, subject to the ability to change its recommendation as provided in the merger agreement;

•

the Company must provide Fidelity Bank with reasonable access to its books, records and properties, subject to exceptions related to confidentiality, attorney-client privilege and banking law and regulation; and upon reasonable advance notice, Fidelity Bank may review the reports and working papers of the Company’s independent auditors;

•

upon reasonable request by Fidelity Bank, the Company and Affinity Bank will (i) modify or change their loan, accrual, reserve, tax, litigation, and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with those of Fidelity BancShares and Fidelity Bank and (ii) make such appropriate accounting entries in their books and records for accruals or the creation of reserves for compensation, employee benefit, and transaction-related expenses, all as may be payable upon completion of the mergers; and

•

Affinity Bank will cooperate with Fidelity BancShares and use commercially reasonable efforts to obtain and deliver to Fidelity BancShares, prior to the closing date, written consents and estoppel certificates with respect to contracts.

Agreement Not to Solicit Other Offers. The merger agreement provides that the Company and Affinity Bank, and their officers, directors, agents, advisors and affiliates will not solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to an “Acquisition.”

Notwithstanding these restrictions, if the Company is not otherwise in violation of its obligations with respect to such matters, the Company may provide information to, and may engage in such negotiations or discussions with, a person with respect to an unsolicited “acquisition proposal” to the extent that the Company’s board of directors, after consulting with and considering the advice of its outside legal counsel and financial advisor, determines in good faith that the acquisition proposal constitutes or is reasonably likely to lead to a “superior proposal” (defined below), and the board of directors further determines in good faith, and after consultation with its outside legal counsel, that its failure to provide information or to engage in any such negotiations or discussions could be inconsistent with the duties of directors under Maryland law. In such circumstance, the Company must advise Fidelity Bank promptly following the receipt by the Company of any such proposal and the substance thereof, and advise Fidelity Bank promptly of any developments with respect to such proposal.

As defined in the merger agreement, “acquisition proposal” means any inquiry, proposal or offer by any person with respect to: (A) any merger, consolidation, share exchange, business combination, or similar transaction involving the Company or Affinity Bank (other than the mergers); (B) any sale, lease (as lessor), exchange, mortgage, pledge, transfer, or other disposition of any branch office of Affinity Bank or of 25% or more of the Company’s consolidated assets to any other person in a single transaction or series of related transactions; (C) any tender offer or exchange offer for 25% or more of the outstanding shares of the Company’s or Affinity Bank’s common stock; or (D) the making of any public announcement in connection with any of the above.

A “superior proposal” is defined as an unsolicited, bona fide, written offer made by a third party to consummate an acquisition proposal that the board of directors determines, in good faith, after consulting with its outside legal counsel and its financial adviser, would, if consummated, result in a transaction that is more favorable to the Company’s stockholders than the holding company merger from a financial standpoint.

No Change in Board Recommendation. The Company’s board of directors has agreed to recommend to stockholders the approval of the merger agreement and the transactions contemplated therein unless it reasonably believes in good faith, after consultation with and receipt of the advice of its outside legal counsel and financial advisers, that such a recommendation would be inconsistent with the directors’ duties or obligations as such to the Company or to its stockholders under applicable law as a result of the Company’s receipt of a superior proposal.

Employee Matters. Each Affinity Bank employee as of the effective time will become an employee of Fidelity Bank upon consummation of the mergers, on an “at-will” basis, and will be offered similar salaries, duties and benefits as are available to similarly situated employees of Fidelity Bank. Affinity Bank employees, once they become employees of Fidelity Bank, will be given credit for his or her time of prior service with Affinity Bank for purposes of determining eligibility to participate and vesting under Fidelity Bank’s 401(k) plan and other employee benefit plans, subject to certain exceptions as required by law. If Fidelity Bank elects not to continue to employ any employee of Affinity Bank, such employee will be provided severance in accordance with Fidelity Bank’s policies.

Representations and Warranties in the Merger Agreement. The representations and warranties included in the merger agreement and described below were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of Fidelity BancShares, Fidelity Bank, the Company and Affinity Bank, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in disclosure schedules made for the purposes of, among other things, allocating contractual risk between Fidelity BancShares, Fidelity Bank, the Company and Affinity Bank, rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. Stockholders are not third-party beneficiaries under the merger agreement, and in reviewing the representations, warranties, and covenants contained in the merger agreement or any descriptions thereof in this summary, you should bear in mind that such representations, warranties and covenants or any descriptions thereof were not intended by the parties to the merger agreement to be characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition of Fidelity BancShares, Fidelity Bank, the Company, and Affinity Bank or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Fidelity BancShares, Fidelity Bank, the Company or Affinity Bank. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement.

Fidelity BancShares, Fidelity Bank, Merger Subsidiary, Affinity Bank and the Company have made certain customary representations and warranties to each other relating to their businesses in the merger agreement. These representations and warranties relate to, among other things:

•	corporate organization and authority;

•	authorization and validity of the merger agreement and the transactions contemplated thereunder;

•	absence of legal proceedings;

•	insurance of deposits;

•	compliance with laws;

•	employee benefit plans; and

•	the absence of facts that would materially impair or delay receipt of regulatory approvals.

The Company and Affinity Bank also have made representations and warranties to Fidelity BancShares, Fidelity Bank and Merger Subsidiary regarding:

•	capital stock and principal stockholders;

•	subsidiaries;

•	convertible securities, options, redemptions and similar securities or equity interests;

•	books and records;

•	reports to regulatory authorities;

•	disclosure and accounting controls;

•	financial statements;

•	tax matters;

•	absence of changes;

•	absence of undisclosed liabilities;

•	compliance with existing obligations, including performance of obligations under contracts;

•	real estate and other assets;

•	loans, accounts notes and other receivables;

•	deposits;

•	securities portfolio and investments

•	personal property and fixed assets;

•	intellectual property;

•	privacy matters and data security;

•	environmental matters;

•	brokerage fees;

•	material contracts;

•	employment matters and employee relations;

•	insurance;

•	indemnification obligations;

•	broker-dealer networking arrangements;

•	foreign corrupt practices and office of foreign asset control matters;

•	opinion of financial advisor; and

•	money service business.

Fidelity Bank also has represented that it has the financial ability to pay the merger consideration without the need to obtain external financing.

For information on these representations and warranties, see Articles III and IV of the merger agreement, a copy of which is included as Annex A to this proxy statement.

Termination of the Merger Agreement. The merger agreement may be terminated and the mergers may be abandoned at any time before the effective time of the mergers, whether before or after the adoption of the merger agreement by the Company’s stockholders, under the following circumstances:

•	by mutual written consent of the Company and Fidelity Bank;

•

by either the Company or Fidelity BancShares and Fidelity Bank, if the mergers have not become effective on or before January 31, 2027 or such later date as shall be mutually agreed upon in writing by the parties, notwithstanding the terminating parties’ satisfaction of their obligations under the merger agreement;

•

by either the Company or Fidelity BancShares and Fidelity Bank if the special meeting is held, including any adjournment thereof, and the Company’s stockholders do not vote to approve the merger proposal;

•

by either the Company or Fidelity Bancshares and Fidelity Bank, if the terminating party is not in material breach of any of their representations, warranties, covenants or other obligations under the merger agreement, and the non-terminating party has in any material respect (i) violated or failed to fully perform or comply with any of its obligations, covenants, or agreements contained in the merger agreement, or (ii) breached any of its representations or warranties, in each case to the extent that the violation, failure or breach prevents satisfaction of certain closing conditions, and which violation, failure or breach is not cured within 20 days following written notice to the non-terminating party, or by its nature or timing cannot be cured within such time period;

•	by Fidelity BancShares and Fidelity Bank if the Company has experienced an “Affinity Adverse Change,” as defined in the merger agreement;

•

by Fidelity BancShares and Fidelity Bank if the Company’s board of directors (i) does not distribute a proxy statement to stockholders indicating that the board of directors considers the mergers to be advisable and in the best interests of the Company and its stockholders and that the board of directors recommends that stockholders vote for approval of the merger proposal, or (ii) after having made such a recommendation in the proxy statement distributed to the Company’s stockholders, the board of directors withdraws, qualifies or revises that recommendation in any material respect, and/or (iii) the board of directors elects to not submit the merger proposal to a vote of the Company’s stockholders; or

•

by the Company if the Company’s board of directors determines in good faith, after consultation with and receipt of the advice of its outside counsel and financial advisers, that in light of a “superior proposal” (as defined below) it is necessary to terminate the merger agreement in order to comply with its fiduciary duties to the Company and to the Company’s stockholders under applicable law, provided that the Company is in compliance with certain obligations under the merger agreement and, further provided, the Company provides written notice advising Fidelity Bank that the Company’s board of directors is prepared to accept such superior proposal, and during the five-day period following Fidelity Bank’s receipt of such notice, if Fidelity Bank elects, the Company negotiates in good faith with Fidelity BancShares and Fidelity Bank to make any adjustments to the terms and conditions of the merger agreement that would enable the parties to proceed with the mergers on such adjusted terms.

Termination Fees. The Company must pay a cash termination fee in the amount of $5.5 million if it terminates the merger agreement because it has entered into another acquisition agreement with a third party in response to a superior proposal, or if it enters into an acquisition agreement with a third party within 12 months following the termination of the merger agreement under certain circumstances. In addition, each party must reimburse the other party for expenses up to $1.0 million if the merger agreement is terminated under certain circumstances where the non-terminating party has failed to comply with certain obligations under the merger agreement.

Fees and Expenses. Except as otherwise specified in the merger agreement, each party will pay its own costs and expenses incurred in connection with the mergers.

PROPOSAL 2 — THE EXECUTIVE COMPENSATION PROPOSAL

General

Pursuant to the federal securities laws, the Company is required to submit a proposal to its stockholders for a non-binding advisory vote to approve the payment of certain compensation to the named executive officers of the Company (as determined pursuant to Item 401 of SEC Regulation S-K) that is based on or otherwise relates to the mergers. This executive compensation proposal gives the Company’s stockholders the opportunity to express their views on the compensation that certain Company executive officers may be entitled to receive that is based on or otherwise relates to the mergers.

This compensation, sometimes referred to as “golden parachute” compensation, is described in tabular and narrative form in the section entitled “Proposal 1 — The Mergers — Interests of Company Directors and Executive Officers in the Mergers.” The Company’s commitments to make payments upon a change in control have been disclosed annually in the Company’s previous annual meeting proxy statements, and the payments described in the section entitled “Proposal 1 — The Mergers — Interests of Company Directors and Executive Officers in the Mergers” describes the current nature of the Company’s commitments.

Therefore, the Company is requesting the approval of the Company’s stockholders, on a non-binding advisory basis, of the compensation of the named executive officers of the Company based on or related to the mergers and the agreements and understandings concerning such compensation. As required by Rule 14a-21(c) of the Exchange Act, the Company is asking its stockholders to approve the following resolution:

“RESOLVED, that the compensation to be paid or become payable to the named executive officers of the Company in connection with the mergers, as disclosed in the section entitled “Proposal 1 — The Mergers — Interests of Company Directors and Executive Officers in the Mergers,” and the related tabular and narrative form, is hereby APPROVED.”

Because the proposal is advisory in nature only, a vote for or against this proposal will not be binding on the Company regardless of whether the mergers are approved. Accordingly, as the compensation to be paid to the named executive officers of the Company based on or related to the mergers are contractual with the executives, regardless of the outcome of this vote, such compensation will be payable, subject only to the conditions applicable thereto, if the mergers are completed.

Vote Requirement

Approval of the advisory (non-binding) executive compensation proposal requires the affirmative vote of a majority of the votes cast on the proposal.

Recommendation of the Board of Directors

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE EXECUTIVE COMPENSATION PROPOSAL.

PROPOSAL 3 — THE ADJOURNMENT PROPOSAL

General

The Company is seeking stockholder approval to adjourn or postpone the special meeting to a later date or dates if the board of directors of the Company determines such an adjournment or postponement is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger proposal.

If this adjournment proposal is approved, the special meeting could be adjourned or postponed to any date. If the special meeting is adjourned or postponed, stockholders of the Company who have already submitted their proxies will be able to revoke their proxy at any time prior to their use. If you sign, date and return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares of Company common stock will be voted in favor of the adjournment proposal.

Vote Requirement

Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the proposal.

Recommendation of the Board of Directors

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material U.S. federal income tax consequences to U.S. holders (as defined below) of the Company’s common stock as a result of the mergers. This discussion does not address any tax consequences arising under any U.S. state, local or foreign laws, the Medicare tax on net investment income, the alternative minimum tax or under any U.S. federal laws other than U.S. federal income tax laws (such as estate or gift tax laws). This discussion is based upon applicable provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this discussion.

This discussion addresses only U.S. holders of Company common stock that hold their shares of Company common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Affinity Bancshares common stock that is for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (b) such trust was in existence on August 20, 1996 and has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes, or (4) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. Importantly, this discussion is for general information only and does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances or to a holder that is subject to special treatment under the U.S. federal income tax laws, such as those rules relating to:

•	holders who are not citizens or residents of the United States;

•	persons holding stock as part of a straddle, hedging transaction, conversion transaction, integrated transaction or constructive sale transaction;

•	partnerships, subchapter S corporations and other pass-through entities and the partners or investors in such entities;

•	financial institutions;

•	tax-exempt organizations and entities, including individual retirement accounts;

•	persons subject to the U.S. alternative minimum tax;

•	regulated investment companies;

•	real estate investment trusts;

•	insurance companies;

•	dealers in securities; and

•	holders who acquired their shares of Affinity Bancshares common stock through the exercise of employee stock options or similar derivative securities or otherwise as compensation.

If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds Company common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds Affinity Bancshares common stock, and any partners in such partnership, should consult their own tax advisors about the tax consequences of the mergers to them.

Determining the actual tax consequences of the mergers to a U.S. holder is complex and can depend, in part, on the U.S. holder’s specific situation. Each U.S. holder should consult its own independent tax advisor as to the tax consequences of the mergers in its particular circumstance, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.

Tax Consequences to U.S. Holders Who Receive Cash in Exchange for Company Common Stock

A U.S. holder that surrenders Company common stock in exchange for cash pursuant to the mergers would generally recognize gain or loss in an amount equal to the difference between the amount of cash received and such U.S. holder’s adjusted tax basis in its Company common stock. This gain or loss generally would be capital gain or loss, and long-term capital gain or loss if, as of the effective date of the mergers, the U.S. holder’s holding period with respect to Company common stock exceeds one year. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations.

If a U.S. holder acquired different blocks of shares of Company common stock at different times or different prices, the U.S. holder should consult the U.S. holder’s independent tax advisor regarding the manner in which gain or loss should be determined for each identifiable block of Company shares. Each U.S. holder of Company common stock should consult its own independent tax advisor as to the tax consequences of the mergers in its particular circumstance, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.

Backup Withholding

A U.S. holder of Company common stock may be subject, under certain circumstances, to information reporting and backup withholding at the applicable rate (currently 24%) with respect to any cash payments that the U.S. holder receives. A U.S. holder generally will not be subject to backup withholding, however, if the U.S. holder:

•

furnishes a correct taxpayer identification number, certifying that it is not subject to backup withholding on IRS Form W-9 or successor form included in the letter of transmittal that the U.S. holder will receive and otherwise complies with all the applicable requirements of the backup withholding rules; or

•	provides proof that it is otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and generally would be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, if the U.S. holder timely furnishes the required information to the Internal Revenue Service.

This discussion of certain material U.S. federal income tax consequences is for general information only and is not intended to be tax advice. Holders of Company common stock are urged to consult their independent tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

SUPPORT AGREEMENT

In connection with the execution of the merger agreement, each director of the Company entered into a support agreement with Fidelity BancShares and the Company. Under the terms of the support agreement, such directors agreed in their capacity as stockholders of the Company to vote the shares of Company common stock for which they own or control in favor of the merger agreement and the transactions contemplated by the merger agreement, including the mergers. Generally, the support agreement obligates these stockholders to vote their shares in favor of the merger agreement and against approval of any other competing proposal to acquire the stock or assets of the Company or Affinity Bank, subject to certain limitations involving their fiduciary or other legal obligations. The support agreement further restricts these stockholders from seeking competing proposals for the acquisition of the Company or Affinity Bank or the assets of the Company or Affinity Bank. The support agreement will remain in effect until the consummation of the mergers or the termination of the merger agreement.

As of [record date], the record date for the special meeting, these individuals held an aggregate of [insider shares] shares of Company common stock (excluding exercisable stock options), representing [insider %]% of the issued and outstanding shares of Company common stock, which totaled [outstanding shares] as of such date.

INFORMATION ABOUT AFFINITY BANCSHARES, INC.

General

Affinity Bancshares, Inc., a Maryland corporation that was incorporated in 2020, is the successor corporation to Community First Bancshares, Inc., a federal corporation, as a result of the completion of the second-step mutual-to-stock conversion of the former Community First Bancshares, MHC, the former top tier mutual holding company of Community First Bancshares, Inc. The Company is the holding company for Affinity Bank. The Company is a bank holding company registered under Affinity Bank Holding Company Act of 1956, as amended. As a bank holding company, the Company is subject to supervision and regulation by the Federal Reserve in accordance with the requirements set forth in Affinity Bank Holding Company Act of 1956, as amended and by the rules and regulations issued by the Federal Reserve. Shares of Company common stock are listed on the Nasdaq Capital Market under the symbol “AFBI.”

Affinity Bank is a national bank headquartered in Covington, Georgia. Affinity Bank changed its name from Newton Federal Bank in connection with the second-step mutual-to-stock conversion of Community First Bancshares, MHC. Newton Federal Bank was originally chartered in 1928 as a Georgia-chartered mutual building and loan association under the name Newton County Building and Loan Association, and continues to operate under the name “Newton Federal Bank, a Division of Affinity Bank” in Newton Federal Bank’s legacy market area. Affinity Bank converted to a national bank charter in September 2023.

Affinity Bank’s business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in commercial real estate loans, commercial and industrial loans and residential real estate loans and, to a lesser extent, construction and land loans and consumer loans. Affinity Bank also invests in securities, which have historically consisted primarily of mortgage-backed securities and obligations issued by U.S. government sponsored enterprises and Federal Home Loan Bank stock. Affinity Bank offers a variety of deposit accounts, including checking accounts, savings accounts and certificate of deposit accounts. In addition, Affinity Bank gathers deposits nationwide through its virtual bank, FitnessBank, which accepts deposits and provides higher interest rates based on customers meeting certain fitness goals. Affinity Bank has also used Federal Home Loan Bank borrowings to fund its operations. Affinity Bank is subject to comprehensive regulation and examination by the Office of the Comptroller of the Currency, or OCC. Additionally, Affinity Bank is a member of the Federal Home Loan Bank of Atlanta. Affinity Bank’s deposits are insured by the FDIC.

As of March 31, 2026, the Company had total consolidated assets of $924.7 million, total gross loans of $751.8 million, total deposits of $734.3 million, and stockholders’ equity of $129.5 million.

Beneficial Ownership of Management and Principal Stockholders

The following table sets forth, as of [record date], certain information regarding the beneficial ownership of Company common stock by (i) the directors and executive officers of the Company, (ii) each person who beneficially owns 5% or more of the total outstanding shares of Company common stock and (iii) all directors and executive officers as a group.

The percentage of beneficial ownership is calculated based on [outstanding shares] outstanding shares of Company common stock. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities and includes shares in which the stockholder has the right to acquire within 60 days of the record date through the exercise of stock options. Unless otherwise indicated, based on information furnished by such stockholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each stockholder is the same as the address of the Company.

Persons Owning Greater than 5%	Shares of Common Stock Beneficially Owned as of the Record Date (1)		Percent of Shares of Common Stock Outstanding (2)
Kenneth R. Lehman	817,332 (3)		13.41%
122 N. Gordon Road
Ft. Lauderdale, Florida 33301

Affinity Bank Employee Stock Ownership Plan	545,613		8.95%
3175 Highway 278
Covington, Georgia 30014

AllianceBernstein L.P.	407,123	(4)	6.68%
501 Commerce Street
Nashville, Tennessee 37203

The Vanguard Group	342,652	(5)	5.62%
100 Vanguard Blvd.
Malvern, PA 19355

Directors
Edward J. Cooney	204,496	(6)	3.36%
William D. Fortson, Jr.	93,347	(7)	1.53%
Marshall L. Ginn	45,849	(8)	*
Bob W. Richardson	58,311	(9)	*
Howard G. Roberts	51,894	(10)	*
Mark J. Ross	40,957	(7)	*
Robin S. Reich	41,862	(11)	*
Teak E. Shore	20,000		*
Edward P. Stone	83,328	(7)	1.37

Executive Officers who are not Directors
Clark N. Nelson	60,779	(12)	*
Elizabeth M. Galazka	94,047	(13)	1.54%
Robert A. Vickers	31,376	(14)	*
Brandi C. Pajot	56,499	(15)	*
All directors and executive officers as a group (13 persons)	882,745		14.48%

*	Less than 1%.
(1)

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Company common stock if he has or shares voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from [record date]. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of Company common stock.

(2)	Based on a total of [outstanding shares] shares of common stock outstanding as of [record date].
(3)	As disclosed in Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2024.
(4)	As disclosed in Schedule 13G/A filed with Securities and Exchange Commission on November 13, 2025.
(5)	As disclosed in Schedule 13G/A filed with Securities and Exchange Commission on January 30, 2025.
(6)	Includes 8,291 shares held in the employee stock ownership plan and 85,805 exercisable stock options.
(7)	Includes 2,280 shares of unvested restricted stock and 25,047 exercisable stock options.
(8)	Includes 7,708 shares held by a corporation, 2,280 shares of unvested restricted stock and 25,047 exercisable stock options.
(9)	Includes 6,844 shares held in an individual retirement account, 2,280 shares of unvested restricted stock and 25,047 exercisable stock options.
(10)	Includes 2,906 shares held as custodian, 2,280 shares of unvested restricted stock and 25,047 exercisable stock options.
(11)	Includes 2,280 exercisable stock options and 17,368 exercisable stock options.
(12)	Includes 7,373 shares held in the employee stock ownership plan, 6,333 shares of unvested restricted stock and 39,837 exercisable stock options.
(13)	Includes 6,975 shares held in the employee stock ownership plan, 5,800 shares of unvested restricted stock and 32,670 exercisable stock options.
(14)	Includes 4,768 shares held in the employee stock ownership plan, 2,100 shares of unvested restricted stock and 23,600 exercisable stock options.
(15)	Includes 5,484 shares held in the employee stock ownership plan, 7,000 shares of unvested restricted stock and 29,600 exercisable stock options.

Market Area

Affinity Bank operates through three branches, with two located in the city of Covington, Georgia, and one located in Atlanta, Georgia. Additionally, Affinity Bank operates a loan production office in Alpharetta, Georgia. Affinity Bank’s business does not depend on one or a few major customers.

Employees

As of March 31, 2026, Affinity Bank had [●] full-time equivalent employees, none of whom is covered by a collective bargaining agreement. Affinity Bank believes it has good working relations with its employees.

Legal Proceedings

There are no threatened or pending legal proceedings against the Company which, if determined adversely, would, in the opinion of management, have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

OTHER MATTERS

The Company does not know of any business to be presented for action at the special meeting other than those items referred to in this proxy statement. If any other matters properly come before the special meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof by and at the discretion of the persons named as proxies on the proxy card.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

The SEC has adopted rules that permit companies and intermediaries (such as banks, brokers and other holders of record) to satisfy the delivery requirement for proxy materials with respect to two or more stockholders sharing the same address by delivering single copy of the proxy materials addressed to all stockholders at that address, unless one or more of the affected stockholder has provided contrary instructions to such company or intermediary, as applicable. This process is commonly known as “householding.” To conserve resources and reduce expenses, we consolidate materials under these rules when possible.

Certain brokerage firms, banks or similar entities holding shares of Company common stock for their customers may household notices or proxy materials. Stockholders sharing an address whose shares of Company common stock are held in “street name” should contact their bank, broker or other holder of record if they wish to receive only one copy per household in the future. The Company will also promptly deliver a separate copy of the notice or proxy materials to the Company’s stockholders at a shared address to which a single copy of the documents was delivered, and stockholders can notify the Company that they wish to receive separate materials in the future, upon written or oral request at the following address or telephone number: Laurel Hill Advisory Group, LLC, 2 Robbins Lane, Suite 201, Jericho, New York 11753. Banks and brokers can call (516) 933-3100, while all others can call (888) 742-1305, toll-free.

STOCKHOLDER PROPOSALS

If the mergers occur, there will be no annual meeting of stockholders for 2026. If the mergers do not occur, then the Company will hold an annual meeting in 2026 in accordance with its current governing documents and as required by Maryland law.

The Company’s Bylaws generally provide that any stockholder desiring to make a proposal for new business at a meeting of stockholders must have given timely notice thereof in writing to the Secretary of the Company. In order for a stockholder to properly bring business before an annual meeting, our Secretary must receive written notice not earlier than the 100th day nor later than the 90th day prior to the anniversary of the prior year’s annual meeting; provided, however, that in the event the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, then, to be timely, notice by the stockholder must be so received no earlier than the day on which public disclosure of the date of such annual meeting is first and made not later than the tenth day following the earlier of the day notice of the meeting was mailed to stockholders or such public announcement was made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

If the 2026 annual meeting of stockholders is held, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the 2026 annual meeting must have been given to us no later than February 19, 2026 and no earlier than February 9, 2026.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

In order to be eligible for inclusion in the proxy materials for the Company’s 2026 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must have been received at the Company’s executive office, 3175 Highway 278, Covington, Georgia 30014, no later than December 18, 2025. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

In order to solicit proxies in support of director nominees other than the Company’s nominees for the Company 2026 Annual Meeting of Stockholders, a person must have provided notice postmarked or transmitted electronically to the Company’s executive office, 3175 Highway 278, Covington, Georgia 30014, or AFBI@myaffinitybank.com, no later than March 23, 2026. Any such notice and solicitation will be subject to the requirements of the proxy rules adopted under the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The internet website maintained by the SEC is https://www.sec.gov. You may also retrieve the Company’s SEC filings at its internet website at www.newtonfederal.com under the heading “Investor Relations” and then under the heading “Filings and Financials.” The information contained on our internet website, or any other internet site described herein, is not part of, and is not incorporated or deemed to be incorporated by reference into this proxy statement.

Statements contained in this proxy statement, or in any document incorporated by reference into this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by references to that contract or other document filed as an exhibit with the SEC. The SEC’s rules allow the Company to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement from the date those documents are filed, except for any information superseded by information contained directly in this proxy statement. The Company has filed the documents listed below with the SEC under the Exchange Act (file number 001-39914), and these documents and any documents filed by the Company under the Exchange Act after the date of this proxy statement are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):

•	Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 20, 2026, as amended April 17, 2026;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed on May , 2026;

•	Current Reports on Form 8-K filed with the SEC on March 31, 2026, and .

You may obtain any of the documents incorporated by reference from the SEC’s internet website described above. Documents incorporated by reference into this proxy statement are also available from the Company without charge, excluding all exhibits unless specifically incorporated by reference into such documents. Stockholders may obtain any and all documents incorporated by reference into such documents without charge, by requesting them in writing or by telephone from Laurel Hill Advisory Group, LLC at the following address and telephone number:

Laurel Hill Advisory Group, LLC

2 Robbins Lane, Suite 201

Jericho, New York 11753

Banks and brokers: (516) 933-3100

All others (toll-free): (888) 742-1305.

If you would like to request documents, please do so by           , 2026 to receive them before the special meeting. If you request any incorporated documents, the Company undertakes to mail them to you by first-class mail, or another equally prompt means, within one business day of receipt of your request.

You should rely only on the information contained in this proxy statement, including the annexes attached hereto or the information incorporated by reference herein, to vote your shares of Company common stock at the special meeting. The Company has not authorized anyone to provide you with information that differs from that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. This proxy statement is dated [document date]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders will not create any implication to the contrary.

ANNEX A

Execution Version

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

AFFINITY BANCSHARES, INC.,

AFFINITY BANK, NATIONAL ASSOCIATION,

FIDELITY BANCSHARES (N.C.), INC.,

THE FIDELITY BANK

AND

TFB MERGER SUBSIDIARY, INC.

EFFECTIVE AS OF MARCH 30, 2026

A-i

A-ii

APPENDIX A - SUPPORT AGREEMENT

APPENDIX B – AGREEMENT AND PLAN OF MERGER (Subsidiary Plan of Merger)

APPENDIX C - AGREEMENT AND PLAN OF MERGER (Bank Plan of Merger)

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) is made and entered into as of the 30th day of March, 2026, by and among AFFINITY BANCSHARES, INC. (“Affinity”), AFFINITY BANK, NATIONAL ASSOCIATION (“Bank”), FIDELITY BANCSHARES (N.C.), INC. (“BancShares”), THE FIDELITY BANK (“Fidelity”), and TFB MERGER SUBSIDIARY, INC. (“Merger Sub”).

WHEREAS, Affinity is a Maryland corporation with its principal office and place of business located in Covington, Georgia, and is a bank holding company registered as such with the Board of Governors of the Federal Reserve System; and

WHEREAS, Bank is an insured, national bank with its principal office and place of business located in Covington, Georgia, and is a wholly-owned bank subsidiary of Affinity; and

WHEREAS, BancShares is a Delaware business corporation with its principal office and place of business located in Fuquay-Varina, North Carolina, and is a bank holding company registered as such with the Board of Governors of the Federal Reserve System; and

WHEREAS, Fidelity is an insured, North Carolina-chartered bank with its principal office and place of business located in Fuquay-Varina, North Carolina; and

WHEREAS, Merger Sub is a North Carolina business corporation with its principal office and place of business located in Fuquay-Varina, North Carolina, and is a wholly-owned transitory subsidiary of Fidelity, newly formed solely for purposes of facilitating the transactions described in this Agreement; and

WHEREAS, Affinity and Fidelity have agreed that it is in their mutual best interests and in the best interests of their respective stockholders for Affinity and Bank to be acquired by Fidelity in the manner and upon the terms and conditions contained in this Agreement and, for that purpose, Affinity, Bank, BancShares, Fidelity, and Merger Sub have agreed to enter into this Agreement, effective as of the date first above written; and

WHEREAS, Bank has agreed to join as a party to this Agreement for the purpose of agreeing to its undertakings and agreements provided herein in order to induce BancShares and Fidelity to enter into this Agreement; and

WHEREAS, BancShares has agreed to join as a party to this Agreement for the purpose of agreeing to its undertakings and agreements provided herein in order to induce Affinity and Bank to enter into this Agreement; and

WHEREAS, as a condition and inducement to Fidelity’s willingness to enter into this Agreement, each of the directors of Affinity and Bank have, concurrently with the execution of this Agreement, entered into and delivered to Fidelity a Support Agreement in the form attached as Appendix A to this Agreement pursuant to which he or she has agreed to the undertakings and covenants contained therein; and

WHEREAS, this Agreement has been approved by or for Affinity’s, Bank’s, BancShares’, Fidelity’s, and Merger Sub’s respective Boards of Directors and, except as otherwise permitted hereunder, Affinity’s Board will recommend approval of the transactions contemplated by this Agreement to Affinity’s stockholders.

NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and the representations, warranties, conditions, covenants, and promises herein contained, and subject to the terms and conditions hereof, Affinity, Bank, BancShares, Fidelity, and Merger Sub adopt and make this Agreement and mutually agree as provided below.

ARTICLE I—DEFINITIONS

Certain of the capitalized terms used throughout this Agreement are listed below with their meanings as used herein.

1934 Act. The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

Acquisition Agreement. The term “Acquisition Agreement” shall have the meaning assigned to it in Paragraph 5.02(l) of this Agreement.

Acquisition Proposal. The term “Acquisition Proposal” shall have the meaning assigned to it in Paragraph 5.02(l) of this Agreement.

Affinity. The term “Affinity” shall have the meaning assigned to it in the recitals of this Agreement.

Affinity Adjusted Stockholders’ Equity. The term “Affinity Adjusted Stockholders Equity” shall have the meaning assigned to it in Paragraph 2.04(i) of this Agreement.

Affinity Audited Financial Statements. The term “Affinity Audited Financial Statements” means Affinity’s audited consolidated balance sheets as of December 31, 2025 and 2024, and its audited consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years ended December 31, 2025 and 2024, together with the notes thereto.

Affinity Certificates. The term “Affinity Certificates” shall have the meaning assigned to it in Paragraph 2.04(f)(iii) of this Agreement.

Affinity Common Stock. The term “Affinity Common Stock” shall have the meaning assigned to it in Paragraph 3.02(a)(i).

Affinity Companies; Affinity Company. The term “Affinity Companies” refers collectively to Affinity, Bank and any other entity that as of the date of this Agreement is, or at any time subsequent to the date of this Agreement and prior to the Effective Time becomes, a subsidiary of Affinity or Bank. The term “Affinity Company” refers individually to any entity that is one of the Affinity Companies.

Affinity ESOP. The term “Affinity ESOP” means the Amended and Restated Affinity Bank Employee Stock Ownership Plan.

Affinity IT Systems. The term “Affinity IT Systems” means all information technology and computer systems, components, equipment, and facilities (including, without limitation, any software, firmware, middleware, server, workstation, router, hub, switch, information technology or telecommunications hardware or equipment, network, or website), and all associated documentation owned, operated, licensed, or controlled by or on behalf of the Affinity Companies, or otherwise necessary for or material to the conduct of the business of the Affinity Companies.

Affinity Material Change. The term “Affinity Material Change” means the occurrence or discovery of any fact, event, change, condition, development, circumstance or effect with respect to any of the Affinity Companies that, individually or in combination with any other such facts, events, changes, conditions, developments, circumstances or effects, represents, has resulted in or would be reasonably likely to result (whether before or after the Merger) in a material adverse change in: (a) the condition, financial or otherwise, Assets, Liabilities, or businesses of the Affinity Companies considered as one entity, including Affinity’s consolidated financial condition, stockholders’ equity or results of operations, or in the business, Assets or operations of the Affinity Companies (including, without limitation, any such change resulting from any new, or the acceleration of any existing, Liability or from the Affinity Companies’ failure to comply with Laws applicable to them), or in the ability of the Affinity Companies considered as one entity to carry on their businesses as and at each of the locations at which they are conducted on the date of this Agreement (or, in the case of any branch office of the Bank, at an alternate location with a comparable facility that is convenient to the customers of the branch and that is reasonably satisfactory to Fidelity), (b) Fidelity’s ability to continue the Affinity Companies’ businesses as and at each of the locations at which they are conducted on the date of this Agreement (or, in the case of any branch office of the Bank, an alternate location with a comparable facility that is convenient to the customers of the branch and that is reasonably satisfactory to Fidelity), (c) the ability of

Affinity or Bank to perform in any material respect on a timely basis its obligations under this Agreement, or (d) the ability of Affinity, Bank or Fidelity to obtain any Required Regulatory Approval or to consummate the transactions described in or contemplated by this Agreement in accordance with their terms and conditions. However, such term shall not include any change (or the direct and indirect effects of any change) resulting from the impact of (i) changes after the date hereof in (A) Laws or interpretations thereof (other than court decisions related to Litigation in which any of the Affinity Companies is a party), (B) GAAP or regulatory accounting requirements, (C) global or national political conditions, including the outbreak or escalation of war, whether or not declared, hostilities, or acts of terrorism, or (D) general economic or market conditions, including changes in interest rates, (ii) earthquakes, hurricanes, tornadoes, or other natural disasters (and, in the case of (i) and (ii), that affect the banking industry as a whole and do not affect the Affinity Companies in a disproportionate manner as compared to other companies in the industry in which the Affinity Companies operate); (iii) the effects of the negotiation of, entering into, public announcement of and compliance with this Agreement and consummation of the transactions contemplated hereby (including costs and expenses) on the consolidated operating results of the Affinity Companies (including any effect on the Affinity Companies’ relationships with its customers, vendors, or employees), (iv) a decline in the trading price of Affinity Common Stock or the failure, in and of itself, to meet earnings projections, but not, in either case, including the underlying causes thereof or (iv) any actions or inactions taken by any Affinity Company at the request or instruction, or with the written permission, of Fidelity after the date hereof and prior to the Effective Time that relate to, or affect, the business of any Affinity Company.

Affinity Pre-Closing Balance Sheet. The term “Affinity Pre-Closing Balance Sheet” shall have the meaning assigned to it in Paragraph 7.09 of this Agreement.

Affinity Preferred Stock. The term “Affinity Preferred Stock” shall have the meaning assigned to it in Paragraph 3.02(a)(iv).

Affinity Real Property. The term “Affinity Real Property” means (a) any real property or automatic teller machine sites, including improvements thereon, owned (including foreclosed properties), leased, licensed or operated by an Affinity Company or in which an Affinity Company holds any other interest other than a security interest securing a Loan (including an interest in a fiduciary capacity) and (b) any facility or property in which an Affinity Company participates in the management of the facility or property.

Affinity Reports. The term “Affinity Reports” shall have the meaning assigned to it in Paragraph 3.09(a) of this Agreement.

Affinity Restricted Stock. The term “Affinity Restricted Stock shall have the meaning assigned to it in Paragraph 2.04(j)(2).

Affinity Stockholders’ Meeting. The term “Affinity Stockholders’ Meeting” shall have the meaning assigned to it in Paragraph 5.01(a) of this Agreement.

Affinity Stock Plans. The term Affinity Stock Plans shall mean the Community First Bancshares, Inc. 2018 Equity Incentive Plan, as amended, and the Affinity Bancshares, Inc. 2022 Equity Incentive Plan.

Affinity Stock Option. The term Affinity Stock Option shall have the meaning assigned to it in Paragraph 2.04(j)(i).

Affinity 401(k) Plan. The term “Affinity 401(k) Plan” means the Affinity Bank 401(k) Plan.

Aggregate Merger Consideration. The term “Aggregate Merger Consideration” shall mean the Per Share Merger Consideration multiplied by the number of shares of Affinity Common Stock issued and outstanding at the Effective Time.

Agreement. The term “Agreement” shall have the meaning assigned to it in the recitals herein.

Annual Report. The term “Annual Report” shall have the meaning assigned to it in Paragraph 3.27(c) of this Agreement.

Anti-Money Laundering Laws. The term “Anti-Money Laundering Laws” shall have the meaning assigned to it in Paragraph 3.32 of this Agreement.

Assets. The term “Assets” with respect to any Person means all of the assets, properties, deposits, and businesses of such Person of every kind, nature, character, and description.

BancShares. The term “BancShares” shall have the meaning assigned to it in the recitals of this Agreement.

Bank. The term “Bank” shall have the meaning assigned to it in the recitals of this Agreement.

Bank Merger. The term “Bank Merger” shall have the meaning assigned to it in Paragraph 2.08 of this Agreement.

Bank Secrecy Act. The term “Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended, and its implementing regulations.

Bank Stock. The term “Bank Stock” shall have the meaning assigned to it in Paragraph 3.02(b), together with any other equity securities issued or that may be issued by Bank from time to time.

Business Day. The term “Business Day” means any day other than a Saturday, a Sunday or a day on which state-chartered banking institutions in North Carolina are authorized or obligated by Law or executive order to be closed.

CFTR Act. The term “CFTR Act” means the Currency and Foreign Transaction Reporting Act of 1970, as amended, and its implementing regulations.

Closing and Closing Date. The terms “Closing” and “Closing Date” shall have the meanings assigned to them in Paragraph 2.06 of this Agreement.

COBRA. The term “COBRA” shall have the meaning assigned to it in Paragraph 3.27(a) of this Agreement.

Code. The term “Code” means the Internal Revenue Code of 1986, as amended.

Commercially Reasonable Efforts. The term “Commercially Reasonable Efforts” means a party’s best efforts in good faith; provided, that Commercially Reasonable Efforts shall not require (a) the expenditure of sums of money or other resources that are unreasonable under the circumstances or in relation to the significance to the transactions described in this Agreement of the action or result the party is required to use Commercially Reasonable Efforts to take or achieve, (b) the initiation of a lawsuit against any Person, or (c) any actions that would reasonably be likely to cause or result in an Affinity Material Change.

Confidential Information. The term “Confidential Information” shall have the meaning assigned to it in Paragraph 7.04(a) of this Agreement.

Continuing Employee. The term “Continuing Employee” shall have the meaning assigned to it in Paragraph 7.06(a) of this Agreement.

CRA. The term “CRA” shall have the meaning assigned to it in Paragraph 3.33 of this Agreement.

Data Security Incident. The term “Data Security Incident” shall have the meaning assigned to it in Paragraph 3.22(c).

Disclosure Schedule. The term “Disclosure Schedule” means a written communication in the form of a letter or memorandum that is prepared in the manner described in the definition of “Previously Disclosed” elsewhere in this Article I and delivered by Affinity and Bank to Fidelity, or by Fidelity to Affinity and Bank, specifically referring to this Agreement and setting forth, among other things, information being Previously Disclosed by the delivering party to the receiving party, the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more representations, warranties or covenants contained herein; provided, that (i) with the exception of disclosures expressly required by this Agreement, no such information is required to be set forth in a party’s Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of information in a party’s Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by that party that such information represents a material exception or fact, event or circumstance or, in the case of Affinity’s Disclosure Schedule, that such item is reasonably likely to result in an Affinity Material Change.

DOL. The term “DOL” shall have the meaning assigned to it in Paragraph 3.27(c) of this Agreement.

Effective Time. The term “Effective Time” means the date and time at which the Merger shall become effective as specified in the Articles of Merger filed with the Maryland SDAT and the North Carolina Secretary of State, respectively, as described in Paragraph 2.06 below and in accordance with applicable Law in order to effect the Merger.

Employment Contracts. The term “Employment Contracts” shall have the meaning assigned to it in Paragraph 3.27(b)(i) of this Agreement.

Environmental Laws. The term “Environmental Laws” shall have the meaning assigned to it in Paragraph 3.23(a)(i) of this Agreement.

Equity Shortfall Amount. The term “Equity Shortfall Amount” shall have the meaning assigned to it in Paragraph 2.04(i).

ERISA. The term “ERISA” shall have the meaning assigned to it in Paragraph 3.27(a) of this Agreement.

ERISA Affiliate. The term “ERISA Affiliate” shall have the meaning assigned to it in Paragraph 3.27(h) of this Agreement.

Fidelity. The term “Fidelity” shall have the meaning assigned to it in the recitals of this Agreement.

Fidelity Benefit Plans. The term “Fidelity Benefit Plans” shall have the meaning assigned to it in Paragraph 7.06(b) of this Agreement.

GAAP. The term “GAAP” means accounting principles generally accepted in the United States; provided, that where GAAP conflicts with regulatory accounting principles applicable to Affinity or Bank, the regulatory accounting principles will govern and the term GAAP will be read to include such principles.

Hazardous Material. The term “Hazardous Material” shall have the meaning assigned to it in Paragraph 3.23(a)(ii) of this Agreement.

HIPAA. The term “HIPAA” shall have the meaning assigned to it in Paragraph 3.27(a) of this Agreement.

IIPI. The term “IIPI” shall have the meaning assigned to it in Paragraph 3.22 of this Agreement.

Implied Minimum Allowance. The term “Implied Minimum Allowance” shall have the meaning assigned to it in Paragraph 2.04(i) of this Agreement.

Indemnitees. The term “Indemnitees” shall have the meaning assigned to it in Paragraph 10.01(c) of this Agreement.

Indemnitor. The term “Indemnitor” shall have the meaning assigned to it in Paragraph 10.01(c) of this Agreement.

Informing Party. The term “Informing Party” shall have the meaning assigned to it in Paragraph 7.04(a) of this Agreement.

Intellectual Property. The term “Intellectual Property” refers to copyrights, patents, trademarks, service marks, service names, trade names, brand names, internet domain names, social media accounts, logos together with all goodwill associated therewith, registrations and applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, inventions, and other intellectual property rights.

IRS. The term “IRS” refers to the Internal Revenue Service.

Knowledge of Affinity. The term “Knowledge of Affinity” refers to facts, information, events or circumstances of which any of Edward J. Cooney, Brandi Pajot, Clark Nelson, or Robert Vickers is consciously aware or of which they or any of them, after reasonable investigation, should have become consciously aware in the Ordinary Course and the performance of their management duties.

Knowledge of Fidelity. The term “Knowledge of Fidelity” refers to facts, information, events or circumstances of which its Chief Executive Officer or Chief Financial Officer is consciously aware or of which any of them, after reasonable investigation, should have become consciously aware in the Ordinary Course and the performance of their management duties.

Law. The term “Law” refers to any code, statute, law (including common law), ordinance, rule, regulation, guidance, or reporting or licensing requirement having the force of law, applicable to a Person or to its business, Assets or Liabilities, including those promulgated, interpreted or enforced by any Regulatory Authority and including court decisions and other interpretations thereof, as such Law currently exists and is interpreted, or as it may be amended, supplemented or interpreted after the date hereof.

Lease Agreements. The term “Lease Agreements” shall have the meaning assigned to it in Paragraph 3.17(a) this Agreement.

Liability. The term “Liability” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented to Bank or Fidelity, respectively, for collection or deposit in the Ordinary Course) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

Lien. The term “Lien” means any (a) mortgage, lien, pledge, charge, security interest, lease, license, conditional sale agreement or other title retention agreement, (b) any option, rights of way or easement, (c) any title imperfection, defect, exception or irregularity, or (d) any other encumbrances of any kind.

Litigation. The term “Litigation” means any action, arbitration, cause of action, lawsuit, enforcement action, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), compliance review, inspection, hearing, arbitration, administrative or other proceeding relating to or affecting a party or its business, records, policies, practices, actions, compliance with Law, Assets (including contracts related to it), or the Merger or other transactions described in this Agreement, but shall not include regular, periodic examinations of depository institutions and their affiliates by Regulatory Authorities.

Loan Collateral. The term “Loan Collateral” shall have the meaning assigned to it in Paragraph 3.18(b) of this Agreement.

Loan Loss Reserve. The term “Loan Loss Reserve” shall have the meaning assigned to it in Paragraph 3.18(f) of this Agreement.

Loans. The term “Loans” means any and all (a) loans (whether held for investment or for resale) reflected as Assets on the books and records of any of the Affinity Companies, (b) Sold Loans previously sold by any of the Affinity Companies to any third party which have been repurchased by any of the Affinity Companies, (c) lines of credit, letters of credit, accounts, notes, financing leases and other extensions of credit or receivables reflected as Assets on the books and records of any of the Affinity Companies, (d) all unfunded commitments to make a loan or issue or extend credit by any of the Affinity Companies, and (e) interests or participations in any of the foregoing held by any of the Affinity Companies in loans made by other Persons.

Losses. The term “Losses” means any and all demands, claims, actions or causes of action (including those by Regulatory Authorities), judgments, fines, fees, penalties, assessments, amounts paid in settlement, losses, damages, Liabilities, costs, and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys’ and other professional fees and expenses.

Material Contract. The term “Material Contract” means:

(a)  any employment, change of control, bonus, severance, termination, consulting, indemnification, deferred compensation or retirement or supplemental retirement agreement, contract, plan, or other compensatory arrangement (in each case with respect to which an Affinity Company has continuing obligations as of the date of this Agreement) with any current or former (i) officer or employee of an Affinity Company, (ii) member of the board of directors of an Affinity Company, or (iii) consultant to any Affinity Company.

(b)  any contract providing for indemnification by an Affinity Company of any Person, other than contracts included in (a) above and other contracts entered into in the Ordinary Course;

(c)  any contract that materially restricts the conduct of any business of an Affinity Company or limits the freedom of an Affinity Company to engage in any line of business in any geographic area or that requires exclusive referrals of business or requires an Affinity Company to offer specified products or services to its customers or depositors on a priority or exclusive basis;

(d)  any contract that involves the disposition or acquisition of real property by an Affinity Company without regard to amount, or the disposition or acquisition of any other Assets by an Affinity Company with a purchase price or fair market value of $100,000 or more, other than dispositions and acquisitions of investment securities and Loans in the Ordinary Course;

(e)  any contract that grants any Person a right of first refusal, right of first offer or similar right with respect to any material Assets, rights, or business of an Affinity Company;

(f)  any alliance, cooperation, joint venture, partnership or similar contract involving a sharing of profits or losses between an Affinity Company and any other Person;

(g)  any trust indenture, mortgage, promissory note, loan agreement, bond, security agreement, pledge agreement or other contract or instrument for the borrowing of money or that creates a Lien on any Assets of an Affinity Company, or any currency exchange or commodities arrangement, in each case, where an Affinity Company is a lender or creditor, borrower, obligor or obligee, guarantor, mortgagor or mortgagee, pledgor or pledgee, or other party, other than agreements evidencing or related to Loans, agreements evidencing deposit Liabilities, trade payables, Federal funds transactions, and borrowings by Bank from the Federal Home Loan Bank of Atlanta or a Federal Reserve Bank entered into in the Ordinary Course;

(h)  any collective bargaining agreement or similar contract to which an Affinity Company is a party;

(i)  any lease for (i) real property in which an Affinity Company is a lessee or lessor, or (ii) personal property in which an Affinity Company is the lessee or lessor and which entails payments of $50,000 or more per year;

(j)  any contract to which an Affinity Company is a party involving Intellectual Property (other than click wrap licenses, shrink wrap licenses or other similar licenses for commercial off-the-shelf software);

(k)  any contract relating to the provision of material data processing, network communication, or similar technical services to or by an Affinity Company;

(m)  any contract relating to the provision of any other services to an Affinity Company and for which it is obligated to make payments in excess of $100,000 in the aggregate over the remaining term of the contract, provided the contract is not terminable by that Affinity Company before the Effective Time, or Fidelity after the Effective Time, on no more than 60 days’ notice;

(n)  any contract relating to a purchase, sale, issuance, transfer or redemption of any capital stock of an Affinity Company;

(o)  any contract between an Affinity Company and any current director, officer, or principal stockholder of an Affinity Company or an affiliate of any such person, other than Loans and contracts for banking services entered into in the Ordinary Course; and

(p)  any other contract, agreement or arrangement under which an Affinity Company is obligated to make payments or incur costs, or has any Liability, in excess of $100,000 in the aggregate over its remaining term and that is not otherwise described in clauses (a) through (o) above, other than such contracts, agreements, or arrangements entered into in the Ordinary Course.

Maryland SDAT. The term “Maryland SDAT” means the Maryland State Department of Assessments and Taxation.

Merger. The term “Merger” shall have the meaning assigned to it in Paragraph 2.01 of this Agreement.

Merger Sub. The term “Merger Sub” shall have the meaning assigned to it in the recitals of this Agreement.

MGCL. The term “MGCL” shall mean the Maryland General Corporation Law.

Minimum Affinity Adjusted Stockholders’ Equity. The term “Minimum Affinity Adjusted Stockholders Equity” shall have the meaning assigned to it in Paragraph 2.04(i) of this Agreement.

Minimum Allowance. The term “Minimum Allowance” shall have the meaning assigned to it in Paragraph 2.04(i) of this Agreement.

OFAC. The term “OFAC” means the United States Department of the Treasury’s Office of Foreign Asset Control.

Orders. The term “Orders” shall have the meaning assigned to it in Paragraph 3.16(c) of this Agreement.

Ordinary Course. The term “Ordinary Course” means, with respect to the Affinity Companies, or with respect to Fidelity, the conduct of the business of Affinity and Bank, or of Fidelity, respectively, in substantially the same manner as such business was operated and conducted on the date of this Agreement and in conformance and consistent with their or its policies, practices, and procedures prior to and as of such date.

Parcel. The term “Parcel” means a discrete piece of Affinity Real Property, including all improvements thereon or thereto.

Patriot Act. The term “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and the regulations promulgated thereunder.

Paying Agent. The term “Paying Agent” shall have the meaning assigned to it in Paragraph 2.04(f)(i) of this Agreement.

Performance Trust. The term “Performance Trust” shall have the meaning assigned to it in Paragraph 3.24 of this Agreement.

Permits. The term “Permits” shall have the meaning assigned to it in Paragraph 3.16(b) of this Agreement.

Permitted Investments. The term “Permitted Investments” shall have the meaning assigned to it in Paragraph 2.04(f)(ii) of this Agreement.

Permitted Liens. The term “Permitted Liens” means (a) statutory Liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided a reserve is established therefor as required by GAAP, (b) mechanics’, carriers’, workers’, warehousemen’s, repairers’ and similar Liens arising or incurred in the Ordinary Course with respect to Liabilities that are not yet delinquent, (c) easements, rights of way, and other similar encumbrances, in either case that do not materially restrict or affect the use of the Affinity Real Property or Assets of the Affinity Companies subject thereto or affected thereby for the purposes for which it or they currently are used or otherwise materially impair business operations at such properties, or materially adversely affect the economic value or marketability of the Affinity Real Property or Assets, or (d) such imperfections or irregularities of title or Liens as do not materially restrict or affect the use of the Affinity Real Property or Assets of the Affinity Companies subject thereto or affected thereby for the purposes for which it or they currently are used or otherwise materially impair business operations at such properties, or materially adversely affect the economic value or marketability of the Affinity Real Property or Assets before or after the transactions contemplated by this Agreement.

Per Share Merger Consideration. The term “Per Share Merger Consideration” shall have the meaning assigned to it in Paragraph 2.04(a)(i) of this Agreement.

Person. The term “Person” means any natural person or any legal, commercial or governmental entity, including any corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, association, trust, unincorporated organization, or other entity (including its permitted successors and assigns and any Person acting in a representative capacity), and any group of natural persons and/or entities acting in concert or which otherwise is deemed to be a “person” for purposes of Section 13(d) of the 1934 Act and the SEC’s rules promulgated thereunder.

Plans. The term “Plans” shall have the meaning assigned to it in Paragraph 3.27(b)(ii) of this Agreement.

Policies. The term “Policies” shall have the meaning assigned to it in Paragraph 3.28 of this Agreement.

Previously Disclosed. The term “Previously Disclosed” shall mean the disclosure of information by Affinity and Bank to Fidelity, or by Fidelity to Affinity and Bank, respectively, in, or in the case of lists of specified information or copies of documents being Previously Disclosed, as Appendices to, a written Disclosure Schedule in the form described in the definition of “Disclosure Schedule” elsewhere in this Article I that is delivered by the disclosing party to the receiving party at least three Business Days prior to the execution and delivery of this Agreement. Information shall be deemed to have been Previously Disclosed in the disclosing party’s Disclosure Schedule for the purpose of a given Paragraph, Subparagraph or item of this Agreement only if (a) the information is provided in a numbered Paragraph of the Disclosure Schedule corresponding to the relevant numbered Paragraph, Subparagraph or item in this Agreement to which it applies, or (b) in the case of information that is being Previously Disclosed pursuant or with respect to more than one Paragraph, Subparagraph or item of this Agreement, if such information is provided in the disclosing party’s Disclosure Schedule once with respect to one such Paragraph, Subparagraph or item, and (i) a numbered Paragraph of the Disclosure Schedule corresponding to each such other Paragraph, Subparagraph or item of this Agreement to which the information is relevant specifically incorporates the information by reference from the Paragraph of the Disclosure Schedule where the information appears, or (ii) the numbered Paragraph of the Disclosure Schedule where the information appears specifically references or cross-references to each other Paragraph, Subparagraph or item to which the information applies; provided, however, that disclosures made with respect to a section of Article III shall be deemed to qualify (1) any other section of Article III specifically referenced or cross-referenced and (2) other sections of Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections. The term “Previously Disclosed” shall also include any information disclosed in any filings with the SEC (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive, or forward-looking in nature).

Property Examination. The term “Property Examination” shall have the meaning assigned to it in Paragraph 7.07 of this Agreement.

Proxy Statement. The term “Proxy Statement” shall have the meaning assigned to it in Paragraph 5.01(b) of this Agreement.

Receiving Party. The term “Receiving Party” shall have the meaning assigned to it in Paragraph 7.04(a) of this Agreement.

Regulatory Authorities. The term “Regulatory Authorities” includes each and every international, federal, state or local governmental, regulatory (banking or otherwise), judicial authority and/or data protection authority having jurisdiction over any of the Affinity Companies, Fidelity, Fidelity’s parent holding company, Merger Sub, or any of their respective business operations or Assets, or the Merger or other transactions described herein, or to which any of them are required to file reports, including without limitation the North Carolina Commissioner of Banks, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of Richmond, the United States Department of Justice, and the SEC.

Regulatory Directive. The term “Regulatory Directive” shall have the meaning assigned to it in Paragraph 3.16(c) of this Agreement.

Release. The term “Release” shall have the meaning assigned to it in Paragraph 3.23(a)(iii) of this Agreement.

Required Regulatory Approvals. The term “Required Regulatory Approvals” means (a) all approvals or non-objections of Regulatory Authorities that are required by Law to be obtained by Affinity, Bank, Fidelity, or BancShares in order to consummate the Merger, the Subsequent Transactions, and other transactions described in this Agreement, or to take all other actions related to or contemplated by any such transactions, and (b) any necessary and appropriate waivers by Regulatory Authorities of their approval, non-objection, or registration requirements.

Retirement Plans. The term “Retirement Plans” shall have the meaning assigned to it in Paragraph 3.27(e) of this Agreement.

Sanctions. The term “Sanctions” shall have the meaning assigned to it in Paragraph 3.36 of this Agreement.

SEC. The term “SEC” means the United States Securities and Exchange Commission.

Share Equivalents Outstanding. The term “Share Equivalents Outstanding” shall have the meaning assigned to it in Paragraph 2.04(i).

Sold Loans. The term “Sold Loans” means (a) any and all loans or extensions of credit of any nature made by any of the Affinity Companies which have been sold to any investor or other purchaser, and (b) any and all interests or participations in loans or extensions of credit of any nature made by any of the Affinity Companies which have been sold to any investor or other purchaser.

Subsequent Transactions. The term “Subsequent Transactions” shall refer collectively to the Subsidiary Merger and the Bank Merger.

Subsidiary Merger. The term “Subsidiary Merger” shall have the meaning assigned to it in Paragraph 2.08 of this Agreement.

Superior Proposal. The term “Superior Proposal” shall have the meaning assigned to it in Paragraph 9.02(b)(v) of this Agreement.

Tax and Taxes. The terms “Tax” and “Taxes” shall have the meanings assigned to them in Paragraph 3.12(a) of this Agreement.

Tax Returns. The term “Tax Returns” shall have the meaning assigned to it in Paragraph 3.12(a) of this Agreement.

Third Party Claim. The term “Third Party Claim” shall have the meaning assigned to it in Paragraph 10.01(c) of this Agreement.

Treasury Regulations. The term “Treasury Regulations” shall have the meaning assigned to it in Paragraph 3.12(a) of this Agreement.

ARTICLE II—THE MERGER

2.01. Nature of Transaction Subject to the terms and conditions of this Agreement, at the Effective Time Merger Sub will be merged with and into Affinity pursuant to and in accordance with the provisions of Title 3 of the MGCL and Chapter 55 of the North Carolina General Statutes (the “Merger”).

2.02. Effect of Merger; Surviving Corporation. At the Effective Time, and by reason of the Merger, and subject to the provisions of Paragraph 2.08 below, the separate corporate existence of Merger Sub shall cease, while Affinity, as the surviving entity in the Merger, will become the wholly-owned subsidiary of Fidelity and shall continue to exist as a Maryland corporation and as the parent holding company of Bank.

2.03. Assets and Liabilities of Merging Companies. At the Effective Time, and by reason of the Merger, and in accordance with applicable Law, all of the Assets and rights of every kind and character of Merger Sub (including all real, personal or mixed property, all debts due on whatever account, all other choses in action and every other interest of or belonging to or due to Merger Sub, whether tangible or intangible) shall be transferred to and vest in Affinity, and Affinity shall succeed to all the rights, privileges, immunities, powers, purposes, and franchises of a public or private nature of Merger Sub, all without any conveyance, assignment, or further act or deed; and, Affinity shall become responsible for all of the Liabilities of every kind, nature, and description of Merger Sub as of the Effective Time. As the surviving entity in the Merger, all of Affinity’s Assets and rights of every kind and character, and its privileges, immunities, powers, purposes, and franchises of a public or private nature, shall remain with Affinity, and Affinity shall remain responsible for all of its Liabilities of every kind, nature, and description as of the Effective Time.

2.04. Conversion and Exchange of Stock; Treatment of Affinity Stock Equity Awards

 (a)  Conversion of Affinity Common Stock. Except as otherwise provided in this Agreement:

(i)  at the Effective Time, all then issued and outstanding shares of Affinity Common Stock (which shall not exceed in the aggregate the 6,094,885 shares currently outstanding, plus up to 622,439 shares issuable upon exercise of Affinity Stock Options outstanding and in effect on the date of this Agreement) and all rights associated therewith, shall cease to be outstanding and, as consideration for and to effect the Merger, and without any action by Affinity, Fidelity, or any holder of those shares, shall be exchanged for and converted into the right to receive cash in an amount per share equal to $23.00 (the “Per Share Merger Consideration”), subject to adjustment as provided in Paragraph 2.04(h) or Paragraph 2.04(i) below, in the manner and subject to the limitations described in this Agreement.

(ii)  At the Effective Time, and without any action by Fidelity, Affinity, or any Affinity stockholder, all outstanding shares of Affinity Common Stock shall be cancelled, Affinity’s stock transfer books shall be closed, and there shall be no further transfers of Affinity Common Stock on its stock transfer books or the registration of any transfer of Affinity Common Stock by any holder thereof, and the holders of Affinity Common Stock shall cease to be, and shall have no further rights as, stockholders of Affinity other than as provided in this Agreement or by applicable Law. Following the Effective Time, shares of Affinity Common Stock shall evidence only the right of the registered holders thereof to receive the Per Share Merger Consideration as provided above.

(b)  Exchange and Conversion of Merger Sub Capital Stock. At the Effective Time, and by reason of the Merger, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for and converted into one newly issued share of Affinity Common Stock.

(c)  Fidelity Capital Stock. Each share of capital stock of Fidelity outstanding immediately prior to the Effective Time will continue to be an identical outstanding share of Fidelity’s capital stock immediately after the Effective Time. No shares of capital stock of Fidelity or BancShares, and no shares, securities, or obligations convertible into the capital stock of Fidelity or BancShares, will be issued or delivered to any stockholder of Affinity or otherwise under this Agreement.

(d)  Bank Stock. Following the Effective Time, all outstanding shares of Bank Stock held by Affinity shall continue to be held by Affinity, and Bank shall remain the wholly owned subsidiary of Affinity, subject to the provisions of Paragraphs 2.07 and 2.08 below.

(e)  Affinity Common Stock Held by Affinity or Fidelity. Notwithstanding anything contained in this Agreement to the contrary, if at the Effective Time any shares of Affinity Common Stock are held by Affinity or Fidelity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, those shares shall be canceled at the Effective Time and no consideration shall be issued in exchange therefor.

(f)  Exchange and Payment Procedures; Surrender of Certificates

 (i)  No later than thirty (30) days prior to the Effective Time, Fidelity shall designate a bank or other service provider to act as paying agent for Fidelity and the holders of the Affinity Common Stock in connection with the Merger (the “Paying Agent”).

 (ii)  No later than one (1) Business Day prior to the Closing, Fidelity shall deposit the Aggregate Merger Consideration with the Paying Agent. The Aggregate Merger Consideration shall be held by the Paying Agent for Fidelity and the holders of Affinity Common

Stock and shall not be used for any purposes other than to make payments to such holders of amounts to which they become entitled pursuant to this Paragraph 2.04; provided, that, pending disbursement of the Aggregate Merger Consideration to Affinity’s stockholders, Fidelity may direct the Paying Agent to invest such cash as is a part of the Aggregate Merger Consideration in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from Standard & Poor’s Corporation, in money market funds which are invested solely as provided above, in certificates of deposit of or other deposit accounts in domestic commercial banks (including Fidelity, and provided that such accounts are designated by the depository banks as containing funds held by the Paying Agent for the benefit of Fidelity and the holders of Affinity Common Stock), or in such other investments as to which Fidelity and the Paying Agent shall agree (collectively, the “Permitted Investments”), any of which Permitted Investments shall have a maturity that will not prevent or delay payments to be made pursuant to this Paragraph 2.04. All interest, dividends or other income on the invested funds shall belong solely to Fidelity or, at Fidelity’s sole discretion, the Paying Agent. If for any reason (including losses on invested funds) the funds held by the Paying Agent are inadequate to pay the amounts to which the holders of Affinity Common Stock shall be entitled under this Paragraph 2.04, Fidelity shall be liable for the payment of any deficiency.

(iii)  Affinity shall deliver, or shall cause its stock transfer agent to deliver, to the Paying Agent a certified listing as of the Effective Time of record holders of outstanding shares of each class of Affinity Common Stock, in such electronic format, and including such information, as the Paying Agent shall reasonably request, including the numbers of shares held of record by those holders, their addresses, their taxpayer identification numbers, and a record of stockholder certification of taxpayer identification numbers. During the fifteen (15) Business Days prior to the anticipated Effective Time, Affinity will, and will cause its stock transfer agent to, cooperate with the Paying Agent (including by providing test files in electronic format) to ensure that the above certified listing, when delivered, will include such information, and be in such electronic form and format, as is reasonably requested by the Paying Agent in order for it and the exchange of shares for cash to be entered in and processed on the Paying Agent’s system. Within five (5) Business Days following the Paying Agent’s acceptance of the above certified listing in the form and containing the information it reasonably requests, Fidelity shall cause the Paying Agent to commence mailing to record holders as of the Effective Time, whose shares of Affinity Common Stock were converted into the right to receive the Per Share Merger Consideration pursuant to Paragraph 2.04(a) above, at such record holders’ addresses listed on the above certified listing, transmittal letters (in such form and having such provisions as Fidelity and the Paying Agent may reasonably specify), together with instructions for effecting the surrender of Affinity Common Stock in exchange for the Per Share Merger Consideration to which the record holders shall be entitled as of the Effective Time.

Following a record holder’s submission to the Paying Agent of a transmittal letter duly executed and completed in accordance with the instructions thereto, and surrender to the Paying Agent of all certificates representing the holder’s Affinity Common Stock (“Affinity Certificates”), together with such additional documents, information, or certifications as Fidelity or the Paying Agent shall reasonably request, and verification of the status and ownership of the record holder’s shares by the Paying Agent, the Paying Agent shall promptly mail a check or, if agreed to by the Paying Agent, upon a record holder’s request and payment by the record holder of the Paying Agent’s standard fee, make an electronic transfer, to that record holder in exchange for his, her, or its Affinity Common Stock in the aggregate amount of Per Share Merger Consideration into and for which the record holder’s Affinity Common Stock has been converted and exchanged, without any interest thereon.

Delivery of Affinity Certificates shall not be considered to have been effected, and the risk of loss of an Affinity Certificate shall not be considered to have passed to Fidelity or the Paying Agent, until the Affinity Certificates shall have been actually delivered to the Paying Agent, with a properly completed transmittal letter, together with such additional documents, information, or certifications as Fidelity or the Paying Agent shall reasonably require, in accordance with the instructions provided by the Paying Agent as provided above.

In making payments of aggregate amounts of Per Share Merger Consideration to each record holder of Affinity Common Stock, fractions of one cent shall be rounded to the nearest whole cent.

Each Affinity stockholder shall be responsible for all Taxes as shall be imposed on any income that stockholder is deemed to recognize in connection with the conversion of his, her, or its Affinity Common Stock. If Fidelity or the Paying Agent shall determine to its reasonable satisfaction that it is required to pay, or withhold, the whole or any part of any Tax in connection with its payment of Per Share Merger Consideration to a stockholder, then Fidelity and the Paying Agent shall have the full power and authority to withhold and pay such Tax from its payment to that stockholder.

(iv)  At any time following the one-year anniversary of the Effective Time, Fidelity shall be entitled to require the Paying Agent to deliver to it any portion of the Aggregate Merger Consideration (including any interest received with respect thereto) previously deposited by Fidelity with, but which has not been disbursed by, the Paying Agent, and, thereafter, any Affinity record holders who have not yet surrendered their Affinity Certificates shall be entitled to look to Fidelity only as a general unsecured creditor thereof with respect to the Per Share Merger Consideration into which their Affinity Common Stock has been converted. Upon any such Affinity stockholder’s later surrender of his, her, or its Affinity Certificates to Fidelity or the Paying Agent, with a properly completed transmittal letter, in accordance with the instructions provided by Fidelity, Fidelity shall promptly deliver to that Affinity record holder, in exchange for his, her or its Affinity Common Stock, payment for the aggregate amount of the Per Share Merger Consideration into and for which his, her, or its Affinity Common Stock has been converted and exchanged, without any interest thereon; provided, that, notwithstanding anything contained in this Agreement to the contrary, neither Fidelity nor the Paying Agent shall be liable to any holder of Affinity Common Stock for any Per Share Merger Consideration payable to that holder which previously has been delivered to a public official pursuant to any applicable abandoned property, escheat, or similar Law. In no event shall any Affinity record holder receive or be entitled to interest on the Per Share Merger Consideration to which he, she, or it is entitled for any period before or after the Effective Time.

(g)  Lost Certificates. Affinity stockholders whose Affinity Certificates have been lost, destroyed, stolen, or are otherwise missing shall be entitled to receive the Per Share Merger Consideration to which they are entitled in accordance and upon compliance with conditions imposed by Fidelity and the Paying Agent pursuant to applicable Law, which will include an affidavit with respect to the loss, destruction, or theft of an Affinity Certificates and an indemnification agreement and surety bond (or other indemnification satisfactory to Fidelity and the Paying Agent in their sole discretion) in such sum and on such terms as Fidelity and the Paying Agent may direct against any claims made against Fidelity or the Paying Agent with respect to shares of Affinity Common Stock represented by the Affinity Certificates claimed to have been lost, destroyed or stolen.

(h)  Antidilutive Adjustments. If, prior to the Effective Time, Affinity shall declare any dividend payable in shares of any class or series of Affinity Common Stock or other securities or shall subdivide, split, reclassify, or combine the presently outstanding shares of any class or series of Affinity Common Stock, then the Aggregate Merger Consideration shall remain unchanged, but an appropriate and proportionate adjustment shall be made in the Per Share Merger Consideration into which shares of Affinity Common Stock will be converted at the Effective Time pursuant to this Agreement.

(i)  Equity Shortfall Adjustment. If the Affinity Pre-Closing Balance Sheet that is delivered to Fidelity pursuant to Paragraph 7.09 below reflects that the Affinity Adjusted Stockholders’ Equity is equal to or greater than the Minimum Affinity Adjusted Stockholders’ Equity, then there will be no adjustment to the Per Share Merger Consideration. If the Affinity Pre-Closing Balance Sheet reflects that the Affinity Adjusted Stockholders’ Equity is less than the Minimum Affinity Adjusted Stockholders’ Equity, then the Per Share Merger Consideration shall be reduced by an amount equal to the Equity Shortfall Amount divided by the Share Equivalents Outstanding. For purposes of this calculation, the following definitions apply:

“Equity Shortfall Amount” means the difference between Minimum Affinity Adjusted Stockholders’ Equity less the Affinity Adjusted Stockholders’ Equity.

“Share Equivalents Outstanding” means the number of shares of Affinity Common Stock outstanding immediately prior to the Effective Time plus the number of shares issuable upon exercise of Affinity Stock Options outstanding immediately prior to the Effective Time.

“Affinity Adjusted Stockholders’ Equity” means the amount of Total Stockholders’ Equity presented on the Affinity Pre-Closing Balance Sheet:

(A)  plus the amount of any one-time cost, fee, obligation, or expense paid or accrued directly or indirectly by any Affinity Company in connection with or resulting from the negotiation and preparation of the Agreement and the consummation of the Merger, including contract termination expenses, the acceleration of accruals due to the Merger, accruals pursuant to Paragraph 5.01(f) of this Agreement, change in control and severance payments, legal and financial advisor fees, and similar transaction-related expenses;

(B)  plus the amount, if any, of accumulated other comprehensive loss reflected in the Affinity Pre-Closing Balance Sheet; and

(C)  less the greater of the absolute value of the Minimum Allowance less the amount of the allowance for credit loss on loans on the Closing Balance Sheet, if such Closing Balance Sheet allowance is less than Minimum Allowance, and the Implied Minimum Allowance less the amount of the allowance for credit loss on loans on the Closing Balance Sheet, if such amount is less than Implied Minimum Allowance.

“Minimum Affinity Adjusted Stockholders’ Equity” means the amount of Affinity Adjusted Stockholders’ Equity as of February 28, 2026, as calculated in Paragraph 2.04(i) of the Affinity Disclosure Schedule.

“Minimum Allowance” means the allowance for credit loss on loans as stated on Affinity’s consolidated balance sheet as of February 28, 2026, as calculated in Paragraph 2.04(i) of the Affinity Disclosure Schedule.

“Implied Minimum Allowance” means the allowance for credit loss on loans as a percentage of gross loans on Affinity’s consolidated balance sheet as of February 28, 2026, as calculated in Paragraph 2.04(i) of the Affinity Disclosure Schedule, multiplied by the gross loans on the Affinity Pre-Closing Balance Sheet.

(j)  Treatment of Affinity Stock Equity Awards

(i)  As of the third Business Day immediately preceding the Effective Time, each option granted by Affinity to purchase shares of Affinity Common Stock under an Affinity Stock Plan (each an “Affinity Stock Option”), whether vested or unvested, that is outstanding and unexercised as of such date and which has not been canceled prior thereto shall, automatically and without any required action on behalf of the holder thereof, be canceled and Affinity or Bank shall pay to the holder thereof cash in the amount equal to (A) the Per Share Merger Consideration, less the exercise price per share of such Affinity Stock Option, multiplied by (B) the number of shares of Affinity Common Stock covered by that Affinity Stock Option, and (C) less all such amounts as it is required to be withheld for tax purposes (the “Affinity Stock Option Payment”). The Affinity Stock Option Payment shall be paid no later than the day immediately preceding the Effective Time. All out-of-the-money Affinity Stock Options, if any, shall be cancelled without any payment. “). Prior to and as a condition of his or her receipt of the Affinity Stock Option Payment, and before the third Business Day immediately preceding the Effective Time, each holder of an Affinity Stock Option shall execute a cancellation agreement, in a form reasonably acceptable to Fidelity and Affinity. Nothing herein shall prevent any holder from exercising, before the third Business Day prior to the Effective Time, any Affinity Stock Option that is exercisable according to its terms and any Affinity Common Stock issued upon such exercise shall be converted at the Effective Time into the right to receive the Per Share Merger Consideration.

(ii)    At the Effective Time, each share of restricted Affinity Common Stock granted under an Affinity Stock Plan that is outstanding immediately prior to the Effective Time (“Affinity Restricted Stock”) shall become fully vested in accordance with its terms. Fidelity shall be entitled to deduct and withhold from the Per Share Merger Consideration payable in respect of a share of Affinity Restricted Stock all such amounts as it is required to deduct and withhold under the Code or any provisions of state, local, or foreign Tax law.

2.05. Articles of Incorporation, Bylaws, Directors, and Officers. The Articles of Incorporation and Bylaws of Affinity in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of Affinity as the surviving entity in the Merger. Effective at the Effective Time, the then-current officers and directors of Affinity shall cease to be officers and directors, and Fidelity, as the holder of all outstanding shares of Affinity Common Stock, may appoint new officers and directors of Affinity as the surviving entity in the Merger.

2.06. Closing; Effective Time. The closing of the Merger (the “Closing”) shall take place at the offices of Fidelity, or at such other place as Fidelity shall designate, on a date specified by Fidelity and reasonably acceptable to Affinity which shall be no later than thirty (30) days following the satisfaction of all conditions precedent to the Merger (other than those conditions that by their nature cannot be satisfied until the Closing) that have not been effectively waived (provided, that if the last day of that thirty (30)-day period is not the last day of a calendar month, then the Closing shall be on a date no later than the last day of that month or, at Fidelity’s election, the first day of the following month), or on such other date as the parties shall mutually agree (the “Closing Date”). At the Closing, Fidelity, Merger Sub, Affinity, and Bank each shall take such actions (including the delivery of certain closing documents) as are required in this Agreement and as otherwise shall be required by Law to consummate the Merger and cause it to become effective.

Subject to the terms and conditions set forth in this Agreement, the Effective Time of the Merger shall be the date and time specified in Articles of Merger filed with the North Carolina Secretary of State and the Maryland SDAT, each of which shall be in a form provided for by applicable Law and as shall be reasonably satisfactory to Fidelity and Affinity.

2.07. Restructure of Transaction. Fidelity shall have the right to modify the structure of the Merger in order to achieve tax benefits or for any other reason, including for its internal accounting purposes, which Fidelity may deem advisable; provided, that Fidelity shall not have the right, without the approval of the Board of Directors of Affinity and, if and to the extent required by applicable Law, the holders of Affinity Common Stock, to make any modification that (i) would change the amount (other than as described in Paragraph 2.04(h) or type of Per Share Merger Consideration to which the holders of shares of Affinity Common Stock are entitled, or (ii) would delay or jeopardize receipt of any of the Required Regulatory Approvals. Fidelity may exercise this right of modification by giving written notice to Affinity in the manner provided in Paragraph 11.06 of this

Agreement, which notice shall include a form of an amendment to this Agreement or a form of an Amended and Restated Agreement and Plan of Merger which, in either case, shall not be required to be executed by any of the parties, and shall include a certification by the Chief Financial Officer of Fidelity that, to her knowledge, such revision complies with the terms and conditions of this Paragraph 2.07.

2.08. Subsequent Transactions. Subject to completion of the Merger, and at times to be determined by Fidelity at its sole discretion, following the Effective Time Affinity shall be merged into Fidelity (the “Subsidiary Merger”), and following and subject to completion of the Subsidiary Merger, Bank shall be merged into Fidelity (the “Bank Merger”), in each case with Fidelity as the surviving entity. The Subsidiary Merger shall be effected pursuant to and in accordance with the terms of the Agreement and Plan of Merger attached hereto as Appendix B, and the Bank Merger shall be effected pursuant to and in accordance with the terms of the Agreement and Plan of Merger attached hereto as Appendix C. The Subsidiary Merger and the Bank Merger are collectively referred to herein as the “Subsequent Transactions.”

ARTICLE III—REPRESENTATIONS AND WARRANTIES OF AFFINITY AND BANK

Except as otherwise specifically provided in this Agreement or as Previously Disclosed to Fidelity, Affinity and Bank each hereby make the following representations and warranties to Fidelity.

3.01. Organization; Standing; Power

(a)  Affinity is duly organized and incorporated, validly existing and in good standing as a corporation under the Laws of Maryland, and is a bank holding company duly registered as such under the Bank Holding Company Act of 1956, as amended, and applicable sections of the Laws of Maryland.

(b)  Bank is duly organized and incorporated, validly existing and in good standing as a national bank under the Laws of the United States of America.

(c)  The Affinity Companies consist solely of Affinity and Bank.

(d)  Each of the Affinity Companies (i) has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as it now is being conducted; (ii) is duly qualified to do business and is in good standing in each jurisdiction in which it owns, leases, or operates properties of a character, or in which it transacts business of a nature, that makes such qualification necessary and in which the failure to be so qualified would reasonably be expected to constitute an Affinity Material Change; and (iii) is not transacting business or operating any properties owned or leased by it in violation of any provision of Law and in which such business or operation would reasonably be expected to constitute an Affinity Material Change.

3.02. Capital Stock

(a)  Affinity’s authorized capital stock consists of 50,000,000 shares, including:

(i)   40,000,000 shares of common stock, $0.01 par value per share, of which 6,094,885 shares are issued and outstanding as of the date of this Agreement (“Affinity Common Stock”); and

(ii)  10,000,000 shares of preferred stock, no par value, of which no shares have been designated as any series thereof, and no shares have been issued or are outstanding as of the date of this Agreement (“Affinity Preferred Stock”).

(b)  Bank’s authorized capital stock consists of 4,000,000 shares of common stock, $10.00 par value per share, of which 3,000,000 shares are issued and outstanding as of the date of this

Agreement (“Bank Stock”), and no other classes or series. All outstanding shares of Bank Stock are owned, beneficially and of record, by Affinity.

(c)  Except as described in this Paragraph 3.02, none of the Affinity Companies has any authorized any classes or series, or has outstanding, any capital stock or other equity interests. Each outstanding share of Affinity Common Stock and Bank Stock (i) has been duly authorized and is validly issued and outstanding, fully paid, and non-assessable, and (ii) has not been issued in violation of the preemptive rights of any Person.

3.03. Principal Stockholders. To the Knowledge Affinity, no Person directly or indirectly owns, beneficially or of record (as determined in accordance with Rule 13d-3 under the 1934 Act), more than five percent (5.0%) of the outstanding shares of any class or series of Affinity Common Stock or Affinity Preferred Stock.

3.04. Subsidiaries. With the exception of Bank’s outstanding Bank Stock and the other equity securities included in Affinity’s or Bank’s investment portfolios on December 31, 2025, none of the Affinity Companies owns any stock or other equity interest in any other corporation, service corporation, joint venture, partnership, limited liability company, or other entity, and none of the Affinity Companies has any other subsidiary.

3.05. Convertible Securities, Options, Redemptions, Etc. With the exception of the options to purchase 622,439 shares of Affinity Common Stock and 56,980 shares of Affinity Restricted Stock issued under the Affinity Stock Plans, there are no outstanding (a) securities or other obligations (including debentures or other debt instruments) issued by any of the Affinity Companies which are convertible into shares of their capital stock or any other securities or equity interests issued by any of them, (b) options, warrants, rights, calls, or other commitments of any nature which obligate any of the Affinity Companies to issue, or entitle any Person to receive or acquire from any of them, any shares of their respective capital stocks or any other securities or equity interests issued by any of them, (c) plans, agreements, or other arrangements pursuant to which shares of capital stock of any of the Affinity Companies or any other capital stock, equity interests, or other securities, or options, warrants, rights, calls, or other commitments of any nature pertaining to any securities of any of them, have been or may be issued by any of them, or (d) contractual obligations or other agreements of any of the Affinity Companies to (i) repurchase, redeem, or otherwise acquire, or (ii) register under the Securities Act of 1933, as amended, any shares of their capital stock, equity interests, or other securities.

3.06. Authorization and Validity of Agreement. This Agreement has been duly and validly approved by Affinity’s and Bank’s Boards of Directors and executed and delivered on each of Affinity’s and Bank’s behalf by their officers thereunto duly authorized. Subject only to approval of this Agreement by the stockholders of Affinity in the manner required by Law and receipt of Required Regulatory Approvals, (a) Affinity and Bank each has the corporate power and authority to execute and deliver this Agreement and to perform its respective obligations and agreements and carry out the transactions described herein, (b) all corporate proceedings and approvals required to authorize Affinity and Bank to enter into this Agreement and to perform their obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained, and (c) this Agreement constitutes the valid and binding agreement of each of Affinity and Bank, as applicable, and is enforceable against each of them, respectively, in accordance with its terms (except to the extent enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws from time to time in effect which affect creditors’ rights generally, (ii) legal and equitable limitations on the availability of injunctive relief, specific performance, and other equitable remedies, and (iii) general principles of equity and applicable Laws or court decisions limiting the enforceability of indemnification provisions).

3.07. Validity of Transactions; Absence of Required Consents or Waivers. Subject only to approval of this Agreement by Affinity’s stockholders in the manner required by Law and receipt of all Required Regulatory Approvals, neither the execution and delivery of this Agreement, nor consummation of the transactions described herein, nor compliance by Affinity or Bank with any of their obligations or agreements contained herein, nor any action or inaction by Affinity or Bank required herein, will: (a) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation (with or without notice or lapse of time, or both) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or require any payment under, (i) any of the Affinity Companies’ respective Articles of Incorporation or Bylaws or other organizational documents, or (ii) any Material Contract to which any of them are bound or the business, capital stock, or Assets of any of them are subject; (b) result in the creation or imposition of any Lien, claim, interest, charge, restriction, or encumbrance upon any of the Assets of any of the Affinity Companies; (c) violate any applicable Law, or any judgment, order, writ, injunction, or decree of any court, administrative, or regulatory agency or governmental body; or (d) result in the acceleration of any obligation or Liability of any of the Affinity Companies, except in the case of clauses (a)(ii), (b), (c) and (d), for such conflicts, breaches, defaults, violations, termination rights, amendment rights, acceleration rights, cancellation rights, creations, impositions, or violations which, either individually or in the aggregate, would not reasonably be expected to result in an Affinity Material Change. No consents, approvals, or waivers are required to be obtained from any Person in connection with Affinity’s and Bank’s execution and delivery of this Agreement, or the performance of their obligations or agreements, or consummation of the transactions, described herein, except for the approval of Affinity’s stockholders and Required Regulatory Approvals.

3.08.  Books and Records. The Affinity Companies’ respective business records, books of account, management information, and data systems (a) have been maintained in material compliance with all applicable legal, regulatory, and accounting requirements, and such books and records are materially complete and reflect accurately in all material respects their respective Assets and Liabilities, items of income and expense, and all transactions and dispositions of Assets, and (b) are recorded, stored, maintained, and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Affinity and Bank or their independent accountants, consultants and/or contractors (including all means of access thereto and therefrom). Affinity’s and Bank’s respective corporate minute books are materially complete and accurately reflect in all material respects all corporate actions taken by their respective stockholders, boards of directors, and all committees thereof.

3.09.  Reports to Regulatory Authorities

(a)   Since January 1, 2021, each of the Affinity Companies has timely filed all reports, registrations and statements, and other filings, together with any amendments required to be made with respect thereto, that it or they were required to file with any Regulatory Authority (collectively, the “Affinity Reports”), except for such reports, registrations and filings where the failure to so file would not reasonably be expected to result in an Affinity Material Change. Each Affinity Report (i) was complete, in correct form in all material respects, and complied in all material respects with all Laws applicable thereto as of the date of the Affinity Report and, in the case of each call report and its accompanying schedules, was prepared in all material respects in accordance with applicable regulatory accounting principles and practices as of the date of the Affinity Report, and (ii) at the time it was filed (or if amended or superseded by a subsequent filing prior to the date of this Agreement, then on the date of that subsequent filing) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)   Since January 1, 2021, none of the Affinity Companies has been notified by any Regulatory Authority that any Affinity Report was deficient in any material respect as to form or content, and no Affinity Report is the subject of any ongoing review or investigation (whether formal or informal, and including a voluntary document request) or unresolved comments.

3.10.  Disclosure and Accounting Controls

(a)   Affinity and Bank maintain disclosure controls and procedures which are reviewed regularly by Affinity’s management, including its officers who serve or are deemed to serve as its principal executive officer and principal financial officer, and which are designed to ensure that information required to be disclosed by Affinity and Bank in reports they file with or submit to their Regulatory Authorities is recorded, processed, summarized, communicated to Affinity’s management, and reported within the time periods specified by Law.

(b)   The Affinity Companies maintain internal control over financial reporting which provides reasonable assurance regarding the reliability of Affinity’s financial reporting and the preparation of its consolidated financial statements in accordance with GAAP, including policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the Affinity Companies’ transactions and dispositions of their Assets, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of their financial statements in accordance with GAAP, and receipts and expenditures are made only in accordance with authorizations of their managements and Boards of Directors, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Affinity Companies’ Assets that could have a material effect on Affinity’s consolidated financial statements.

(c)   Since January 1, 2021, (i) none of the Affinity Companies nor any of their directors, officers, employees, auditors, accountants, or representatives, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion, or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies, or methods of any of the Affinity Companies or their respective disclosure controls and procedures, including any material complaint, allegation, assertion, or claim that any of them has engaged in questionable accounting or auditing practices, and (ii) no attorney or auditor representing any of the Affinity Companies, whether or not employed by them, has reported to Affinity’s Board of Directors or any committee thereof evidence of a material violation of Law, breach of fiduciary duty, or similar violations by any of the Affinity Companies or any of their respective officers, directors, employees, or agents.

3.11.  Consolidated Financial Statements

(a)   Affinity has Previously Disclosed to Fidelity full and complete copies of the Affinity Audited Financial Statements. The Affinity Audited Financial Statements (i) comply as to form in all material respects with the applicable published rules and regulations of Regulatory Authorities with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except as indicated in such statements or in the notes thereto, (iii) have been prepared from and are in accordance with the Affinity Companies’ books and records, and (iv) present fairly in all material respects Affinity’s consolidated financial position, results of operations, comprehensive income (loss), stockholders’ equity, and cash flows, as of the dates indicated and for the periods specified therein. The Affinity Audited Financial Statements have been audited by Wipfli LLP, which serves as Affinity’s independent registered public accounting firm, as evidenced by that firm’s report included therein.

(b)   None of the Affinity Companies is a party, or has any commitment to become a party, to any joint venture, partnership agreement, or similar contract (including any contract relating to any transaction, arrangement, or relationship between or among any of the Affinity Companies and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or other Person) where the purpose or effect of any such arrangement is to avoid inclusion or disclosure of any material transaction involving any of the Affinity Companies in Affinity’s consolidated financial statements.

3.12.  Tax Matters

(a)   For purposes of this Paragraph 3.12, the following definitions shall apply:

“Treasury Regulations” means regulations (including temporary regulations) promulgated by the US Department of the Treasury with respect to the Code or other federal tax statutes.

“Tax” or “Taxes” means any and all federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, escheats, unclaimed property, transfer, registration, value added, alternative or add-on minimum, estimated, or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental authority or political subdivision, whether disputed or not.

“Tax Returns” means any and all returns, reports, or forms (including elections, declarations, amendments, schedules, information returns, or attachments thereto) required to be filed or to have been filed with a governmental authority with respect to Taxes.

(b)   Since January 1, 2021, each of the Affinity Companies has filed all Tax Returns that it was required to file under applicable Law. All such Tax Returns (including all amendments, if any) were correct and complete in all material respects, all Taxes due and owing by each of the Affinity Companies (whether or not shown on any Tax Return) have been fully and timely paid, and none of the Affinity Companies is the beneficiary of any extension of time within which to file any Tax Return which has not been filed, except for Taxes that have been reserved or accrued on the balance sheet of an Affinity Company being contested in good faith or Taxes with respect to extensions obtained in the Ordinary Course. No written claim has been made within the past six years by an authority in a jurisdiction where any of the Affinity Companies does not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the Assets of any of the Affinity Companies. No deficiency with respect to Taxes has been proposed, asserted or assessed in writing against any Affinity Company that has not been fully paid or adequately reserved in the Affinity Audited Financial Statements.

(c)   Each of the Affinity Companies has withheld and timely paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(d)   No federal, state, local, or foreign income Tax Returns filed with respect to any of the Affinity Companies are, to the Knowledge of Affinity, the subject of an ongoing audit. Each of the Affinity Companies has disclosed on its respective federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code §6662, and none of the Affinity Companies, nor any officer (or employee responsible for Tax matters) of any of them, expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. To the Knowledge of Affinity, no foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to any of the Affinity Companies, and none of the Affinity Companies has received from any foreign, federal, state, or local taxing authority (including jurisdictions where they have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review or (ii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against any of the Affinity Companies.

(e)   None of the Affinity Companies has (i) waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency or

(ii) been a United States real property holding corporation within the meaning of Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii).

(f)   The aggregate unpaid Taxes of the Affinity Companies (i) did not, as of the date of this Agreement, materially exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) at December 31, 2025, set forth on the consolidated balance sheet included in the Affinity Audited Financial Statements, and (ii) do not materially exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Affinity Companies in filing their Tax Returns. Since the date of the statement of financial condition included in the Affinity Audited Financial Statements, none of the Affinity Companies has incurred any Liability for Taxes arising from extraordinary gains or losses, as those terms are used in GAAP, outside the Ordinary Course.

(g)   None of the Affinity Companies will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(i)    change in method of accounting for a taxable period ending on or prior to the Closing Date;

(ii)   “closing agreement” as described in Code §7121 (or any corresponding or similar provision of Law) executed on or prior to the Closing Date;

(iii)   installment sale or open transaction disposition made on or prior to the Closing Date;

(iv)   prepaid amount or deferred revenue received on or prior to the Closing Date; or

(v)   any election made pursuant to Code Section 108(i) on or before the Closing Date.

(h)   Since January 1, 2021, none of the Affinity Companies has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code §355.

(i)   Each of the Affinity Companies currently is an accrual basis taxpayer.

(j)   The transactions contemplated in this Agreement will not (i) cause the vesting, exercisability, or delivery of, or increase in the amount or value of, any payments or benefits to any officer or director of an Affinity Company or (ii) result in any amount failing to be deductible by any of the Affinity Companies, or Fidelity by reason of Section 280G of the Code or being subject to the sanctions imposed under Section 4999 of the Code.

(k)  None of the Affinity Companies has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which is Affinity) or has any Liability for the Taxes of any Person (other than the Affinity Companies) under Treasury Regulation Section 1.1502-6 (or any similar provision of Law) as a transferee or successor, by contract, or otherwise.

(l)   Since January 1, 2021, none of the Affinity Companies has submitted any private letter ruling request to the IRS or entered into any closing agreements or gain recognition agreements with respect to Taxes which were requested or executed during that period.

(m)   None of the Affinity Companies nor, to the Knowledge of Affinity, any other Person, has taken or proposes to take any action (other than actions directly related to the Merger), and no event (other than events directly related to the Merger) has occurred, that has resulted or may or could result in a loss of the ability of Affinity and Bank before the Merger, or the ability of Fidelity after the Merger, to utilize acquired tax benefits from the transaction, including federal and state net operating loss carryforwards and federal and state unrealized built in Tax losses reflected in the Affinity Audited Financial Statements.

(n)   There currently is no limitation on the utilization of net operating losses, capital losses, build-in losses, tax credits or similar items of the Affinity Companies under Sections 269, 382, 383, 384, or 1502 of the Code and the regulations thereunder (and comparable provisions of state, local or foreign Law).

3.13.  Absence of Changes or Certain Other Events

(a)   Since December 31, 2025, each of the Affinity Companies has conducted its business only in the Ordinary Course, and there has been no Affinity Material Change, and, to the Knowledge of Affinity, there has occurred no event or development, and there currently exists no condition or circumstance, which, individually or in the aggregate, and with the lapse of time or otherwise, could reasonably be expected to cause, create or result in an Affinity Material Change.

(b)   Since December 31, 2025, and except as described in Paragraph 3.14 below, none of the Affinity Companies has incurred any material Liability, engaged in any material transaction, suffered any material loss, destruction, or damage to any of the Affinity Real Property or their other Assets, or made a material acquisition or disposition of any Assets (with the exception of real estate acquired upon foreclosure of a Loan or by deed in lieu of foreclosure, in either case in the Ordinary Course), or entered into any Material Contract.

(c)   Since December 31, 2025, none of the Affinity Companies has increased the salaries, compensation or general benefits payable or provided to its employees with the exception of routine merit increases in the salaries of its employees at times and in amounts that are consistent with their past practices and their salary administration and review policies and procedures.

3.14.  Absence of Undisclosed Liabilities. Except as reflected in the Affinity Audited Financial Statements, none of the Affinity Companies has any material Liability (including Tax Liabilities or unfunded Liabilities under employee benefit plans or arrangements), other than (a) increases in Bank’s deposit accounts in the Ordinary Course since December 31, 2025, or (b) unfunded commitments to make, issue or extend Loans entered into in the Ordinary Course and in accordance with its normal lending policies and practices and which, either individually or in the aggregate, do not exceed the lesser of amounts which are consistent with Bank’s lending practices prior to the date of this Agreement or the maximum amounts permitted by applicable banking regulations.

3.15.  Compliance with Existing Obligations. Each of the Affinity Companies has performed in all material respects all obligations required to be performed by it under, and none of them are in default in any material respect under, or in violation in any material respect of, the terms and conditions of its Articles of Incorporation, Bylaws, and/or any Material Contract to which it is a party or bound, by which its business, operations, Affinity Common Stock, Affinity Preferred Stock, or Assets are subject or affected, or under which it or its property receives benefits, and no event has occurred which, with the lapse of time or giving of notice, or otherwise, would constitute such a default or violation.

3.16.  Litigation and Compliance with Law

(a)   There is no Litigation or, to the Knowledge of Affinity, any facts or circumstances which reasonably could be expected to result in any Litigation, including any such action by any Regulatory Authority, which currently exists or is ongoing, pending or, to the Knowledge of Affinity, threatened against any of the Affinity Companies or any Person in his or her capacity as a director, officer, or employee of any of the Affinity Companies, or any of their respective Assets, or otherwise relating to or affecting any of the Affinity Companies or their respective businesses or Assets.

(b)   Each of the Affinity Companies, and each of their respective employees, has all licenses, permits, orders, and authorizations, or approvals (“Permits”) of, and has made all filings, applications and registrations with, all Regulatory Authorities and all other federal, state, local, or foreign governmental or regulatory agencies, that are required by Law for it to conduct its business and own, lease, and operate its properties as currently conducted and operated and, in the case of employees, for the performance of their duties as they currently are performed, except for such Permits, filings, application and registrations which, either individually or in the aggregate, would not reasonably be expected to result in an Affinity Material Change. All such Permits are in full force and effect, and no material violations have occurred with respect to any such Permits. No proceeding to suspend, cancel, revoke, or limit any Permit is pending or, to the Knowledge of Affinity, threatened nor, to the Knowledge of Affinity, do any grounds for any of the foregoing exist.

(c)   Subject to Section 11.01 of this Agreement, none of the Affinity Companies is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding, or other similar agreement, order, directive, memorandum or consent of, with or issued by any Regulatory Authority relating to its financial condition, directors, or officers, employees, operations, capital, public disclosure and reporting, regulatory compliance or any other matter (“Regulatory Directive”), and there are no judgments, orders, stipulations, injunctions, decrees, or awards against any of the Affinity Companies which limit, restrict, regulate, enjoin, or prohibit in any material respect, or require any change in, any of their present or past business, controls, policies, procedures, or practices (“Orders”), other than Regulatory Directives and Orders that have not resulted in, and are not reasonably likely to result in, an Affinity Material Change. To the Knowledge of Affinity, no Regulatory Authority or any court is contemplating, threatening, or requesting the issuance of any such Regulatory Directive or Order.

(d)   Subject to Section 11.01 of this Agreement, there (i) is no unresolved violation or exception identified by any Regulatory Authority relating to any examinations or inspections of any Affinity Company; (ii) have been no written or, to the Knowledge of Affinity, oral formal or informal inquiries by, from, or disagreements or disputes with, any Regulatory Authority with respect to the Affinity Companies’ businesses, operations, controls, policies, procedures, practices, or compliance with applicable Laws, or written or, to the Knowledge of Affinity, oral notifications asserting that any of the Affinity Companies are not in compliance with any Laws which such Regulatory Authority enforces; and (iii) is not any pending or, to the Knowledge of Affinity, threatened, nor has any Regulatory Authority indicated an intention to conduct, any investigation or review of any of the Affinity Companies’ businesses, operations, controls, policies, procedures, practices, or compliance with applicable Laws.

(e)   None of the Affinity Companies is in violation or default in any material respect under, and each of them has complied in all material respects with, all Laws applicable to them and their businesses. No Person or authority has asserted a claim, and, to the Knowledge of Affinity, there is no reasonable basis for any claim by any Person or authority, for compensation, reimbursement, damages, or other penalties or relief for any alleged violations or breaches in any material respect under any Law.

(f)   Since January 1, 2021, except as required by the Bank Secrecy Act, no employee of any of the Affinity Companies has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law by any of the Affinity Companies or any employee thereof acting in his or her capacity as such. None of the Affinity Companies nor any officer, employee, contractor, subcontractor, or agent of an Affinity Company has discharged, demoted, suspended, threatened, harassed, or in any other manner discriminated against any employee of an Affinity Company in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. §1514A(a).

3.17.  Real Properties

(a)   Affinity has Previously Disclosed to Fidelity a list of all Parcels and has previously provided to Fidelity a true and complete copy as currently in effect, and as it may have been amended, of (i) the policy held by any Affinity Company (if any) providing title insurance coverage for each Parcel (owners and leasehold policies), (ii) each lease agreement pertaining to each Parcel (each, a “Lease Agreement”) in which any of the Affinity Companies is the lessee with a leasehold interest, or is the lessor, and (iii) each operating agreement, management agreement, or security agreement pertaining to each Parcel.

(b)  With respect to each Parcel owned by an Affinity Company, that Affinity Company has good and marketable, insurable (at standard rates), fee simple title to that Parcel and owns the same free and clear of all Liens, other than Permitted Liens.

(c)   With respect to each Parcel in which an Affinity Company holds a leasehold interest pursuant to a Lease Agreement, (i) that Affinity Company has unconditionally accepted occupancy of, currently is occupying, and has an enforceable right to occupy, the Parcel in accordance with the terms of the Lease Agreement; (ii) the lease term, commencement date, expiration date, renewal terms, deposits, pre-paids, off-sets, cost sharing, fees, taxes, insurance and other maintenance costs, and current and future rent applicable to the Parcel, are as set forth in the Lease Agreement; (iii) the Lease Agreement is in full force and effect, has not been modified or amended; (iv) except as Previously Disclosed to Fidelity, the terms and conditions of the Lease Agreement will continue without modification notwithstanding the transactions described herein; (v) except as Previously Disclosed to Fidelity, the transactions described herein will not constitute a transfer, sublease, or assignment in violation of any term or condition of the Lease Agreement, require the approval or consent of the landlord under the Lease Agreement, or prevent the exercise of, or result in the loss of, any right or option to renew or extend the Lease Agreement or to purchase that Parcel or impact any other term of the Lease Agreement; (vi) the Affinity Company that is the lessee has performed all of its obligations (including the payment of rent) under the Lease Agreement, no event of default by it exists or has occurred under the Lease Agreement, and no action or failure to act has occurred that, upon the passage of time or otherwise, may become or result in a default or event of default under the terms of the Lease Agreement (including any default that would prevent the exercise of, or result in the loss of, any right or option to renew or extend the Lease Agreement or to purchase that Parcel); and (vii) the lessor of that Parcel has performed all of the lessor’s obligations under the Lease Agreement, no event of default by the lessor exists or has occurred under the Lease Agreement, and no action or failure to act has occurred that, upon the passage of time or otherwise, may become or result in a default or event of default under the terms of the Lease Agreement.

(d)   With respect to each Parcel in which an Affinity Company owns a fee simple interest and in which it has granted a leasehold interest as lessor to another Person as lessee pursuant to a Lease Agreement, (i) that lessee has unconditionally accepted occupancy of, currently is occupying, and has an enforceable right to occupy, the Parcel in accordance with the terms of the Lease Agreement; (ii) the lease term, commencement date, expiration date, renewal terms, deposits, pre-

paids, off-sets, cost sharing, fees, taxes, insurance and other maintenance costs, and current and future rent applicable to the Parcel, are as set forth in the Lease Agreement; (iii) the Lease Agreement is in full force and effect, has not been modified or amended; (iv) except as Previously Disclosed to Fidelity, the terms and conditions of the Lease Agreement will continue without modification notwithstanding the transactions described herein; (v) except as Previously Disclosed to Fidelity, the transactions described herein will not constitute a transfer or assignment in violation of any term or condition of the Lease Agreement, or require the approval or consent of the lessee under the Lease Agreement; (vi) the lessee has performed all of its obligations (including the payment of rent) under the Lease Agreement, no event of default by it exists or has occurred under the Lease Agreement, and no action or failure to act has occurred that, upon the passage of time or otherwise, may become or result in a default or event of default under the terms of the Lease Agreement; and (vii) the Affinity Company that is the lessor of such Parcel has performed all of its obligations under the Lease Agreement, no event of default by such Affinity Company exists or has occurred under the Lease Agreement, and no action or failure to act has occurred that, upon the passage of time or otherwise, may become or result in a default or event of default under the terms of the Lease Agreement.

(e)   Each Parcel upon which a banking office or automated teller machine of Bank is situated, or which otherwise is used by an Affinity Company in conjunction with its business, (i) complies in all material respects with all applicable Law and orders of any governmental or regulatory authority, including those relating to zoning, building, and use permits, and the Americans with Disabilities Act, and (ii) may, under applicable zoning ordinances, be used for the purposes for which it currently is used as a matter of right rather than by grant of variance or as a conditional or nonconforming use.

(f)   There are no pending or, to the Knowledge of Affinity, threatened or proposed condemnation or eminent domain proceedings against any of the Affinity Real Property, or any change in directional activity, road width, curb cuts, medians, or islands, or construction which would impact traffic flow or visibility or signage of any Parcel.

(g)  With respect to each Parcel that currently is used by any of the Affinity Companies as an office or automated teller machine site, (i) the personal property improvements and fixtures included in or on that Parcel are, considered in the aggregate, in satisfactory condition and repair and performing the functions and operations for which they were designed, and (ii) there does not exist any condition which materially and adversely affects the economic value or marketability of that Parcel or interferes with or restricts the present or future use of that Parcel or those improvements and fixtures for the purposes for which they currently are used.

(h)  There are no agreements relating to the purchase, sale, rental, management, maintenance, or servicing of personal property, improvements, or fixtures located at any Parcel which may not be terminated upon thirty (30) days’ notice.

(i)   There are no special or other assessments for public improvements or otherwise currently affecting or, to the Knowledge of Affinity, pending or threatened, with respect to any Parcel, nor, to the Knowledge of Affinity, are there any contemplated improvements affecting any Parcel which may result in any such special or other assessments.

3.18.  Loans, Accounts, Notes, and Other Receivables

(a)   Except as would not reasonably be expected to result in an Affinity Material Change, all Loans and Sold Loans (i) have resulted from bona fide business transactions in the Ordinary Course, (ii) were made in conformity with industry standard practices and procedures and in compliance in all material respects with Law applicable thereto (including consumer protection and fair lending laws and regulations) and, in the case of Sold Loans, all requirements of any purchaser, investor, government agency, or other Person which purchased or guaranteed the Sold Loan, and (iii) in the case of Loans, are owned by Affinity or Bank free and clear of all Liens, encumbrances, assignments, repurchase agreements or other exceptions to title, or the ownership or collection rights of any other Person, except for Liens granted to the Federal Home Loan Bank of Atlanta or a Federal Reserve Bank to secure advances to Bank in the Ordinary Course.

(b)   Except as would not reasonably be expected to result in an Affinity Material Change, all records of the Affinity Companies regarding all outstanding Loans and Sold Loans, all Affinity Real Property acquired through foreclosure or a deed in lieu of foreclosure, and collateral for Loans and Sold Loans, are accurate and each Loan which the Affinity Companies’ Loan documentation indicates is secured by any real or personal property or property rights (“Loan Collateral”) is secured by valid, perfected and enforceable Liens, assignments or other security interests on all such Loan Collateral to the extent indicated and having the priority described in the records of such Loan.

(c)   Except as would not reasonably be expected to result in an Affinity Material Change, each Loan and Sold Loan, and each guaranty therefor, is the legal, valid, and binding obligation of the obligor or guarantor thereon (subject to the application of general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, and similar Laws), and no defense, offset, or counterclaim has been asserted in writing with respect to any such Loan, Sold Loan, or guaranty.

(d)   Affinity has Previously Disclosed to Fidelity a listing, as of February 28, 2026, of:

(i)   each Loan which was carried in a nonaccrual status or classified by any Regulatory Authority, or by Affinity or Bank itself, as “Loss,” “Doubtful,” “Substandard” or “Special Mention” (or otherwise by words of similar import), or which otherwise has been designated as a special asset, a “potential problem loan,” or for special handling, or has been placed on any “watch list” or similar internal list because of concerns regarding the ultimate collectability or deteriorating condition of such Loan or any obligor or Loan Collateral therefor or otherwise;

(ii)   each Loan which was past due more than 30 days past the scheduled payment date as to the payment of principal and/or interest;

(iii)   each Loan, other than those included in the Loans Previously Disclosed to Fidelity pursuant to (i) or (ii) above, as to which any obligor (including the borrower or any guarantor) otherwise was in default, was, to the Knowledge of Affinity, the subject of a proceeding in bankruptcy, or on which any obligor has indicated in writing any inability or intention not to repay such Loan in accordance with its terms;

(iv)   each Loan which had been held for resale for as much or more than 30 days but not sold;

(v)   each Loan currently outstanding, directly or indirectly, to or guaranteed by any current or former officer or director of any of the Affinity Companies, or to any entity controlled by any current or former officer or director, together with any such Loan as to which there has been any default, forgiveness, restructuring, or waiver of any terms since January 1, 2021; and

(vi)   each Loan that is serviced for Bank by any other Person (together with the name of each such other Person).

(e)   With respect to Sold Loans, Affinity has Previously Disclosed to Fidelity written listings as of February 28, 2026, reflecting:

(i)   each Sold Loan on the balance sheet that has been repurchased from an investor or other purchaser;

(ii)  each Sold Loan which is in the process of being repurchased or which any of the Affinity Companies has been requested in writing to repurchase by any investor or other purchaser;

(iii)  each Sold Loan that any of the Affinity Companies has identified in writing as having a material risk of repurchase from any investor or other purchaser;

(iv)  each Sold Loan as to which any investor or other purchaser has requested in writing indemnification from any of the Affinity Companies, or as to which there is any outstanding mortgage insurance claim, together with a statement as to whether any of the Affinity Companies have agreed to or rejected the indemnification request, and, in the case of each Sold Loan as to which any of the Affinity Companies have agreed to a request for indemnification, a description of the terms of that indemnification, other than customary contractual provisions with respect to Sold Loans; and

(v)   any circumstances in which a Sold Loan sold by any of the Affinity Companies is subject to terms which impose repurchase or guaranty obligations on the selling Affinity Company, other than customary contractual provisions with respect to Sold Loans.

(f)   [intentionally omitted]

(g)   Except for Loans Previously Disclosed to Fidelity pursuant to Paragraph 3.18(d)(v) above, and except for a loan to the Affinity ESOP, none of the Affinity Companies is a party to any transaction or agreement, or is contemplated to be party to any proposed transaction or agreement, with, and there are no outstanding amounts payable to or receivable from, or advances by any of the Affinity Companies to, and none of the Affinity Companies is otherwise a creditor or debtor to, any director or executive officer of Affinity or Bank, or any five percent (5%) or greater stockholder of Affinity, or with or to any of their respective affiliates or, to the Knowledge of Affinity, any Person or entity controlling, controlled by or under common control with any of the foregoing, other than part of the normal and customary terms of such Persons’ employment or service as a director or executive officer of Affinity or Bank and other than deposits held by Bank in the Ordinary Course. No such Person has had any direct or indirect interest in any property, Assets, business or right owned, leased, held, or used by any of the Affinity Companies, other than deposits held by Bank in the Ordinary Course. All Loans, agreements and transactions between any of the Affinity Companies and any of their respective directors, executive officers, and affiliates comply, to the extent applicable, in all material respects with applicable Law, including Regulation O, Sections 23A and 23B, and Regulation W of the Federal Reserve Board.

3.19.  Securities Portfolio and Investments. Affinity has Previously Disclosed to Fidelity a listing of all securities owned, of record or beneficially, by any of the Affinity Companies as of February 28, 2026. All securities owned, of record or beneficially, by any of the Affinity Companies are held free and clear of all Liens or any other restriction or rights of any other Person, whether contractual or statutory (other than pledges to the Federal Home Loan Bank of Atlanta or a Federal Reserve Bank to secure advances to Bank in the Ordinary

Course, sales of securities under agreements to repurchase entered into by Bank in the Ordinary Course with its customers, and restrictions imposed by and the rights of the issuers of such securities), which would materially impair the ability of any of the Affinity Companies to dispose freely of any such security and/or otherwise to realize the benefits of ownership at any time. There are no voting trusts or other agreements or undertakings to which any of the Affinity Companies is a party with respect to the voting of any such securities. With respect to all repurchase agreements under which Affinity or Bank has “purchased” securities under agreement to resell, it has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed to it which is secured by such collateral.

Since December 31, 2025, there has been no material deterioration or adverse change in the quality, or any material decrease in the value, of the Affinity Companies’ securities portfolios as a whole.

3.20.  Personal Property and Other Assets. All banking equipment, data processing equipment, other equipment, vehicles, and other personal property owned and used by either Affinity or Bank and material to the operation of its business are either (a) owned by it free and clear of all Liens (other than Permitted Liens that have been Previously Disclosed to Fidelity), or (b) held by it pursuant to a lease that is valid and in full force and effect. To the Knowledge of Affinity, all personal property material to the business of each of the Affinity Companies is in good operating condition and repair.

3.21.  Intellectual Property

(a)   Affinity has Previously Disclosed to Fidelity a listing of any and all Intellectual Property owned, licensed or used by any Affinity Company.

(b)   The Affinity Companies own, possess, or have the right to use, and to assign their use or ownership of, their respective corporate names and all Intellectual Property and other proprietary information used in the conduct of their business, free and clear of any and all Liens, royalty or other payment obligations, or the rights of any other Person that would restrict the ability of Fidelity to use the Affinity Companies’ respective corporate names or Intellectual Property. None of their respective corporate names or Intellectual Property, or the Affinity Companies’ use thereof, violates, infringes, or is in conflict with any patent, license, trademark, trade name, copyright, trade secret, or proprietary or intellectual property right of any other Person. No Person has asserted a claim against any of the Affinity Companies, or provided any of them with any notice of a claim or potential claim, involving their respective corporate names or Intellectual Property or their use thereof and, to the Knowledge of Affinity, no such claim is threatened or contemplated.

(c)   The Intellectual Property owned by the Affinity Companies is valid, subsisting and enforceable and has not been cancelled, forfeited, expired or abandoned, and, to the Knowledge of Affinity, no Affinity Company has received notice challenging the validity or enforceability of any such Intellectual Property.

(d)   No Affinity Company is, nor will any of them be, as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any material licenses, sublicenses and other agreements as to which such Affinity Company is a party and pursuant to which such Affinity Company is authorized to use any third-party patents, trademarks, service marks, copyrights, trade secrets or computer software, and no Affinity Company has received notice challenging any Affinity Company’s license or legally enforceable right to use any third-party intellectual property rights, and the consummation of the transactions contemplated hereby will not result in the loss or impairment of the right of any Affinity Company to own or use any material Intellectual Property necessary to conduct business as currently conducted by the Affinity Companies.

(e)   To the Knowledge of Affinity, no officer, director, or employee of the Affinity Companies is a party to any contract with any Person that requires such officer, director, or employee to assign any interest in any Intellectual Property previously used by or in current use by any Affinity Company to such Person.

3.22.  Privacy Matters; Data Security

(a)   For purposes of this Paragraph 3.22, “IIPI” means all individually identifiable personal information relating to identifiable or identified natural persons, including, without limitations, any “personally identifiable financial information,” as that term is defined in 12 CFR Part 1016, relating to a consumer, customer, former customer, or prospective customer of any Affinity Company. The Affinity Companies, as applicable, are the sole owners of all IIPI relating to consumers, customers, former customers, and prospective customers that will be transferred to Fidelity pursuant to this Agreement and the other transactions contemplated hereby. To the Knowledge of Affinity, no facts or circumstances exist which would cause the collection and use of such IIPI by any of the Affinity Companies, the transfer of such IIPI to Fidelity, and the use of such IIPI by Fidelity as contemplated by this Agreement, not to materially comply with all applicable Data Privacy Laws (as defined below), and any requirement of a contract or industry standard relating to data privacy and data security.

(b)   The Affinity Companies have materially complied with and are not in material default or violation under any applicable Law, statute, order, rule, regulation, policy, and/or guideline of any Regulatory Authority relating to the Affinity Companies, including all laws related to data privacy and/or data security (including, without limitations, laws relating to the privacy and security of data or information that constitutes IIPI) including, but not limited to: (i) the California Consumer Privacy Act as amended by the California Consumer Privacy Rights Act, (ii) the Virginia Consumer Data Protection Act, (iii) other U.S. State data privacy laws governing the processing of personal information, (iv) Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (General Data Protection Regulation) (“GDPR”), (v) European Union regulations and European Economic Area member state Laws, other than GDPR, governing the processing of personal data, (vi) the UK Data Protection Act 2018, as amended by The Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019; (vii) the Swiss Federal Act on Data Protection 1992 (including as amended or superseded), (viii) U.S. state data breach notification and reporting laws, (ix) all federal and state anti-spamming and permission based marketing laws, (x) all federal and state laws concerning permissions and individual consent and choice to receive mail, electronic messages of whatever sort, and/or phone calls, (xi) the Fair Credit Reporting Act, (xii) the Dodd-Frank Wall Street Reform and Consumer Protection Act, (xiii) any regulations promulgated by the Consumer Financial Protection Bureau, (xiv) Title V of the Gramm-Leach-Bliley Act, (xv) the Payment Card Industry Data Security Standards in effect at such time, and (xvi) any other Law, policy, or guideline relating to bank privacy, and any requirement of a contract or industry standard relating to privacy and data security (collectively, “Data Privacy Laws”).

(c)   The Affinity Companies have provided reasonable notice of its privacy and personal data collection and use policies on its websites and through other customer and public communications and the Affinity Companies have materially complied with all such policies, representations, warranties, statements, notices, disclosures, contracts, commitments, and/or internal policies, procedures, or standards (published or otherwise) that the Affinity Companies have made or entered into relating to: (i) the privacy of a consumer, customer, former customer, or prospective customer of the Affinity Companies’ respective products and services. (ii) the user or visitor of an Affinity Company’s website, and (iii) the collection, use, processing, storage and disclosure of any IIPI, any and all other information, the collection, use, processing, storage and disclosure of which is regulated by a Data Privacy Law, and other data or information collected, used, processed, stored or disclosed by the Affinity Companies.

(d)   The Affinity Companies own, or are licensed or otherwise possess sufficient legally enforceable rights to use, free and clear of any Liens, all Affinity IT Systems. To the Knowledge of Affinity, all of the Affinity IT Systems: (i) have been reasonably, properly and appropriately maintained in accordance with standards set by manufacturers or otherwise in accordance with standards in the industry, and (ii) are in good working condition to effectively perform all information technology (including data processing) operations necessary to conduct business as currently conducted by the Affinity Companies.

(e)   The Affinity Companies have implemented and maintain a comprehensive written information privacy and security program that includes reasonable and appropriate administrative, organizational, technical, and physical measures to: (i) protect the availability, integrity, confidentiality, and security of all IIPI owned, controlled, or processed by the Affinity Companies (“Affinity IIPI”) and/or the Affinity IT Systems, (ii) secure and protect the Affinity IIPI and the Affinity IT Systems consistent with industry standard practices, and (iii) protect against any actual or reasonably suspected unauthorized or accidental access to or loss, use, disclosure, modification, destruction, or acquisition of any Affinity IIPI (each such event described in Paragraph 3.22(e)(iii), a “Data Security Incident”). To the Knowledge of Affinity, (i) there is not currently any ongoing Data Security Incident and (ii) since January 1, 2021, no Affinity Company has experienced a Data Security Incident, except for any Data Security Incident, individually or in the aggregate, that would not reasonably be expected to constitute an Affinity Material Change.

(f)   No suit, action, litigation, claim, or legal or administrative proceeding, and to the Knowledge of Affinity no investigation, related to information or data security or data privacy is pending, or, to the Knowledge of Affinity, threatened against, or has at any time since January 1, 2021, been pending or, to the Knowledge of Affinity, threatened against, the Affinity Companies.

(g)   No Person (including any Regulatory Authority) has made any formal claim or commenced any action or, to the Knowledge of Affinity, any investigation against or with respect to the Affinity Companies relating to any Data Security Incident or violation of Data Privacy Laws.

(h)   The Affinity Companies have all necessary rights and permissions to access, obtain, use, maintain, store, collect, disclose, and transfer IIPI, as required to perform the Affinity Companies’ obligations hereunder, consummate the transactions contemplated hereunder, and/or to conduct business as currently conducted by the Affinity Companies.

(i)   The Affinity Companies have not sold, licensed, rented, traded, or otherwise transferred ownership of any IIPI to a third party, nor have they purchased, licensed, or rented any IIPI from a third party.

3.23.  Environmental Matters

(a)   As used in this Agreement:

(i)   “Environmental Laws” means Laws, orders, permits, opinions, or agency requirements relating to pollution or protection of the environment (including ambient air, surface water, ground water, land surface, or subsurface strata), natural resources, or human health and safety, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., the Federal Water Pollution and Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), and the Occupational Health and Safety Act (29 U.S.C. § 651 et seq.), as

such Laws have been or in the future are amended or supplemented, and other Laws relating to emissions, discharges, releases, or threatened releases of any pollutant or Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

(ii)   “Hazardous Material” means materials, substances, wastes, chemical substances, or mixtures listed, defined, designated, classified or regulated as “hazardous,” “toxic,” “radioactive,” a “pollutant,” or a “contaminant,” or otherwise regulated under any Environmental Laws, whether by type or quantity, including pesticides, oil or other petroleum products or byproducts, asbestos or materials containing (or presumed to contain) asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, lead, radon, methyl tertiary butyl ether, and mold or other fungi which form the basis for material Liability under any Environmental Laws.

(iii)   “Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, spillage dispersal, leaching, migration or other movement of a Hazardous Material into the indoor or outdoor environment or into or out of Affinity Real Property, including the movement of contaminants through or in the air, soil, surface water, groundwater, or land surface or subsurface.

(b)   Affinity has Previously Disclosed to Fidelity a list and copies of all written reports, correspondence, notices, Permits, studies, audits, analyses and other information or materials, if any, which are in its possession pertaining to environmental surveys or assessments of the Affinity Real Property and any improvements thereon, the presence or Release of any Hazardous Material on, under, affecting or otherwise involving, any of the Affinity Real Property, or any violation or alleged violation of Environmental Laws on, under, affecting or otherwise involving the Affinity Real Property or involving any of the Affinity Companies.

(c)   There has been no Release of any Hazardous Material on or from any Parcel or, to the Knowledge of Affinity, any real property that serves as collateral for a Loan, which constitutes a violation of any Environmental Laws, and the Knowledge of Affinity, there has been no removal, clean-up or remediation of any Hazardous Material from, on or relating to any Parcel or any real property that serves as collateral for a Loan.

(d)   None of the Affinity Companies has violated in any material respect any Environmental Laws relating to any Parcel, and there has been no violation of any Environmental Laws relating to any Parcel or any real property that serves as collateral for a Loan, or to the Knowledge of Affinity, by any other Person for whose Liability with respect to any particular matter or violation any of the Affinity Companies is or is reasonably likely to be responsible or liable.

(e)   None of the Affinity Companies is subject to any Liabilities of any kind and nature which arise under any Environmental Law, or which result from or are based upon the Release of any Hazardous Materials on, from or relating to any of Parcel or any real property that serves as collateral for a Loan, except for any Liabilities that would not reasonably be expected to constitute an Affinity Material Change.

(f)   To the Knowledge of Affinity, no facts, events, or conditions relating to any Parcel, or the operations of any of the Affinity Companies, will prevent, hinder, or limit continued material compliance with Environmental Laws or are reasonably likely to give rise to any Litigation, investigation, response, emergency removal, remedial or corrective actions, or Liabilities pursuant to Environmental Laws.

(g)   To the Knowledge of Affinity, and except as would not reasonably be expected to constitute an Affinity Material Change, there is not located at any Parcel any (i) underground storage tanks, (ii) landfills, (iii) surface impoundments, (iv) asbestos-containing material, (v) toxic mold, or (vi) equipment containing polychlorinated biphenyls.

(h)   There is no Litigation pending or, to the Knowledge of Affinity, threatened, before any court, governmental agency, or authority or other forum in which any of the Affinity Companies has been or, with respect to threatened Litigation, would reasonably be expected to be, named as a defendant (i) for alleged noncompliance (including by any predecessor) with or Liability under any Environmental Law or (ii) relating to the Release of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) any Parcel or any site formerly owned, leased, or operated by any Affinity Company.

3.24.  Absence of Brokerage or Finders Commissions. Affinity has previously provided to Fidelity a copy of its agreement with Performance Trust Capital Partners, LLC (“Performance Trust”) pertaining to services Performance Trust has provided or will provide to Affinity in connection with this Agreement and the Merger. Except for Affinity’s engagement of Performance Trust, (a) all negotiations relative to this Agreement and the transactions described herein have been carried on by Affinity directly (or through its legal counsel) with Fidelity (or through its legal counsel), and no Person has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Affinity or Bank or their respective Boards of Directors as a broker, finder, or agent, or has performed similar functions, or otherwise is or may be entitled to receive or claim a brokerage fee or other commission or compensation, in connection with or as a result of the transactions described herein, and (b) none of the Affinity Companies has agreed, or has any obligation, to pay any brokerage fee or other commission, fee, or other compensation to any Person in connection with or as a result of the transactions described herein.

3.25.  Material Contracts. Affinity has Previously Disclosed to Fidelity a listing of all Material Contracts to or under which any Affinity Company is a party or bound.

3.26.  Employment Matters; Employee Relations

(a)   Affinity has previously provided Fidelity a list, as of a date within three Business Days prior to the date of this Agreement, of all Persons who are (i) employees of any of the Affinity Companies that sets forth for each such individual his or her name, employer, title or position (including whether full or part time), hire date, base salary or rate of compensation, target bonus opportunity (if any), and accrued but unpaid annual leave or vacation, or (ii) independent contractors or consultants to any of the Affinity Companies that sets forth for each such Person his, her or its name, a description of the services they provide, and a description of the financial arrangement between them and the Affinity Companies.

(b)   Each of the Affinity Companies (i) has paid in full to, or accrued in accordance with GAAP on behalf of, all its directors, officers, and employees all wages, salaries, commissions, bonuses, fees, and other direct compensation for all labor or services performed by them to February 28, 2026, and all vacation pay, sick pay, severance pay, overtime pay, and other amounts for which, as of February 28, 2026, it was obligated under applicable Law or its existing agreements, benefit plans, policies or practices, and (ii) is in material compliance with all applicable Laws with regard to employment and employment practices, terms, and conditions, wages and hours and other compensation matters, and, except as Previously Disclosed to Fidelity, no Person has made or, to the Knowledge of Affinity, threatened any claim that any of the Affinity Companies is liable in any amount for any arrearage in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

(c)  (i) No employee of any of the Affinity Companies has accrued but unused vacation leave or, except as Previously Disclosed to Fidelity, personal time off or other leave time, which is carried over from a prior year, (ii) no such employee, upon termination of his or her employment, would be entitled to receive a cash payment for any accrued but unused leave time, other than vacation leave for the year in which the employment termination occurred and personal time off as described in Paragraph 7.06(c)(i), and (iii) all currently accrued but unused leave time as of December 31, 2025, is reflected as a liability in the Affinity Audited Financial Statements.

(d)   There is no Litigation by any Person pending or, to the Knowledge of Affinity, threatened, against any of the Affinity Companies (or any of their officers, directors or employees), involving employment discrimination, harassment, wrongful discharge, or other claims involving their employment practices, and no facts or circumstances exist which reasonably could be expected to result in such.

(e)   None of the Affinity Companies is a party to or bound by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. There is no pending or, to the Knowledge of Affinity, threatened, labor dispute, work stoppage, or strike involving any of the Affinity Companies or any of their employees, or any pending or to the Knowledge of Affinity, threatened, Litigation in which it is asserted that any of the Affinity Companies has committed an unfair labor practice, and there is no activity involving any of the Affinity Companies or any of their employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

(f)   Each of the Affinity Companies has properly classified all service providers as employees or independent contractors for all applicable purposes, and there have been no written notices from or written claims by the IRS or state taxing authority or any other Regulatory Authority relating to such classification.

3.27  Employment Contracts; Employee Benefit Plans

(a)   For purposes of this Agreement, the following definitions shall apply:

(i)   “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(ii)   “COBRA” means the provisions of Code Section 4980B and Part 6 of Subtitle B of Title I of ERISA.

(iii)   “HIPAA” means the provisions of the Code and ERISA enacted by the Health Insurance Portability and Accountability Act of 1996, as amended.

(b)   Affinity has Previously Disclosed to Fidelity a true and complete list of:

(i)   all employment, change in control, consulting, and severance contracts with any current or former officer, employee, director, or consultant of any of the Affinity Companies (collectively, the “Employment Contracts”) which are in effect on the date of this Agreement or under which any Affinity Company currently is bound or has any obligation or liability to any Person; and

(ii)   (A) all bonus, commission, incentive compensation, deferred compensation, pension, retirement, salary continuation, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock appreciation rights, and stock option plans, (B) all medical, dental, health, life, or disability plans, (C) all severance, position elimination, vacation, sickness, and other leave plans, (D) all disability and death benefit plans, and (E) all other material employee benefit plans, contracts, or other compensatory plans, agreements or arrangements of any type (including any other stock-based plan or arrangements), in each case which are maintained or contributed to by any of the Affinity Companies for the benefit of any of its or their current or former officers, employees, consultants, or directors or any of their beneficiaries, or for which any of the Affinity Companies otherwise may have any Liability (collectively, the “Plans”).

(c)   With respect to each Employment Contract and Plan, as amended and currently in effect, Affinity has provided to Fidelity copies of the following: (A) the written document evidencing each such Employment Contract or Plan, including any and all schedules, exhibits, appendices and other documents that form a part thereof) or, with respect to any such Employment Contract or Plan that is not in writing, a written description thereof, (B) the summary plan description, if any, with respect to any Plan that is required to distribute such document under ERISA, (C) any related trust agreements, insurance contracts, or documents of any other funding arrangements, which relate to any Employment Contract or Plan, if any, (D) all amendments, modifications, or supplements to any such document, (E) the most recent determination letter or opinion letter from the IRS, and (F) for each Plan that is subject to such requirement under ERISA, the most recent Form 5500 required to have been filed, including all schedules thereto. All reports and returns with respect to the Plans (and any Plans previously maintained by any of the Affinity Companies) required to be filed with any governmental department, agency, service or other authority, including IRS Form 5500s (each, an “Annual Report”) or the one-time filing with the United States Department of Labor (the “DOL”) in lieu of such Annual Report, or distributed to participants and their beneficiaries, have, in all material respects, been properly and timely filed or distributed.

(d)   All Employment Contracts and Plans currently are, and have been, maintained, funded, and administered in material compliance with the terms of such Plans and requirements of applicable Law, including the Code and ERISA. There is no pending or, to the Knowledge of Affinity, threatened, Litigation and no pending governmental investigation, notice, or inquiry, relating to any Employment Contract or Plan. None of the Affinity Companies have engaged in a transaction with respect to any Plan that could subject it, any of them, their directors or employees or any Plan to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) or (l) of ERISA.

(e)   All Plans which are intended to be qualified under Section 401(a) of the Code (“Retirement Plans”) have received a favorable determination letter, or are entitled to rely upon an advisory or opinion letter issued with regard to a pre-approved plan document and nothing has occurred, and no circumstances exist, that could reasonably be expected to cause the loss of reliance on such determination, opinion, or advisory letter or result in the disqualification of such Retirement Plans. To the knowledge of Affinity, there are no claims with respect to any of the Employment Contracts or Plans by any current or former employee of any of the Affinity Companies or beneficiary of any such employee (other than claims for benefits in the Ordinary Course that are not the subject of current, threatened (to the Knowledge of Affinity), or expected Litigation).

(f)   All contributions, premiums, or payments required to be made pursuant to the terms of each of the Employment Contracts and Plans have been, in all material respects, timely made or, to the extent not required to be paid, have been fully provided for in accordance with GAAP and applicable funding principles and requirements and will continue to be so paid or provided for until the Closing Date.

(g)   Affinity and Bank have reserved the right to terminate any Plan (not including any Employment Contracts) unilaterally with respect to prospective benefit accruals without incurring any material Liability thereunder (other than normal costs associated with plan terminations). Neither the execution and delivery of this Agreement nor the consummation of the transactions described herein (either alone or in combination with another event) will, except as otherwise specifically provided in this Agreement or as Previously Disclosed to Fidelity, (i) result in any payment to any Person (including any severance compensation or payment, unemployment compensation, “golden parachute” or “change in control” payment, or otherwise) becoming due under any Employment Contract, Plan, or agreement to any director, officer, employee, or consultant, (ii) increase any benefits otherwise payable under any Employment Contract, Plan, or agreement, or (iii) result in any acceleration of the time of payment or vesting of any such benefit other than as required under Section 411 of the Code.

(h)   None of the Affinity Companies nor any employer, whether or not incorporated, that together with Affinity or the Bank, would be deemed to be a “single employer’ within the meaning of Section 414 of the Code (each, an “ERISA Affiliate”) currently sponsors or maintains, and, within the preceding five years, none of them have sponsored or maintained or been liable with respect to, any employee benefit plan that is or was (i) subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) a multiemployer plan as defined in Code Section 414(f) or ERISA Sections 3(37) or 4001(a)(31), (iii) a multiple employer plan within the meaning of Code Section 413(c) or ERISA Sections 4063, 4064 or 4066 or (iv) a multiple employer welfare arrangement within the meaning of ERISA Section 3(40).

(i)   Each Plan that is a “group health plan” has been operated at all times in compliance in all material respects with the provisions of ERISA, COBRA, HIPAA, and other applicable Law. None of the Employment Contracts or Plans provide for medical, life, or other welfare benefits to employees, contractors, or directors beyond their retirement or other termination of service (other than coverage mandated by COBRA or similar state or local Law).

(j)   No fiduciary (that is an employee of Affinity or Bank) of any Plan that is subject to ERISA and is maintained by any of the Affinity Companies has any Liability for any breach of fiduciary duty or any other failure to act or comply in connection with the administration or investments of the Assets of any such Plan.

(k)   Each Employment Contract and Plan that is a “deferred compensation plan” within the meaning of Code Section 409A, including each award thereunder, has been operated in material compliance with the applicable provisions of Code Section 409A.

(l)     No payments or benefits provided for in any of the Employment Contracts or Plans to be or become payable or provided to any officer or employee of any of the Affinity Companies as a result of or following the Merger is or will be prohibited by, and will not violate any rule or regulation administered by, or any Regulatory Directive or Order of, the FDIC, the Board of Governors of the Federal Reserve System or any Federal Reserve Bank, or the Office of the Comptroller of the Currency.

(m)  No Affinity Stock Option has an exercise price that has been or may be less than the fair market value of the underlying shares of Affinity Common Stock on the date such Affinity Stock Option was granted.

3.28.  Insurance. Affinity has Previously Disclosed to Fidelity a listing of all blanket bond and liability, property and casualty, workers’ compensation and employer liability, life, directors’ and officers’

liability, errors and omissions, or other insurance policies in effect as of the date of this Agreement which are maintained by or insure any of the Affinity Companies (the “Policies”) and the coverage amounts of each Policy. The Policies provide coverage in such amounts and against such Liabilities, Losses, casualties, or risks as the Affinity Companies are required by applicable Law to maintain; and, in the reasonable opinion of management of Affinity, the insurance coverage provided under the Policies is reasonable and adequate in all respects for the respective Affinity Companies. Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms (subject to general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws), and is underwritten by an insurer qualified to issue those policies in accordance with applicable Law. The Affinity Companies have complied in all material respects with requirements (including the giving of required notices) under each Policy in order to preserve all material rights thereunder with respect to all matters. None of the Affinity Companies is in default under the provisions of, and none of them has received written notice of cancellation or nonrenewal of or any premium increase on, or failed to pay any premium on, any Policy, and there has not been any material inaccuracy in any application for any Policy which would give the insurer a valid defense against paying a claim under that Policy. There are no pending claims with respect to any Policy and, to the Knowledge of Affinity, there currently are no circumstances and there has occurred no event that is reasonably likely to form the basis for any such claim.

3.29.  Deposits. Bank is an “insured depositary institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. All deposits of Bank are insured by the FDIC to the maximum extent permitted by Law, all deposit insurance premiums due from Bank to the FDIC have been paid in full in a timely fashion, and no proceedings have been commenced or, to the Knowledge of Affinity, are contemplated by the FDIC or otherwise to terminate such insurance. All of the deposits held by Bank (including the records and documentation pertaining to such deposits) have been established and are held in compliance in all material respects with (a) all applicable policies, practices, and procedures of Bank, and (b) all applicable Laws, including Anti-Money Laundering Laws and anti-terrorism or embargoed Persons requirements.

3.30.  Indemnification Obligations. Except to the extent provided by their respective Articles of Incorporation or Bylaws in effect on the date of this Agreement or in a contract or agreement Previously Disclosed to Fidelity, or as otherwise required by applicable Law, none of the Affinity Companies have any obligation to indemnify or hold harmless any of their current or former directors, officers, employees, or stockholders or any other Person, against or from any Losses or Liabilities incurred in connection with any Litigation, whether civil, criminal, administrative, or investigative. No claim, demand or request for payment of indemnification has been made in writing or, to the Knowledge of Affinity, is contemplated or, to the Knowledge of Affinity, threatened, against or with respect to any of the Affinity Companies, and, to the Knowledge of Affinity, no facts or circumstances exist which are reasonably likely to result in such.

3.31.  Agreements Not to Compete. None of the Affinity Companies are bound by any agreement or undertaking not to compete with any other Person in any geographic area or with respect to the sale of any product or service or otherwise, nor any contractual restriction of any kind on the operations, products, services, or territory of any of the Affinity Companies or on their solicitation of customers or hiring of employees.

3.32.  Bank Secrecy Act; Patriot Act; Money Laundering. Each of the Affinity Companies is operating in compliance in all material respects with the Bank Secrecy Act, the Patriot Act, the CFTR Act, and any Order, any cautionary, warning, or evaluative letter, any finding of violations or prior penalty, and any other administrative actions against or with respect to any of the Affinity Companies, by OFAC, the FDIC, the Federal Reserve Board, or the Office of the Comptroller of the Currency, and any other or similar anti- money laundering Law or any related or similar rules, regulations or guidelines issued, administered or enforced by any Regulatory Authority (with all of those Acts, Laws, Orders, rules regulations, guidance, letters, findings, and other actions being collectively referred to herein as the “Anti-Money Laundering Laws”), and there are no conditions, facts, or circumstances that could reasonably be expected to result in any of the Affinity Companies being deemed to be operating in violation of the Anti-Money Laundering Laws. No Litigation by or before any Regulatory Authority or any arbitrator involving any Affinity Company with respect to any of such Laws is pending or, to the Knowledge of Affinity, threatened. The Board of Directors of Bank has adopted and Bank has implemented an anti-money laundering program that meets the requirements of Sections 352 and 326 of the Patriot Act, and none of the Affinity Companies has received any written notice or communication from any Regulatory

Authority to the effect that such program has been deemed ineffective, inadequate, or noncompliant or that any of the Affinity Companies have violated any of the Anti-Money Laundering Laws in any material respect.

3.33. CRA and Lending Compliance. Bank is in compliance in all material respects with the applicable provisions of the Community Reinvestment Act of 1977, including the regulations promulgated thereunder (the “CRA”), and with the applicable provisions of all “fair lending,” equal credit opportunity, or other consumer protection Laws applicable to Bank’s lending activities. Bank received a CRA rating of “Satisfactory” in its most recently completed examination. Bank has received no material criticism from any Regulatory Authority with respect to discriminatory lending practices. None of the Affinity Companies has received, and, to the Knowledge of Affinity, there are no facts or circumstances or set of facts or circumstances, or any pending investigations, which could reasonably be expected to cause Bank to receive, any written notice or communication from any Regulatory Authority to the effect that Bank has not complied with the applicable provisions of the Laws described above, and there are no facts or circumstances or set of facts or circumstances which could reasonably be expected to cause Bank’s CRA rating to decrease below the “Satisfactory” level or result in Bank being subject to material criticism with respect to discriminatory lending practices.

3.34.  Broker-Dealer Networking Arrangements. The Affinity Companies have not been a party to any broker-dealer “networking” arrangements or similar securities offerings, or engaged in any activities, that were subject to Section 3(a)(4)(b)(i) of the 1934 Act and 12 CFR Section 218.700.

3.35.  Foreign Corrupt Practices. Since January 1, 2021, no Affinity Company or any director, nor to the Knowledge of Affinity, any officer, agent, employee, affiliate, or other Person acting on behalf of an Affinity Company has, in the course of its or their actions for, or on behalf of, any Affinity Company (a) used any funds of any Affinity Company for any unlawful contribution, gift, entertainment, or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from funds of any Affinity Company, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar Law, (d) made any bribe, unlawful rebate, payoff, influence payment, kickback, or other unlawful payment to any person, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment with respect to business previously secured or special concessions previously obtained, for any Affinity Company or any of their affiliates, (e) established or maintained any unlawful fund of monies or other Assets of any Affinity Company, or (f) made any fraudulent entry on the books or records of any Affinity Company.

3.36.  Office of Foreign Asset Control. None of the Affinity Companies nor any director, nor to the Knowledge of Affinity, any officer, agent, employee, affiliate, or other Person acting on behalf of any of the Affinity Companies, is (a) engaged in any services (including financial services), transfers of goods, software, or technology or any other business activity related to (i) any country (each, a “Sanctioned Country”) subject to sanctions administered by the OFAC, (ii) the government of any Sanctioned Country, (iii) any Person located in, resident in, formed under the Laws of, or owned or controlled by the government of, any Sanctioned Country, or (iv) any Person made the subject of any sanctions administered or enforced by the U.S. Government, including, without limitation, OFAC’s list of Specially Designated Nationals (collectively, “Sanctions”), (b) engaged in any transfers of goods, technologies, or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by Law, (c) is a Person currently the subject of any Sanctions, or (d) located, organized or resident in any Sanctioned Country.

3.37. Trust Business; Administration of Fiduciary Accounts. None of the Affinity Companies has offered or engaged in providing any individual or corporate trust services or administers any accounts for which it acts as a fiduciary, including any accounts in which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

3.38. Performance Trust Opinion. Affinity’s Board of Directors has received an opinion (which, if initially rendered orally, has been or will be confirmed by a written opinion, dated the same date) from Performance Trust to the effect that, as of the date thereof, and based upon and subject to the factors, assumptions and limitations set forth therein, the Per Share Merger Consideration is fair, from a financial point of view, to the holders of Affinity Common Stock.

3.39. Obstacles to Regulatory Approval. To the Knowledge of Affinity, as of the date of this Agreement, there exists no fact or condition (including Bank’s record of compliance with any of the Laws, rules, regulations or guidelines referenced in Paragraphs 3.32, 3.33, 3.35 or 3.36 above) pertaining to any of the Affinity Companies or their business or operations that may reasonably be expected to prevent or materially impede or delay the Affinity Companies or Fidelity from obtaining any Required Regulatory Approval.

ARTICLE IV—REPRESENTATIONS AND WARRANTIES OF BANCSHARES AND FIDELITY

Except as otherwise specifically described in this Agreement or as Previously Disclosed to Affinity, BancShares, Fidelity, and Merger Sub, as applicable, hereby make the following representations and warranties to Affinity.

4.01. Organization; Standing; Power

(a)  BancShares is duly organized and incorporated, validly existing and in good standing as a bank under the Laws of Delaware;

(b)  Fidelity is duly organized and incorporated, validly existing and in good standing as a bank under the Laws of North Carolina;

(c)  Merger Sub is duly organized and incorporated, validly existing and in good standing as a corporation under the Laws of North Carolina;

(d)  Fidelity and Merger Sub each has all requisite power and authority (corporate and other) to own its properties and conduct its business as it now is being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which it owns, leases, or otherwise operates properties of a character, or it transacts business of a nature, that makes such qualification necessary, except where failure to qualify in a particular jurisdiction cannot reasonably be expected to cause Fidelity to be unable to consummate the Merger.

4.02. Authorization and Validity of Agreement. This Agreement has been duly and validly approved by the Boards of Directors of each of BancShares, Fidelity, and Merger Sub and has been executed and delivered on BancShares’, Fidelity’s and Merger Sub’s behalf by their officers thereunto duly authorized. Subject only to receipt of Required Regulatory Approvals, (a) BancShares, Fidelity, and Merger Sub each has the corporate power and authority to execute and deliver this Agreement and to perform its respective obligations and agreements and carry out the transactions described herein, (b) all corporate proceedings required to be taken to authorize each of BancShares, Fidelity, and Merger Sub to enter into this Agreement and to perform its respective obligations and agreements and carry out the transactions described herein have been duly and properly taken, and (c) this Agreement constitutes the valid and binding agreement of each of BancShares, Fidelity, and Merger Sub, respectively, and is enforceable in accordance with its terms (except to the extent enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws from time to time in effect which affect creditors’ rights generally, (ii) legal and equitable limitations on the availability of injunctive relief, specific performance, and other equitable remedies, and (iii) general principles of equity and applicable Laws or court decisions limiting the enforceability of indemnification provisions).

4.03. Validity of Transactions; Absence of Required Consents or Waivers. Subject to receipt of Required Regulatory Approvals, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by BancShares, Fidelity, and Merger Sub with any of their respective obligations or agreements contained herein, will conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, BancShares’, Fidelity’s, or Merger Sub’s respective Articles of Incorporation or Bylaws, or, except where the same could not reasonably be expected to cause Merger Sub to be unable to consummate the Merger, (a) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any material contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which either of them is bound or by which either of them, or their businesses, capital stock, or Assets may be affected, (b) result in the creation or imposition of any material lien, claim, interest, charge, restriction, or encumbrance upon any of BancShares’, Fidelity’s, or Merger Sub’s Assets, (c) violate any applicable Law or any order, writ, injunction, or decree of any court, administrative or regulatory agency, or governmental body, or (d) result in the acceleration of any material obligation or indebtedness of BancShares, Fidelity, or Merger Sub.

No consents, approvals, or waivers are required to be obtained from any Person in connection with BancShares’, Fidelity’s, and Merger Sub’s execution and delivery of this Agreement, or the performance of their respective obligations or agreements or the consummation of the transactions described herein, except for Required Regulatory Approvals.

4.04. Insurance of Deposits. All deposits of Fidelity are insured by the FDIC to the maximum extent permitted by Law, all deposit insurance premiums due from Fidelity to the FDIC have been paid in full in a timely fashion, and no proceedings have been commenced or, to the Knowledge of Fidelity, are contemplated by the FDIC or otherwise to terminate such insurance.

4.05. Financing. Fidelity has sufficient cash reserves, or has access to sufficient cash, with which to pay the Aggregate Merger Consideration.

4.06. Litigation. There is no Litigation or, to the Knowledge of Fidelity, any facts or circumstances which reasonably could be expected to result in any Litigation, including any such action by any Regulatory Authority, which currently exists or is ongoing, pending or, to the Knowledge of Fidelity, threatened against Fidelity that can reasonably be expected to cause Fidelity to be unable to consummate the Merger.

4.07. Bank Secrecy Act; Patriot Act; Money Laundering. Fidelity is operating in compliance in all material respects with Anti-Money Laundering Laws. No Litigation by or before any Regulatory Authority or any arbitrator involving Fidelity with respect to any of such Laws is pending or, to the Knowledge of Fidelity, threatened. The Board of Directors of Fidelity has adopted and Fidelity has implemented an anti-money laundering program that meets the requirements of Sections 352 and 326 of the Patriot Act, and Fidelity has not received any written notice or communication from any Regulatory Authority to the effect that such program has been deemed ineffective, inadequate or noncompliant or that either of them have violated any of the Anti-Money Laundering Laws in any material respect.

4.08. CRA and Lending Compliance. Fidelity is in compliance in all material respects with the applicable provisions of the CRA, and with the applicable provisions of all “fair lending,” equal credit opportunity, or other consumer protection Laws applicable to Fidelity’s lending activities. Fidelity received a CRA rating of “Satisfactory” in its most recently completed examination. Fidelity has not received, and, to the Knowledge of Fidelity, there are no facts or circumstances or set of facts or circumstances which could reasonably be expected to cause Fidelity to receive, any written notice or communication from any Regulatory Authority to the effect that Fidelity has not complied with the applicable provisions of the Laws described above, and there are no facts or circumstances or set of facts or circumstances which could reasonably be expected to cause Fidelity’s CRA rating to decrease below the “Satisfactory” level.

4.09. Obstacles to Regulatory Approval. To the Knowledge of BancShares and Fidelity, as of the date of this Agreement no fact or condition pertaining to Fidelity or its business or operations, or pertaining to BancShares or its business or operations, exists that may reasonably be expected to prevent or materially impede or delay Fidelity or BancShares from obtaining all Required Regulatory Approvals.

4.10 Employee Benefits. All employee benefit plans of Bancshares and Fidelity in which employees of Bank who become employees of Fidelity will be eligible to participate have been established, operated and administered in all material respects accordance with all applicable laws, including the Code and ERISA. Each such employee benefit plan that is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA), maintained by Bancshares or Fidelity and that is intended to be qualified under Section 401(a) of the Code have met such requirements, in all material respects, at all times and have been and continue to be tax exempt under

Section 501(a) of the Code, and a favorable determination as to the qualification under the IRC of each such plan and each amendment thereto has been made by the IRS.

ARTICLE V—COVENANTS OF AFFINITY AND BANK

Affinity and Bank each covenants and agrees with Fidelity as described in the following Paragraphs.

5.01. Affirmative Covenants

(a)  Affinity Stockholders’ Meeting. Affinity shall cause a meeting of its stockholders (the “Affinity Stockholders’ Meeting”) to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting by the holders of Affinity Common Stock on the approval of (i) this Agreement and the Merger and Subsequent Transactions, (ii) a proposal to authorize Affinity’s Board of Directors to adjourn the Affinity Stockholders’ Meeting, if necessary, to permit the solicitation of additional appointments of proxies if the number of shares of Affinity Common Stock represented, in person or by appointments of proxies, are insufficient to constitute a quorum, or if the number of shares of Affinity Common Stock represented by appointments of proxies to be voted in favor of approval of the Agreement and the Merger are insufficient to approve the same under applicable Law and Affinity’s Articles of Incorporation and Bylaws, and (iii) any other matter required by applicable Law to be voted on by stockholders in conjunction with the transactions described herein. In connection with the call and conduct of, and all other matters relating to, the Affinity Stockholders’ Meeting (including the solicitation of appointments of proxies), Affinity will comply in all material respects with all provisions of applicable Law and with its Articles of Incorporation and Bylaws. Affinity agrees to use Commercially Reasonable Efforts to hold the Affinity Stockholders’ Meeting on or before 90 days following the date of this Agreement. If, at the Affinity Stockholders’ Meeting, the shares of Affinity Common Stock that are entitled to be voted at the meeting, represented, in person or by appointments of proxies, are insufficient to constitute a quorum, or if the number of shares of Affinity Common Stock represented by appointments of proxies to be voted in favor of approval of the Agreement and the Merger are insufficient to approve the same under applicable Law and Affinity’s Articles of Incorporation and Bylaws, Affinity will adjourn or postpone the meeting one or more times (but is not required to adjourn or postpone the meeting more than two (2) times) to permit the continued solicitation of appointments of proxies for the additional shares needed for a quorum or such approval.

(b)  Affinity Proxy Statement. Affinity will solicit appointments of proxies from the holders of Affinity Common Stock entitled to be voted for use at the Affinity Stockholders’ Meeting and, in connection with that solicitation, will prepare and deliver proxy solicitation materials (a “Proxy Statement”) to its stockholders entitled to vote at the Affinity Stockholders’ Meeting and to any other stockholders to whom applicable Law requires the Proxy Statement to be delivered. The Proxy Statement shall, in all material respects, be in such form, and contain or be accompanied by such information regarding the Affinity Stockholders’ Meeting, this Agreement, the parties hereto, the Merger and Subsequent Transactions, and other matters described herein, as is required by the 1934 Act, the regulations promulgated by the SEC thereunder, and all other applicable Laws. Affinity will provide a copy of the Proxy Statement in preliminary form to Fidelity for its review and comment prior to its being filed in preliminary form with the SEC, and it will provide a final copy to Fidelity for its review and comment prior to its being filed with the SEC in definitive form, printed, and distributed to Affinity’s stockholders.

Affinity will mail the Proxy Statement to its stockholders on a date mutually agreed upon by Affinity and Fidelity within the timeframe required by Affinity’s bylaws, but in no event less than 20 Business Days prior to the scheduled date of the Affinity Stockholders’ Meeting.

(c)  Efforts to Obtain Approval; Board Recommendation. Affinity and Bank and their respective directors will in good faith promote the Merger to Affinity’s stockholders, encourage the holders of shares of Affinity Common Stock eligible to be voted at the Affinity Stockholders’ Meeting to vote or authorize the proxies designated by Affinity to vote for approval of this Agreement and the Merger and Subsequent Transactions, and use its and their Commercially Reasonable Efforts to obtain the approval of Affinity’s stockholders required under applicable Law and Affinity’s Articles of Incorporation in order to consummate the Merger and Subsequent Transactions. Affinity’s Board of Directors will recommend that Affinity’s stockholders vote, or instruct the proxies to vote, their shares of Affinity Common Stock eligible to be voted at the Affinity Stockholders’ Meeting in favor of approval of the transactions contemplated by this Agreement, including and the Merger, and the Proxy Statement distributed to Affinity’s stockholders in connection with the Affinity Stockholders’ Meeting will state that Affinity’s Board of Directors considers the transactions contemplated by this Agreement, including the Merger, to be advisable and in the best interests of Affinity and its stockholders and that the Board of Directors recommends that holders of Affinity Common Stock vote for its approval.

Notwithstanding the foregoing, if Affinity’s Board of Directors reasonably believes in good faith, after consultation with and receipt of the advice of its outside legal counsel and financial advisers, that such a recommendation would be inconsistent with the directors’ duties or obligations as such to Affinity or to its stockholders under applicable Law as a result of Affinity’s receipt of a “Superior Proposal” (as that term is defined in Paragraph 9.02(b)(v) below), then the Board of Directors may (i) withdraw, qualify, or revise its recommendation and submit the Agreement to stockholders at the Affinity Stockholders’ Meeting without recommendation and, to the extent required by Law, communicate the basis for its lack of a recommendation to the stockholders in the Proxy Statement or any appropriate amendment or supplement thereto (subject, however, to Fidelity’s rights under Paragraph 9.02(a)), or (ii) following a termination of this Agreement by Affinity in the manner provided in Paragraph 9.02(b)(v), the Board of Directors may withdraw its recommendation and not submit this Agreement and the Merger and Subsequent Transactions to a vote of Affinity’s stockholders.

(d)  Conduct of Business Prior to Effective Time. The parties agree that the operation of the Affinity Companies until the Effective Time is the responsibility of the respective Boards of Directors and officers of the Affinity Companies. However, in connection with such operations, Affinity and Bank each agrees that, following the date of this Agreement and to and including the Effective Time, Affinity and Bank each will carry on its business in and only in the Ordinary Course and, to the extent consistent in all material respects with such business and within its ability to do so, Affinity and Bank each agrees that it, and their respective subsidiaries, will use Commercially Reasonable Efforts to:

(i)     preserve intact its present business organization, and preserve its relationships with customers, depositors, borrowers, employees, creditors, correspondents, suppliers, and others having business relationships with it;

(ii)    maintain all of its properties and equipment in customary repair, order, and condition, ordinary wear and tear excepted;

(iii)   maintain its books of account and records in the usual, regular, and ordinary manner in accordance with applicable Law and sound business practices applied on a consistent basis;

(iv)   perform its agreements and comply with its obligations under all contracts and agreements to which it is a party, and give prompt written notice to Fidelity of any claim or receipt of notice from any other party thereto of any alleged material default or noncompliance thereunder by any of the Affinity Companies;

(v)    comply in all material respects with all Laws applicable to it, to its Assets or employees, and to the conduct of its business;

(vi)   not change its existing Loan underwriting practices, procedures, guidelines, or policies in any material respect except as may be required by Law or Regulatory Authorities or as otherwise provided in this Agreement;

(vii)    continue to maintain federal deposit insurance for Bank’s deposits as described in Paragraph 3.29;

(viii)  continue to maintain in force the Policies described in Paragraph 3.28 and not cancel, terminate, fail to renew, or modify any Policy, or allow any Policy to be cancelled or terminated, unless the cancelled or terminated Policy is replaced with a bond or policy providing coverage, or unless the Policy as modified provides coverage, that is substantially equivalent to the Policy that is replaced or modified, including coverage for periods that would have been covered by the cancelled or terminated Policy;

(ix)  promptly notify Fidelity of any actual or, to the Knowledge of Affinity, threatened Litigation by or against any of them, any of their respective officers or directors in their capacities as such, or any other Person whom any of the Affinity Companies is obligated to indemnify, or any claim against any of the Affinity Companies for indemnification under their Articles of Incorporation or Bylaws or any other agreement or arrangement, together with a description of the circumstances surrounding any such actual or threatened Litigation, its then-present status and management’s evaluation of such claim or litigation; and

(x)   notify Fidelity within twenty-four (24) hours of discovery of any actual or suspected Data Security Incident and cooperate fully in and keep Fidelity informed of the status of any investigation, remediation, and notifications to Regulatory Authorities and, if applicable, customers, to the fullest extent possible without disclosure of confidential supervisory information or materials that would be unlawful or prohibited by Regulatory Authorities.

(e)  Periodic Financial and Other Information. Subject to the prohibition on disclosing confidential supervisory information provided in Paragraph 11.01 of this Agreement, following the date of this Agreement and from time to time as indicated below, to and including the Effective Time, Affinity and Bank will, following each meeting of the Board of Directors, or of the executive committee of the Board of Directors, of either Affinity or Bank, promptly deliver to Fidelity a copy of all written materials provided to their directors at or in advance of such Board meeting, including copies of all information and analyses provided to directors regarding their respective financial conditions, results of operations, capital, liquidity, Loans and credit metrics, and operations, and including meeting minutes (following their approval by the Board of Directors) and credit memoranda).

(f)  Accruals for Expenses and Other Accounting Matters. Upon reasonable request by Fidelity, Affinity and Bank will (i) modify or change their loan, accrual, reserve, tax, litigation, and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with those of Fidelity and (ii) make such appropriate accounting entries in their books and records for accruals or the creation of reserves for compensation, employee benefit, and transaction-related expenses, all as may be payable upon completion of the Merger; provided, that notwithstanding any provision of this Agreement to the contrary, (i) except as otherwise agreed to by Affinity and Fidelity, Affinity and Bank shall not be required to make any such accounting entries until immediately prior to the Closing Date and only following receipt of written confirmation from Fidelity that it is not aware of any fact or circumstance that would prevent completion of the Merger, and (ii) any such accounting entries made by Affinity or Bank at the request of Fidelity and related to Fidelity’s own accounting purposes or convenience (as opposed to entries relating to events, developments, changes, or circumstances in Affinity’s or Bank’s business or operations that should or are required to be made by them under GAAP or applicable banking regulations or otherwise in the normal course of their business) may not, in and of themselves, either individually or in the aggregate with all other such entries, be used to evidence an Affinity Material Change.

(g)  [intentionally omitted]

(h)  Consents to Assignment of Contracts and Leases. With respect to (i) each Material Contract (including each of the Lease Agreements) and, (ii) each other contract or agreement to which any of the Affinity Companies is a party, in either case with respect to which Fidelity notifies Affinity and Bank in writing that it reasonably believes the consent and/or estoppel certificate of the other contracting party(ies) are necessary in order for Affinity or Bank to consummate the Merger or Subsequent Transactions without breaching such contract or agreement, or for Fidelity to succeed to Affinity’s or Bank’s rights under that contract or agreement, Affinity and Bank will cooperate with Fidelity and use Commercially Reasonable Efforts to obtain and deliver to Fidelity, prior to the Closing Date, such written consent of the other contracting party(ies), together with such estoppel certificate as is reasonably desired by Fidelity, each in a form and containing such terms as shall be reasonably acceptable to Fidelity.

(i)  Access and Continuing Due Diligence Investigation. Affinity and Bank each agrees that, following the date of this Agreement and to and including the Effective Time, and subject to applicable Laws and contractual requirements governing the exchange of IIPI or other information and assertions of attorney-client or attorney work product privileges, and further subject to the exclusion of materials or other discussions related to this Agreement, it will provide Fidelity and its employees, accountants, legal counsel, environmental or other consultants, or other representatives and agents access to all books, records, files, (including credit files and Loan and Sold Loan documentation and records) and other information (whether maintained electronically or otherwise) of each of the Affinity Companies, and to all their properties and facilities, employees, accountants, legal counsel, environmental or other consultants, or other representatives or agents (including their operations and data processing personnel and systems), as Fidelity shall reasonably consider to be necessary or appropriate for the purpose of conducting ongoing reviews and investigations of the Assets, Liabilities, operations, compliance, and business affairs of the Affinity Companies and the Affinity Real Property, and preparing for consummation of the Merger and Subsequent Transactions and the combining of the operations, systems, and employees of Fidelity, Affinity, and Bank, including reviews and investigations of the Affinity Companies operating and compliance policies, procedures, and controls, information needed for inclusion in or the preparation of applications for Required Regulatory Approvals, for purposes of determining the accuracy of Affinity’s and Bank’s representations and warranties in this Agreement and their compliance with their covenants in this Agreement, and for any other reason. Any investigations or reviews conducted by or on behalf of Fidelity as described above shall be performed in such a manner as will not interfere unreasonably with Affinity’s and Bank’s normal operations or with their relationship with their customers or employees, and shall be conducted in accordance with procedures established by the parties, each acting reasonably.

(j)  Pricing of Deposits and Loans. Following the date of this Agreement and to and including the Effective Time, and except as otherwise provided in this Agreement, Affinity and

Bank will make pricing decisions with respect to deposit accounts and Loans in a manner consistent with their past practices based on competition and prevailing market rates in their banking markets.

(k)  Preparations for Conversion. Following the date of this Agreement and to and including the Effective Time, Affinity and Bank will cooperate with Fidelity and take such actions as Fidelity shall reasonably request in order to prepare for and permit the conversion of Bank’s banking operations, customer accounts and data, and data systems to Fidelity’s systems as promptly as possible following the Effective Time; provided, that Affinity shall not be required to take actions that would, in the reasonable judgment of Affinity’s management, prevent management of Affinity and Bank from conducting their ongoing banking operations in the Ordinary Course before the Effective Time.

(l)  Approval, Execution, and Delivery of Subsequent Transaction Documents. Promptly following Fidelity’s request, Affinity and Bank shall obtain, and provide to Fidelity evidence of, the approvals of their respective Boards of Directors of, and shall execute and deliver to Fidelity, Agreements and Plans of Merger in the forms of Appendices B and C hereto, and such other transaction documents as Fidelity shall deem necessary or appropriate, in order to effect the Subsequent Transactions. The Subsequent Transactions shall be structured in such a manner, and the approvals and related transaction documents shall be in such form, as Fidelity shall specify, and the approvals and transaction documents shall include any such approvals and documents as are required to be included with applications for the Required Regulatory Approvals; provided, that completion of the Subsequent Transactions provided for in those transaction documents in each case shall be conditioned upon completion of the Merger.

(m)  [intentionally omitted]

(n)  Loans. Following the date of this Agreement, and to the Effective Time, and subject to Paragraph 5.02(n), the Affinity Companies will make, renew, or acquire all Loans, issue, renew, or extend all commitments for Loans, and amend or modify in any material respect any Loan (including in any manner that would result in any additional extension of credit, principal forgiveness, or any uncompensated release of collateral, i.e., at a value below the fair market value thereof as determined by Bank), only in the Ordinary Course and in conformity with their underwriting and related Loan policies and procedures in effect as of the date of this Agreement.

(o)  Further Action; Instruments of Transfer. Affinity and Bank each will (i) take or cause to be taken all action required of it under this Agreement as promptly as practicable so as to permit the consummation of the Merger and other transactions described in this Agreement at the earliest practicable date, (ii) perform all acts and execute and deliver to Fidelity all documents or instruments required of it herein, or as otherwise shall be reasonably necessary or useful to or requested by Fidelity, in consummating such transactions, and (iii) cooperate with Fidelity in carrying out, and pursuing the completion of, such transactions.

(p)  Prior Consultation on Certain Permitted Transactions. Before an Affinity Company engages in a transaction, or enters into, amends, renews, or extends the term or termination date of a contract or agreement, that would be permitted without Fidelity’s prior consent under Paragraph 5.02 (including without limitation any purchase, lease, licensing, use, or other acquisition of any Intellectual Property or property rights, including computer software (other than click wrap licenses, shrink wrap licenses, or other similar licenses for commercial off-the-shelf software)), but that would involve a significant expenditure of funds that may not be of continuing benefit to Fidelity in its continuation of the Affinity Companies’ businesses after the Merger, Affinity will use Commercially Reasonable Efforts to inform Fidelity of the proposed transaction, contract, agreement, or action and to permit Fidelity to discuss the transaction, contract, agreement, or action with Affinity in a cooperative effort to avoid expenditures that may be unnecessary or avoidable in light of the pending Merger.

(q)  Tax Returns. Prior to the Effective Time, Affinity or Bank will file or cause to be filed all federal, state, and local income tax returns required for any Affinity Company for the year ended December 31, 2025, whether or not any such return is eligible for an extension beyond the Effective Time under applicable Law.

5.02. Negative Covenants. Except as expressly contemplated or permitted by this Agreement, and except to the extent required by Law or any Regulatory Authority, following the date of this Agreement, and to and including the Effective Time, except with the prior written approval of Fidelity, which approval shall not be unreasonably withheld or delayed, none of the Affinity Companies shall take any of the actions prohibited by this Paragraph 5.02. Any request for Fidelity’s prior written approval to take any action prohibited by this Paragraph 5.02 shall be in writing and be submitted by Affinity to Fidelity’s Chief Executive Officer or Chief Financial Officer or their designee and shall describe the action proposed to be taken, and Affinity shall provide such additional information about the proposed action as Fidelity shall request.

(a)  Amendments to Articles of Incorporation or Bylaws. None of the Affinity Companies will amend their Articles of Incorporation, Bylaws, or other organizational documents.

(b)  Change in Capitalization. None of the Affinity Companies will make any change in their authorized capital stock, create any other or additional authorized capital stock or other securities, or reclassify, combine, subdivide, or split any shares of their capital stock or other securities.

(c)  Sale or Issuance of Capital Stock, Equity Interests, or Other Securities. None of the Affinity Companies will sell or issue any additional shares of capital stock or equity interests in, or other securities of, such company, including any capital notes, debentures, or other debt securities or any securities convertible into capital stock or other securities, or enter into any agreement or understanding with respect to any such action; provided, that following the date of this Agreement, Affinity may issue up to an aggregate of 622,439 shares of Affinity Capital Stock upon the exercise in accordance with their terms of Affinity Stock Options outstanding on the date of this Agreement.

(d)  Purchase or Redemption of Capital Stock, Equity Interests, or Other Securities. None of the Affinity Companies will purchase, redeem, retire, or otherwise acquire any shares of capital stock or equity interests in, or other securities of, such company, including any capital notes, debentures, or other debt securities or any securities convertible into capital stock or other securities or enter into any agreement or understanding with respect to any such actions.

(e)  Options, Warrants and Rights. None of the Affinity Companies will grant or issue any options, warrants, calls, puts, awards, or other rights of any kind relating to the sale, purchase, issuance, redemption, or conversion of shares of capital stock or equity interests in, or other securities of, such company, or enter into any agreement or understanding with respect to any such action. Specifically, and without limiting the generality of the preceding sentence, Affinity will not grant any stock options or other share-based or restricted stock awards (including any performance shares or stock appreciation rights) under any equity-based compensation plan or arrangement or otherwise.

(f)  Dividends and Distributions. Affinity will not declare or pay any dividend on any outstanding shares of Affinity Common Stock, whether in cash or in additional shares of capital stock or other securities, or make any other distributions on or in respect of any shares of its capital stock or otherwise to its stockholders.

(g)  Employment, Benefit, or Retirement Agreements or Plans. Except as required by Law or this Agreement, none of the Affinity Companies will (i) enter into, become bound by, amend or modify any oral or written Employment Contract which is not immediately terminable by it without cost or other Liability on no more than 30 days’ notice, provided, however, the Affinity Companies may terminate and liquidate the Supplemental Executive Retirement Plan disclosed on Disclosure Schedule 3.12(j) within thirty (30) days of the Effective Time; (ii) adopt, enter into, or become bound by any new or additional Plan, or modify, amend, or renew any existing Plan (except for renewals of existing group employee insurance policies in the Ordinary Course); or (iii) enter into, become bound by or amend any contract with or commitment to any labor or trade union or association or any collective bargaining group.

(h)  Increase in or Payment of Certain Compensation. None of the Affinity Companies will increase the compensation or benefits of, or pay any bonus, severance, or other special or additional compensation to, any of its or their current or former directors, officers, employees, or consultants; provided, that, notwithstanding anything contained herein to the contrary, and subject to and following Bank’s filing of applications with Regulatory Authorities for, and its receipt of, all Required Regulatory Approvals in connection with any such action, Bank may pay its annual employee bonuses, at times and in amounts consistent with its past practices and as accrued prior to Closing, including pro-rata bonuses for any partially completed fiscal year prior to the Effective Time, with payment amounts consistent with past practice.

(i)  Accounting and Tax Practices; Independent Accountants. None of the Affinity Companies will make any changes in its accounting or tax methods, policies, practices, or procedures, or in depreciation or amortization policies, schedules, or rates heretofore applied, except as required by GAAP or applicable Law or as recommended by its independent registered public accounting firm and Affinity will not change its independent registered public accounting firm.

(j)  Acquisitions; Additional Branch Offices. None of the Affinity Companies will, directly or indirectly (i) acquire (whether by merger or otherwise) any other Person or any branch office or all or any significant part of the Assets or Liabilities of any other Person, other than in connection with the foreclosure or other enforcement in the Ordinary Course of a lien held to secure a Loan, (ii) open any new branch or loan production office, or (iii) enter into or become bound by any contract, agreement, commitment, letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch or loan production office.

(k)  Changes in Business Practices; Certain Investment Activities. Except as shall be required by their respective Regulatory Authorities, or otherwise by applicable Law or this Agreement, none of the Affinity Companies will change in any material respect (i) their current business practices, the nature of their businesses, or the manner in which they conduct their businesses, or discontinue any material portion or line of their businesses, (ii) Bank’s current lending and Loan administration practices, guidelines, policies, and procedures, or (iii) Bank’s current deposit, overdraft, or asset-liability management policies and procedures (including any changes in the pricing of or interest rates paid on deposits), or take any actions designed to materially increase or decrease the aggregate level of Bank’s deposits, or any category of its deposits, from the levels as of the date of this Agreement, other than changes that are consistent with the Affinity Companies’ asset-liability management policies and based on competition, market rates, or changes in applicable Law. Without limiting the generality of the foregoing, none of the Affinity Company will purchase or otherwise acquire any (i) U.S. Treasury securities, municipal securities, securities issued by U.S. government sponsored enterprises, or government agency mortgage-backed securities having a term in excess of two years or (ii) corporate securities.

(l)  Exclusive Agreement

(i)  None of the Affinity Companies, nor any of their respective directors (individually or acting as members of Affinity’s or Bank’s Board of Directors), officers,

employees, advisers or other representatives will, directly, or indirectly through any Person, (A) initiate, solicit, facilitate, or encourage the initiation or procurement of, or take any action, including by way of furnishing information, to facilitate the initiation or procurement of, any Acquisition Proposal (as defined below) or to generate inquiries, discussions, or negotiations with respect to the making of any Acquisition Proposal, (B) continue or otherwise participate in any discussions or negotiations with, furnish or disclose any information relating to any of the Affinity Companies to, or otherwise cooperate in any way with, or knowingly assist, participate in, facilitate, or encourage any effort by, any Person that is contemplating or seeking to make, or has made, an Acquisition Proposal, (C) terminate any provision of any confidentiality or standstill agreement relating to or entered into in connection with any Acquisition Proposal, except to the extent required by Law or in the Ordinary Course, (D) disclose to any Person who could reasonably be perceived as a possible source of an Acquisition Proposal any information not customarily disclosed to the public concerning any of the Affinity Companies or their businesses, or afford to any such Person access to the properties, facilities, books, or records of any of the Affinity Companies not ordinarily afforded to members of the public generally, (E) approve, endorse, or recommend, enter into or become bound by, or otherwise take or agree to any action in furtherance of, any Acquisition Agreement (as defined below), or (F) authorize, permit, or direct any other Person to represent it or them in connection with, or to take on its or their behalf, any action described above, or cooperate with any other Person in connection with any such action.

“Acquisition Proposal” means any inquiry, proposal or offer by any Person with respect to: (A) any merger, consolidation, share exchange, business combination, or similar transaction involving Affinity or Bank (other than the transactions described in this Agreement); (B) any sale, lease (as lessor), exchange, mortgage, pledge, transfer, or other disposition of any branch office of Bank or of twenty-five (25%) or more of Affinity’s consolidated Assets to any other Person in a single transaction or series of related transactions; (C) any tender offer or exchange offer for twenty-five (25%) or more of the outstanding shares of Affinity Common Stock or Bank Stock; or (D) the making of any public announcement in connection with any of the above.

“Acquisition Agreement” means any letter of intent, agreement in principle, definitive agreement, or similar agreement, in any case in writing, that relates to or provides for any transaction that is described in or contemplated by the term Acquisition Proposal, as defined above.

(ii)  Notwithstanding the foregoing, if at any time after the date hereof, but before approval of this Agreement by Affinity’s stockholders, (A) any of the Affinity Companies receives an unsolicited written Acquisition Proposal that Affinity’s Board of Directors believes in good faith to be bona fide, (B) such Acquisition Proposal was not the result of or received following a violation of this Paragraph 5.02(l), (C) Affinity’s Board of Directors determines in good faith, and after consultation with its outside legal counsel and financial adviser, that the Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal (as defined in Paragraph 9.02(b)(v) below), and (D) Affinity’s Board of Directors determines in good faith, and after consultation with its outside legal counsel, that the failure to take the actions referred to in clauses (x) and or (y) below would be inconsistent with its fiduciary duties under applicable Law, then Affinity may (and may authorize its representatives to) (x) furnish nonpublic information regarding the Affinity Companies to the Person making the Acquisition Proposal (and its representatives) pursuant to a customary confidentiality agreement containing terms substantially similar to, and no less favorable to Affinity than, those contained in Paragraph 7.04 of this Agreement; provided, that any nonpublic information provided to any such Person shall have been previously provided to Fidelity or shall be provided to Fidelity before or concurrently with the time it is provided to such Person; and (y) participate in discussions and negotiations with the Person making such Acquisition Proposal.

(iii)  Affinity and Bank will promptly, and in any event by 5:00 p.m. on the next Business Day, notify Fidelity in writing of (A) the receipt of any Acquisition Proposal, (B) any material modification of or amendment to any Acquisition Proposal, (C) any request for nonpublic information relating to any of the Affinity Companies, or for access to their properties, books, or records, by any Person that has made, that Affinity’s or Bank’s Board of Directors believes intends to make, or that informs any of the Affinity Companies or their respective Boards of Directors or representatives that such Person is considering making, an Acquisition Proposal, or (D) the entry into discussions or negotiations concerning any Acquisition Proposal in accordance with Paragraph 5.02(l)(ii) above, which notification shall describe the Acquisition Proposal, amendment, modification or request, identify the Person making such Acquisition Proposal, amendment, modification, or request or with which Affinity has entered into discussions or negotiations, and specify the material terms of any Acquisition Proposal, amendment, modification, or request. Affinity shall keep Fidelity fully informed, on a prompt basis, of any material changes in the status of and any material changes or modifications in the terms of any such Acquisition Proposal.

(m)  Acquisition or Disposition of Assets; Purchase of Services. None of the Affinity Companies will:

(i)  except as provided below, sell or lease (as lessor), or enter into or become bound by any contract, agreement, option, or commitment relating to the sale, lease (as lessor), or other disposition of:

 (A)  any Affinity Real Property in any amount; or

 (B)  any equipment or any other fixed or capital asset having a book value or a fair market value, whichever is greater, of more than $50,000 in the case of any individual item or asset, or $100,000 in the aggregate for all such items or Assets, other than the sale in arms’-length transactions of equipment or other fixed Assets acquired in the Ordinary Course in connection with enforcement of a lien or security interest that secures a Loan;

(ii)  except as provided below, purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option, or commitment relating to the purchase, lease (as lessee), or other acquisition of:

(A)  any real property in any amount, other than (x) real property that is the subject of a deed of trust, mortgage or other security instrument securing a Loan that is being foreclosed upon in the Ordinary Course or that is acquired by Bank by deed-in-lieu of such a foreclosure, and (y) amendments, modifications and extensions to Lease Agreements which are effected in accordance with Paragraph 5.02(s) below; or

(B)  any equipment or any other fixed asset (other than real property) having a purchase price, or involving aggregate lease payments, in excess of $50,000 in the case of any individual item, or $100,000 in the aggregate for all such items or Assets, other than any equipment or other fixed Assets that are subject to a lien or security interest securing a Loan that is being enforced in the Ordinary Course;

(iii)  enter into, or amend, renew, or extend the term or termination date of, any purchase or other commitment or contract for supplies or services other than in the Ordinary Course or for a term that exceeds twelve (12) months;

(iv)  sell or enter into or become bound by any contract, agreement, option, or commitment to sell any Loan (other than a residential mortgage Loan) or other receivable or any participation in any Loan or other receivable;

(v)  other than pursuant to contractual obligations Previously Disclosed to Fidelity, purchase or repurchase, or enter into or become bound by any contract, agreement, option, or commitment to purchase or repurchase, any Loan or other receivable or any participation in any Loan or other receivable;

(vi)  enter into, or amend, renew or extend the term or termination date of, any agreement or contract to purchase, lease, license, use, or otherwise acquire any Intellectual Property or property rights, including computer software (other than click wrap licenses, shrink wrap licenses, or other similar licenses for commercial off-the-shelf software and agreements or contracts that obligate any of the Affinity Companies to make aggregate payments of less than $25,000 for any one such agreement or contract and less than $50,000 for all such agreements or contracts);

(vii)  sell, assign, terminate, waive, or dispose of its rights to or otherwise give any other Person its permission or consent to use or do business under the corporate name of any of the Affinity Companies or any name similar thereto, or any trade name, trademark, copyright, service mark, or Intellectual Property right or license, or release, transfer, or waive any license, or right granted to them by any other Person to use any corporate name, trademark, trade name, copyright, service mark, or Intellectual Property right or license; or

(viii)  except in the Ordinary Course with respect to investment securities, sell or dispose of, or enter into or become bound by any contract, agreement, option, or commitment relating to the sale or other disposition of, any other Asset (whether tangible or intangible) of material value or that is material to the conduct of the businesses of the Affinity Companies as currently conducted.

(n)  Lending. Notwithstanding anything in this Agreement to the contrary, and whether or not in the Ordinary Course, Bank will not (i) make or acquire, or commit to make or acquire, any Loan in an amount equal to or in excess of $3,000,000 to a borrower to which or whom Bank does not have any existing credit exposure, or (ii) make, acquire, or renew, or commit to make, acquire, or renew, any Loan, or amend or modify in any material respect any Loan (including in any manner that would result in any additional extension of credit, principal forgiveness or any uncompensated release of collateral, i.e., at a value below the fair market value thereof as determined by Bank), in an amount equal to or in excess of $500,000 with respect to any unsecured Loan or in excess of $3,000,000 with respect to any secured Loan (including, in the case of a borrower other than an individual, Bank’s credit exposure to the borrower’s affiliated entities and principals). Any request for Fidelity’s prior written approval to take any action prohibited by this Paragraph 5.02(n) shall be in writing and be submitted by Affinity to Fidelity’s Chief Credit Officer or his designee and shall describe the prohibited action proposed to be taken, and Affinity shall provide such additional information about the proposed action as Fidelity shall request. Any such request for prior written approval to take any action prohibited by this Paragraph 5.02(n) shall be approved or rejected within three (3) Business Days after the Loan package is delivered to such individual.

(o)  Debt; Liabilities. With the exception of Bank’s acceptance of deposits, entry into repurchase agreements, purchases of Federal Funds, and borrowings from the Federal Home Loan Bank of Atlanta or a Federal Reserve Bank for a term of no more than 90 days, in any such case in the Ordinary Course, none of the Affinity Companies will (i) enter into or become bound by any promissory note, loan agreement, or other agreement or arrangement pertaining to their borrowing of money or any other debt obligation, (ii) assume, guarantee, endorse, or otherwise become responsible or liable for any obligation of any other Person (except pursuant to letters of credit issued by Bank in the Ordinary Course), (iii) except in the Ordinary Course, incur any other Liability other than normal trade payables incurred in the Ordinary Course; (iv) except in the Ordinary Course, or other than through automatic renewals, issue or renew a certificate of deposit having a term of more than twelve (12) months; or (v) accept any deposit from a “deposit broker” (as defined in 12 U.S.C. §1831f(g)).

(p)  Liens; Encumbrances. With the exception of Bank’s pledges of Loans or portfolio securities to the Federal Home Loan Bank of Atlanta or a Federal Reserve Bank to secure borrowings permitted by Paragraph 5.02(o) above, and pledges of securities in connection with repurchase agreements, in each case in the Ordinary Course, none of the Affinity Companies will mortgage, pledge, or subject any of their Assets to, or permit any of their Assets to become or, except for any Liens Previously Disclosed to Fidelity, remain subject to, any Lien.

(q)  Waiver of Rights. None of the Affinity Companies will waive, release, or compromise any rights in their favor against or with respect to any of their current or former officers, directors, employees, affiliates, or consultants or members of families of current or former officers, directors, employees, affiliates, or consultants (including forgiveness of any Loans or other obligations), nor will any of them waive, release, or compromise any material rights against or with respect to any other Person except in the Ordinary Course and in good faith for fair value in money or money’s worth.

(r)  Other Contracts. None of the Affinity Companies will enter into or become bound by, or modify, amend, or renew the term of, any contracts, agreements, commitments, pledges, or understandings:

(i)  for or with respect to any charitable or non-profit contributions, other than (A) contributions or pledges made to charitable or non-profit organizations in amounts, at times and on terms which generally are consistent with Bank’s past charitable or non-profit contributions, and (B) with respect to new contracts, commitments, pledges, or understandings for charitable or non-profit contributions, which do not in any individual case exceed $10,000, or which in the aggregate would not exceed $50,000, including all payments in the case of any multi-year pledge;

(ii)  with any Regulatory Authority except as required by Law;

(iii)  except as otherwise permitted by another provision of this Paragraph 5.02; or

(iv)  in a manner that would constitute entry into a new Material Contract or modify, amend, or renew the terms of any existing Material Contract.

(s)  Changes in Lease Agreements. None of the Affinity Companies will (i) surrender its leasehold interest in any Parcel of leased Affinity Real Property, or seek or agree to the termination of the Lease Agreement pertaining to any such Parcel, other than at the end of the term of a Lease Agreement under the terms of which it does not have an option to renew, (ii) modify or amend the Lease Agreement pertaining to any Parcel of leased Affinity Real Property, or (iii) renew any Lease Agreement, or permit any Lease Agreement to be automatically renewed.

(t)  Tax Loss Benefits. None of the Affinity Companies will take, or cause or permit any other Person to take, any action (other than actions directly related to the Merger) that may or could result in a loss of the ability of Affinity or Bank before the Merger, or Fidelity after the Merger, to utilize any acquired tax benefits from the transaction, including federal and state net operating loss carryforwards and federal and state unrealized built in Tax losses reflected in the Affinity Audited Financial Statements.

5.03 Notice of Certain Changes or Events. Following the date of this Agreement and up to and including the Effective Time, Affinity and Bank will within five Business Days notify Fidelity in writing of and provide to it such further information as it shall request regarding (a) any Affinity Material Change, or of the actual or, to the Knowledge of Affinity, prospective, existence or occurrence of any condition or event which, with the lapse of time or otherwise, and individually or together with other such conditions or events, is reasonably likely to cause, create or result in any such Affinity Material Change, (b) the actual or, to the Knowledge of Affinity, prospective, existence, or occurrence of (i) any condition or event which has caused or, with the lapse of time or otherwise, is reasonably likely to cause, any statement, representation or warranty of Affinity or Bank herein to be or become inaccurate, misleading, or incomplete in any material respect, or which has resulted or is reasonably likely to cause, create, or result in the breach or violation in any material respect of any of Affinity’s or Bank’s covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 8.01 or 8.03; and (ii) any event, fact or condition, including the Affinity Companies’ discovery or receipt of notification regarding a failure by any of them to comply with any applicable Laws, that may reasonably be expected to prevent or materially impede or delay Affinity, Bank, or Fidelity from obtaining the Required Regulatory Approvals or otherwise from completing, the Merger or other transactions described in this Agreement.

ARTICLE VI—COVENANTS OF BANCSHARES AND FIDELITY

BancShares and Fidelity, as applicable, covenant and agree with Affinity and Bank as described in the following Paragraphs.

6.01. Final Tax Returns. Following the Effective Time, Fidelity will make all necessary arrangements for the preparation and filing of the Affinity Companies’ final federal and state income tax returns for the year in which the Effective Time occurs.

6.02. Notice of Certain Changes or Events. Following the date of this Agreement up to and including the Effective Time, Fidelity will within five Business Days notify Affinity in writing of and provide to it such further information as it shall request regarding the actual or, to the Knowledge of Fidelity, prospective, existence, or occurrence of (a) any condition or event which has caused or, with the lapse of time or otherwise, is reasonably likely to cause, any statement, representation, or warranty of Bancshares or Fidelity herein to be or become inaccurate, misleading, or incomplete in any material respect, or which has resulted or is reasonably likely to cause, create or result in the breach or violation in any material respect of any of BancShares’ or Fidelity’s covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 8.01 or 8.02, and (b) any event, fact, or condition that may reasonably be expected to prevent or materially impede or delay Affinity, Bank, BancShares, or Fidelity from obtaining the Required Regulatory Approvals or otherwise from completing, the Merger or other transactions described in this Agreement.

6.03. Further Action and Cooperation. BancShares and Fidelity will (a) take or cause to be taken all action required of each of them under this Agreement as promptly as practicable so as to permit the consummation of the Merger at the earliest practicable date, (b) perform all acts and execute and deliver to Affinity and Bank all documents or instruments required of it herein, and (c) cooperate with Affinity and Bank in carrying out, and pursue diligently the expeditious completion of, the Merger.

6.04. Indemnification and Directors and Officers Liability Insurance

(a)  Indemnification. From and after the Effective Time, Fidelity shall provide indemnification to the same persons entitled to indemnification, and to the same extent and on the same terms and conditions as such persons are so entitled under (i) applicable Law and (ii) Affinity’s and Bank’s respective Articles of Incorporation and Bylaws against any Losses in connection with any Litigation arising out of any act or omission or other matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, because he or she was a director or officer of an Affinity Company or is or was serving at the request of an Affinity Company as a director, officer, employee, fiduciary, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, including without limitation matters related to the negotiation, execution, and performance of this Agreement or consummation of the Merger. Any payments made under any directors’ and officers’ liability Insurance policy to such person shall be offset against the indemnification obligation set forth in this Paragraph 6.04(a). Notwithstanding anything to the contrary in this Paragraph 6.04(a), Fidelity shall not be obligated to indemnify any person if and to the extent such indemnification would not be permitted under applicable Law or, subject to applicable Law, Affinity’s or Bank’s Articles of Incorporation and Bylaws. Fidelity’s obligations under this Paragraph 6.04(a) are intended to be enforceable against Fidelity directly by the individuals entitled to indemnification hereunder and shall be binding on Fidelity’s successors and permitted assigns.

(b)  Directors’ and Officers’ Liability Insurance. On or prior to the Effective Time, Fidelity, or at Fidelity’s direction, Affinity in consultation with Fidelity, shall purchase a prepaid, six-year “tail” policy providing directors’ and officers’ liability insurance with respect to claims arising from facts or events which occurred prior to the Effective Time and that covers persons who are currently covered by, provides at least the same coverage and policy limits as, and contains terms and conditions which are substantially no less advantageous than, Affinity’s directors’ and officers’ liability insurance policy in effect as of the date of this Agreement. In lieu of such a “tail” policy, Fidelity may, at its option, substitute therefor other policies that provide insurance for a six-year term with respect to claims arising from facts or events which occurred prior to the Effective Time and that cover persons who are currently covered by, provide at least the same coverage and policy limits as, and contain terms and conditions which are substantially no less advantageous than, Affinity’s directors’ and officers’ liability insurance policy in effect as of the date of this Agreement.

Notwithstanding anything contained herein to the contrary, in no event shall the aggregate premium payments for “tail” or other insurance policies be required to exceed, for the portion related to Affinity’s and Bank’s directors’ and officers’ liability insurance, 200% of the annual premium payments currently paid on Affinity’s directors’ and officers’ liability insurance policy in effect as of the date of this Agreement (the “Maximum Amount”). If the amount of the premiums necessary to maintain or procure such “tail” or other insurance coverage exceeds the Maximum Amount, or if such “tail” or extended coverage is not available for six years, or with at least the same coverage and policy limits as, and containing terms and conditions which are substantially no less advantageous than, Affinity’s existing directors’ and officers’ liability insurance policy, Fidelity shall use its reasonable best efforts to maintain the most advantageous policies of directors’ and officers’ liability insurance obtainable for a premium not exceeding the Maximum Amount.

(c)  Successors. If Fidelity or any of its successors and assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its property and assets to any individual, corporation or other entity, then, in each such case, proper provisions shall be made so that the successors and assigns of Fidelity and its subsidiaries shall assume the obligations set forth in this Paragraph 6.04.

ARTICLE VII—ADDITIONAL MUTUAL AGREEMENTS

Except as otherwise specifically provided in this Agreement, Affinity, Bank, BancShares, and Fidelity mutually covenant and agree as follows.

7.01. Regulatory Approvals. As soon as practicable following the date of this Agreement, Affinity, Bank, BancShares and Fidelity each will: (a) prepare and file, cooperate with the others in the preparation and filing of, or cause to be prepared and filed, in each case within 45 days following the date of this Agreement, all applications required to be filed by it or them under applicable Law for the Required Regulatory Approvals, (b) use Commercially Reasonable Efforts to obtain all Required Regulatory Approvals, and (c) before the filing of any such application, give the other parties an opportunity to review and comment on the form and content of such application. Affinity, Bank, BancShares and Fidelity each shall promptly furnish each other with copies of all applications, notices, petitions, and filings with all Regulatory Authorities (including copies of all supplements and responses of information provided in connection with such applications, notices, petitions, and filings), and all written communications received by them or any of their respective subsidiaries, affiliates, or associates from, or delivered by any of the foregoing to, any Regulatory Authority, in respect of the transactions contemplated by this Agreement. Should the appearance of any of the officers, directors, employees, legal counsel, or other advisers of Affinity, Bank, BancShares or Fidelity be requested by any of the other parties or by any Regulatory Authority at any hearing in connection with any such application, Affinity, Bank, BancShares and/or Fidelity, as applicable, will use Commercially Reasonable Efforts to arrange for such appearance.

7.02. Information for Proxy Statement and Applications for Regulatory Approvals. Affinity, Bank, BancShares and Fidelity each agrees (a) to cooperate with the others in the preparation of the Proxy Statement and applications for Required Regulatory Approvals, to promptly respond to requests by any of the other parties and their legal counsel for information, and to provide all information, documents, financial statements, or other material that is required for, or that may be reasonably requested by any other party for inclusion in, any such document, and (b) that none of the information provided by it in writing for inclusion in any such application or the Proxy Statement will contain any untrue statement of a material fact, or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, at and as of the time (i) the Proxy Statement is mailed to Affinity’s stockholders, (ii) the applications for Required Regulatory Approvals are filed, or (iii) the Required Regulatory Approvals are granted, as applicable.

7.03. Announcements; Other Communications. Affinity and Fidelity will issue a joint press release promptly after entry into this Agreement and, if the Merger Agreement is approved by Affinity’s stockholders at the Affinity Stockholders’ Meeting, a joint press release promptly following that meeting announcing such approval. No Persons other than Affinity and Fidelity are authorized, and neither Affinity, Bank nor Fidelity will authorize any other Person, to make any public announcements or public statements about this Agreement or any of the transactions described herein. Without the prior review and consent of the other parties, neither Affinity, Bank, BancShares, Fidelity, nor any Person acting on behalf of any of them, will make any public announcement, public statement, or any other public disclosure of any nature to any Person as to the terms and conditions of this Agreement or the transactions described in or contemplated by this Agreement; provided, that any of them may make any statement or disclosure about this Agreement or the transactions described in this Agreement which it, in good faith, believes is required to be made in any application for any Required Regulatory Approval or is otherwise required by any Regulatory Authority or by Law (including, in the case of Affinity, any disclosure required to be or, in accordance with good disclosure practice, should be, made in periodic reports it files with the SEC or otherwise publicly disclosed pursuant to the listing requirements of The Nasdaq Stock Market). However, before any of them makes any such permitted statement or disclosure, it shall provide a copy of the proposed statement or disclosure to the other parties and give such other parties a reasonable opportunity to comment on the content thereof.

No communications to relating the Merger or associated account or service changes shall be delivered to Bank customers by either party with without the prior written consent of the other party, such consent not to be unreasonably withheld, conditioned, or delayed.

7.04. Confidential Information

(a)  For purposes of this Paragraph 7.04, “Confidential Information” refers to any information (including business and financial information) that a party to whom the information pertains (an “Informing Party”) provides or makes available in connection with this Agreement (including information provided or made available in connection with any previous negotiations among Affinity and Fidelity) to a party for whose benefit the information is provided, or to that party’s affiliates, directors, officers, employees, attorneys, advisers, consultants, representatives, or agents (a “Receiving Party”), or which a Receiving Party may otherwise obtain (including information obtained in connection with any previous negotiations among Affinity and Fidelity) from any examination of an Informing Party’s documents, books, records, files, or other recorded materials or from any discussions with any of the Informing Party’s directors, officers, employees, attorneys, advisers, consultants, representatives, and agents, and shall be deemed to include, (i) all such documents, books, records, files, or other recorded materials themselves and all information contained therein (whether maintained in writing, electronically, on microfiche, or otherwise), (ii) all corporate minutes, financial projections and budgets, historical and projected sales reports, acquisition or other expansion analyses, or plans, pro forma financial data, Affinity spending budgets and plans, market studies, and business plans, (iii) all information relative to financial results and condition, operations, policies and procedures, computer systems and software, stockholders, employees, officers, and directors, (iv) all information relative to customers and former or prospective customers, and (v) all information regarding the existence of the negotiations between the parties, this Agreement and the proposed transactions described herein, and the terms of the proposed transactions and this Agreement.

(b)  Prior to the Effective Time and following any termination of this Agreement (other than upon consummation of the Merger):

(i)  all Confidential Information of an Informing Party is proprietary to the Informing Party and constitutes either trade secrets or confidential information of the Informing Party, is to be held in strict confidence by a Receiving Party and, except as otherwise provided herein, may not be disclosed by a Receiving Party to any Person not a party to this Agreement, unless the Receiving Party can demonstrate that the same information as the Confidential Information to be disclosed:

(A)  already was in his, her, or its possession prior to such Confidential Information being obtained from the Informing Party;

(B)  already was publicly available or, at that time, had become publicly available through no fault of, or violation of this Paragraph 7.04 by, the Receiving Party or any other Person that the Receiving Party knows, or has reason to know, is obligated to protect such Confidential Information; or

(C)  was developed independently by or for the Receiving Party, without the use of the Confidential Information disclosed to or obtained by the Receiving Party; and

(ii)  the Receiving Party shall not use any Confidential Information of the Informing Party in an unlawful manner, to interfere with or attempt to terminate or otherwise adversely affect any actual or proposed contractual or business relationship of the Informing Party, or for any other purposes other than in conjunction with the transactions described herein. Without limiting the generality of the foregoing, in no event shall the Receiving Party use any Confidential Information of the Informing Party, directly or indirectly, for the purpose of competing against or soliciting the customers of the Informing Party.

However, notwithstanding anything in this Paragraph 7.04 to the contrary, prior to the Effective Time, Affinity, Bank, or Fidelity, as a Receiving Party, may disclose Confidential Information of an Informing Party to the Receiving Party’s affiliates, directors, officers, employees, agents, attorneys, advisers, and consultants who are directly involved in the transactions contemplated by this Agreement, on a need to know basis and only if such Persons agree to be bound by the restrictions and obligations of this Paragraph 7.04 or otherwise owe an obligation of confidentiality to the Receiving Party. The Receiving Party shall be obligated to enforce its obligations under this Paragraph 7.04 against all Persons to whom it discloses Confidential Information and shall be responsible and liable to the Informing Party for any disclosure of Confidential Information by such Persons in violation of such restrictions and obligations.

(c)  In the event this Agreement is terminated and the Merger is not consummated, each Receiving Party will deliver or cause to be delivered to each Informing Party all recorded Confidential Information of each Informing Party in the possession of each Receiving Party, or destroy and provide to each Informing Party an affidavit as to the destruction of, all copies of such Confidential Information; provided, however, that a Receiving Party shall not, in connection with the foregoing obligations, be required to identify or delete Confidential Information held electronically in archive or back-up systems in accordance with the Receiving Party’s general systems archiving or backup policies, and a Receiving Party shall be permitted to retain one copy for archival, governance, and/or regulatory purposes.

(d)  Notwithstanding anything contained in this Paragraph 7.04 to the contrary, neither Affinity, Bank, Fidelity, nor BancShares, as a Receiving Party, shall be prohibited from disclosing any Confidential Information of an Informing Party, or shall be required to obtain the prior consent of an Informing Party for any such disclosure, which it, in good faith, believes is required to be disclosed in any application for a Required Regulatory Approval, or which it, in good faith, and upon the advice of its legal counsel, believes is otherwise required by Law or an order or subpoena of any court or Regulatory Authority; provided, that before any such disclosure may be made by a Receiving Party upon the advice of its legal counsel, it shall, unless such notice is prohibited by Law, give the Informing Party reasonable notice of its intent to make such disclosure, the form and content of that disclosure, and the basis upon which its legal counsel has advised it that such disclosure is required by Law, so that the Informing Party may seek a protective order or other similar or appropriate relief, and the Receiving Party also shall undertake in good faith to have the Confidential Information to be disclosed treated confidentially by the party to whom the disclosure is made.

(e)  This Paragraph 7.04 supersedes and replaces in their entirety the provisions of any other confidentiality or non-disclosure agreement entered into by and between Fidelity, Affinity, and/or Bank or their advisers prior to the date of this Agreement, including without limitation that certain Nondisclosure and Confidentiality Agreement dated as of October 21, 2025, by and between Affinity and BancShares, and any such other agreements shall have no further effect.

7.05. Expenses. Except as otherwise provided herein, including pursuant to Paragraph 9.03 below, and whether or not this Agreement shall be terminated or the Merger shall be consummated, Affinity, Bank, Fidelity, and Merger Sub each shall pay its or their own legal, accounting, financial, and other consulting or advisory fees, and all its or their other costs and expenses, incurred or to be incurred in connection with the execution and performance of its or their obligations under this Agreement, or otherwise in connection with this Agreement and the Merger and other transactions described herein (including filing fees, printing, and mailing costs, and other out-of-pocket expenses). Subject to the provisions of Paragraph 9.03 below, for purposes of this Agreement expenses associated with the printing and mailing of the Proxy Statement and all amounts owed by Affinity to Performance Trust for its services will be deemed to have been incurred solely by Affinity.

7.06. Employment and Benefit Matters

(a)  Employment of Bank’s Employees. Each employee of Bank at the Effective Time shall remain an employee of Bank. When the Bank Merger becomes effective, each employee who is then currently employed by Bank automatically shall become an employee of Fidelity (a “Continuing Employee”) without any action by that employee or Fidelity. Except to the extent otherwise provided in a written agreement with a Continuing Employee which is entered into or expressly assumed by Fidelity, the employment of each Continuing Employee will be on an “at will” basis in such a position, with such title, at such location within Fidelity’s system, and for such rate of compensation, as shall be determined by Fidelity in the Ordinary Course.

(b)  Employee Benefits. After the Bank Merger becomes effective, each Continuing Employee shall be entitled to participate, at Fidelity’s election, in either the employee benefit plans and programs of Bank that they participate in at the Effective Time, to the extent those plans and programs continue to be maintained by Fidelity for some time following the Bank Merger, or in the employee benefit plans and programs provided generally by Fidelity to its employees from time to time (“Fidelity Benefit Plans”) on the same basis, and subject to the same eligibility and vesting requirements and other conditions, restrictions, and limitations, as generally are in effect and applicable to other similarly-situated employees of Fidelity. However, subject to applicable Law, for purposes of determining eligibility to participate and vesting under Fidelity’s Section 401(k) plan, and participation in Fidelity Benefit Plans generally, as well as for purposes of benefit accrual under Fidelity’s paid time off and Position Elimination Policy, each Continuing Employee will be given credit for his or her time of prior service with Bank based on his or her date of hire (for benefit plan purposes) reflected in Bank’s employment records. The terms of participation by Continuing Employees in Fidelity’s health, dental, and vision insurance plans and other programs shall include the waiver of any waiting periods.

(c)  Treatment of Certain Contracts and Compensatory Arrangements

(i)  Immediately prior to the Effective Time, Bank shall pay to each of its then current employees who has vested rights under Bank’s paid time off (“PTO”) and vacation leave policies cash for (A) the pro rata portion of PTO awarded to him or her for the calendar year during which the Closing occurs, based on the number of days of that year elapsed between the preceding December 31 and the Closing Date, minus the number of days of PTO which he or she has used, as of such time, during that calendar year, plus up to, but not more than, twelve (12) days of accrued but unused PTO which he or she is entitled to carry over under Bank’s PTO policy from the preceding calendar year, and (B) the pro rata portion of the total numbers of days of vacation leave awarded to him or her for the calendar year during which the Closing occurs, based on the number of days of that year elapsed between the preceding December 31 and the Closing Date, minus the number of days of vacation leave which he or she has used, as of such time, during that calendar year.

(ii)  Effective as of the third Business Day prior to the Effective Time, each of the employment agreements described below will be terminated pursuant to a settlement agreement entered into by Affinity and Bank with each of the officers contemporaneously with the signing of this Agreement:

(A)  Employment Agreement, dated August 19, 2019, by and among Community First Bancshares, Inc., Newton Federal Bank, and Edward J. Cooney;

(B)  Employment Agreement, dated August 19, 2019, by and among Community First Bancshares, Inc., Newton Federal Bank, and Clark Nelson;

(C)  Employment Agreement, dated March 30, 2020, by and by and among Community First Bancshares, Inc., Newton Federal Bank, and Robert Vickers, as amended by Amendment No. 1. to Employment Agreement, dated March 6, 2025, by and among Affinity, Bank, and Robert Vickers;

(D)  Employment Agreement, dated May 24, 2021, by and among Affinity, Affinity Bank, a federal savings association, and Brandi Pajot, as amended by Amendment No. 1 to Employment Agreement, dated August 2, 2022, by and among Affinity, Affinity Bank, a federal savings association, and Brandi Pajot; and

(E)  Employment Agreement, dated August 19, 2019, by and among Community First Bancshares, Inc., Newton Federal Bank, and Elizabeth Galazka; and

(F)  Employment Agreement, dated September 1, 2018 by and among Community First Bancshares, Inc., Newton Federal Bank, and David Lewis Reese.

(d)  Termination of Affinity 401(k) Plan. Following the date of this Agreement, if requested by Fidelity at least thirty (30) days prior to the Effective Time, Affinity and Bank shall take, or cause to be taken, such actions, including the adoption of appropriate plan amendments and board resolutions, as shall be reasonably necessary to terminate the Affinity 401(k) Plan in accordance with its terms and applicable Law, effective immediately prior to the Effective Time. As successor to Affinity and Bank, Fidelity agrees that, as of the Effective Time, it will assume the duties of Affinity and Bank with respect to completion of the termination and liquidation of the Affinity 401(k) Plan, including, at Fidelity’s election, filings with the IRS for a determination letter on the termination of the Affinity 401(k) Plan. If Fidelity requests that Affinity terminate the Affinity 401(k) Plan immediately prior to the Effective Time, Participants in the Plan may elect to receive a distribution of the Assets credited to their respective Plan accounts at that time, and those Continuing Employees who remain employed by Fidelity at that time may roll-over their distributions to their plan accounts under Fidelity’s Section 401(k) plan, subject to and in accordance with the terms of Fidelity’s Section 401(k) plan.

(e)  Termination of Affinity ESOP

(i)  Termination of the Affinity ESOP. Prior to the Effective Time, but after satisfaction of the conditions set forth in Section 8.01(c) (Shareholder Approval) and Section 8.01(a) (Regulatory Approvals), and subject to the occurrence of the Closing, Affinity and Bank shall take all steps required by the terms of the relevant ESOP plan documents and applicable law to terminate the Affinity ESOP and shall adopt resolutions to terminate the Affinity ESOP, effective as of a date prior to the Closing Date (the “ESOP Termination Date”). In connection with the termination of the Affinity ESOP:

(A)  All accounts of participants and beneficiaries under the Affinity ESOP shall become fully vested and 100% non-forfeitable as of the ESOP Termination Date;

(B)  No new participants shall be admitted to the Affinity ESOP on or after the ESOP Termination Date;

(C)  All outstanding indebtedness of the Affinity ESOP (including, without limitation, any exempt loan within the meaning of Treasury Regulation

Section 54.4975-7(b)) shall be repaid on or prior to the ESOP Termination Date, including by delivering a sufficient number of unallocated shares of Affinity Common Stock to Affinity;

(D)  The balance of the unallocated shares of Affinity Common Stock and any other unallocated assets remaining in the Affinity ESOP after repayment of the Affinity ESOP indebtedness shall be allocated as earnings to the accounts of Affinity ESOP participants in accordance with the Affinity ESOP plan documents and applicable law as of the ESOP Termination Date; and

(E)  All remaining shares of Affinity Common Stock held in the Affinity ESOP shall be converted into the right to receive the Per Share Merger Consideration at the Effective Time and shall be distributed to Affinity ESOP participants as soon as practicable after the Effective Time in accordance with the terms of the Affinity ESOP and the requirements of ERISA and the Code, including, without limitation, Sections 401(a), 409(h), and 4975 of the Code.

(ii)  Amendments. The Board of Directors of Affinity shall adopt such amendments to the Affinity ESOP as may be necessary or appropriate to effectuate the provisions of this Section, including amendments necessary to freeze participation, cease benefit accruals, and facilitate distributions. All resolutions, amendments, notices, and other documents issued, adopted, or executed in connection with the implementation of this Section shall be subject to Fidelity’s reasonable prior review and approval, which shall not be unreasonably withheld, conditioned, or delayed.

(iii)  Continued Contributions. Notwithstanding anything herein to the contrary, Affinity shall continue to accrue and make contributions to the Affinity ESOP from the date of this Agreement through the ESOP Termination Date in an amount sufficient (but not to exceed the amount necessary) for the Affinity ESOP Trustee to make loan payments that become due in the ordinary course on any outstanding loan to the Affinity ESOP prior to the ESOP Termination Date. Affinity shall also make a contribution to the Affinity ESOP, prior to the ESOP Termination Date, to enable the Affinity ESOP Trustee to make a pro rata payment on any Affinity ESOP loan for any plan year in which the Closing occurs (if the Closing occurs prior to December 31) through and including the earlier of (i) the end of the calendar month immediately preceding the month in which the Closing occurs or (ii) the ESOP Termination Date.

(iv)  Documentation. Prior to the Closing Date, Affinity shall provide Fidelity with final documentation evidencing that all actions contemplated by this Section have been effectuated, including copies of all adopted resolutions, plan amendments, loan repayment documentation, share allocation records, and any filings made with the Internal Revenue Service or the Department of Labor in connection with the termination of the Affinity ESOP.

(v)  Compliance with Law. All actions taken pursuant to this Section shall be conducted in compliance with the applicable requirements of ERISA, the Code, and all other applicable federal and state laws and regulations.

(f)  Termination of Affinity Stock Plans. Prior to the Effective Time Affinity and Bank shall take, or cause to be taken, such actions, including the adoption of appropriate plan amendments and board resolutions, as shall be reasonably necessary to cause the committee of Affinity’s Board of Directors that administers the Affinity Stock Plans to terminate, effective at the Effective Time, each Affinity Stock Plan and, in the case of each outstanding Affinity Stock Option that will be cancelled and converted into the right receive a cash payment as provided in Paragraph 2.04(j)(i) above, prior to the Closing Affinity shall obtain from the holder of each Affinity Stock Option, and deliver to Fidelity prior to Closing, the written cancellation agreements described in Paragraph 2.04(j)(i) above.

(g)  Termination of Other Plans. Following the date of this Agreement, if requested by Fidelity at least thirty (30) days prior to the Effective Time, Affinity and Bank shall, at the direction of Fidelity, take, or cause to be taken, such actions, including the adoption of appropriate plan amendments and board resolutions, as shall be reasonably necessary to terminate, in accordance with their respective terms and applicable Law, any and all medical, dental, health, disability and life insurance plans, and all other employee benefit plans, maintained by any of the Affinity Companies for the benefit of any of their current or former officers, employees, contractors, or directors or any of their beneficiaries, effective immediately prior to the Effective Time; and

(h)  Severance. For any employee of Bank who did not have an employment agreement, change in control agreement or severance agreement, who is not offered employment with Fidelity with salary and bonus opportunities substantially the same as the salary and bonus opportunities of their employment with Bank as of the Effective Time or whose employment is terminated by Fidelity (other than for cause) on or within twelve (12) months of the Effective Time, Fidelity agrees that it shall provide such employees with a severance benefit equal to such amount as set forth in Fidelity’s Position Elimination & Severance Policy applicable to acquisitions.

Without limiting the generality of Paragraph 11.12, the provisions of this Paragraph 7.06 are solely for the benefit of the parties to this Agreement, and no Continuing Employee, current or former employee, or any other individual associated with Affinity or Bank shall be regarded for any purpose as a third-party beneficiary of this Agreement. Except as provided specifically in this Agreement, including this Paragraph 7.06, the terms of this Agreement shall not be deemed to (i) establish, amend, or modify any Affinity Benefit Plan or any “employee benefit plan” as defined in Section 3(3) of ERISA, or any other benefit plan, program, agreement, or arrangement maintained or sponsored by Affinity or Bank or any of their affiliates; (ii) alter or limit the ability of Fidelity to amend, modify, or terminate any Affinity Benefit Plan, employment agreement or any other benefit or employment plan, program, agreement, or arrangement after the Effective Time; or (iii) confer upon any current or former employee, officer, director, or consultant, any right to employment or continued employment or continued service with Fidelity or any of Fidelity’s affiliated companies for any period of time, in any specific position or at any salary or rate of compensation, or constitute or create an employment agreement with any employee, or interfere with or restrict in any way the rights of Fidelity to discharge or terminate the services of any employee, officer, director, or consultant (including any employee, officer, director, or consultant of any Affinity Company) at any time for any reason whatsoever, with or without cause.

7.07 Property Examination.

(a)  At its option and expense, following the date of this Agreement Fidelity may cause to be conducted any inspections, reviews, or investigations it deems appropriate of any or all of the Parcels, including (i) title examinations, physical surveys, zoning compliance reviews, and structural inspections of the properties and improvements thereon and all easements, and other rights appurtenant to the Parcels, and (ii) site inspections, environmental assessments, historic reviews, and regulatory analyses, together with such other studies, testing and intrusive sampling, and analyses as Fidelity shall deem necessary or desirable (collectively, the “Property Examination”); provided, that any investigations or reviews conducted by or on behalf of Fidelity shall be performed in such a manner as will not interfere unreasonably with Affinity’s or Bank’s normal operations.

(b)  For purposes of this Paragraph 7.07, the term “Material Defect” shall mean:

(i)  the existence of any Lien or any facts or circumstances that constitute or, with the passage of time or otherwise, will or may constitute, a breach of Affinity’s and Bank’s representations and warranties relating to or with respect to any of the Parcels or that adversely affect any of the Affinity Companies’ ability to enforce any Lease Agreement or its rights in any leasehold interest thereunder;

(ii)  the existence or absence of any zoning restriction, easement, covenant, or other restriction, or the existence of any facts or conditions that (A) constitute, or with the passage of time or otherwise will constitute, a breach of Affinity’s and Bank’s representations and warranties relating or with respect to any of the Parcels, or (B) that Fidelity reasonably believes will materially and adversely affect its use of that Parcel for the purpose for which and in the manner in which it currently is used or the value or marketability of that Parcel;

(iii)  the existence of any material structural defects or conditions of disrepair in the improvements on any of the Parcels (including any equipment, fixtures, or other components related thereto); or

(iv)  the existence of facts or circumstances relating to any of the Parcels indicating (A) the presence or likely presence of any Hazardous Material in, on, under, or at any of the Parcels due to, under conditions indicative of, or under conditions that pose a material threat of, a Release, or (B) that any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to any of the Parcels (including any removal or disposal of Hazardous Materials) which constitutes or would constitute a violation of any Environmental Law or any contract or other agreement between any of the Affinity Companies and any other Person, as to which, in either such case, Fidelity reasonably believes, based on the advice of its legal counsel or other consultants, that, before or after the Effective Time, any of the Affinity Companies or Fidelity, respectively, could incur costs or become responsible or liable for assessment, removal, clean-up, remediation, monetary damages (including any Liability to other Persons for property damage or personal injury), or civil, criminal or administrative penalties, or other corrective action.

(c)  If, in the course of the Property Examination, Fidelity identifies one or more “Material Defects” (as defined above), Fidelity will give prompt written notice thereof to Affinity describing the facts or conditions constituting each such Material Defect. Affinity and Bank agree that, upon receipt of such any notice from Fidelity, and notwithstanding anything contained in this Agreement to the contrary, they shall take such actions, and provide to Fidelity such information regarding the subject Parcel(s), as Fidelity shall reasonably request and shall cooperate with Fidelity and use their Commercially Reasonable Efforts to assist Fidelity in curing each such Material Defect to Fidelity’s reasonable satisfaction prior to the Closing Date.

(d)  In the event Fidelity reasonably believes that, with respect to all Parcels, the total of (A) the costs and expenses that any of the Affinity Companies and/or Fidelity could incur, in the aggregate, in fully correcting all Material Defects identified by Fidelity as described in Paragraph 7.07(b)(i), (ii) and (iii), plus (B) all other amounts for which any of the Affinity Companies and/or Fidelity has or could reasonably become responsible or liable, in the aggregate, related to all those Material Defects as described in Paragraph 7.07(b)(iv), in either case whether before or after the Effective Time, and with the lapse of time or otherwise, which, either individually or in the aggregate, would constitute or reasonably be expected to result in an Affinity Material Change, then Fidelity shall have the right and option, exercisable in its sole discretion upon written notice to Affinity, to waive any such Material Defect(s) or to terminate this Agreement; provided, that Fidelity shall not be obligated to give any such notice or exercise its termination right while Fidelity and Affinity continue in good faith to investigate, to determine the nature and cost of potential corrective actions (if any) relating to, or to remedy, any such Material Defect.

(e)  It is contemplated that Fidelity will conduct the Property Examination following the date of this Agreement and prior to the Effective Time. It is the intent of this Agreement, and Affinity and Bank understand and agree, that, upon completion of the Property Examination, if any of the facts, conditions, circumstances, or other matters discovered in the Property Examination reveal one or more Material Defects, then Fidelity may exercise its rights under this Paragraph 7.07 without regard to any actual knowledge on or prior to the date of this Agreement on the part of Fidelity or its officers or advisers of that Material Defect or the facts, conditions, circumstances, or other matters pertaining thereto and without regard to any Previous Disclosure by Affinity to Fidelity, or any other communication to Fidelity or any of its officers or advisers, prior to the date of this Agreement or otherwise.

7.08. Conversion and Transition Preparations; Operating Functions. Affinity and Bank each shall cooperate with Fidelity in connection with planning for the efficient and orderly combination of the parties and Fidelity’s operation of Bank’s business, and in preparing for the conversion and consolidation of appropriate operating and data processing functions and systems and business operations at the Effective Time or on such later date as Fidelity shall determine. Officers of the Affinity Companies shall meet from time to time with representatives of Fidelity as Fidelity may reasonably request to review the financial and operational affairs of the Affinity Companies, and Affinity and Bank shall give due consideration to Fidelity’s input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, (a) Fidelity shall under no circumstance be permitted to exercise control of Affinity or Bank prior to the Effective Time, (b) neither Affinity nor Bank shall be under any obligation to act in a manner that could reasonably be deemed to constitute anti-competitive behavior under federal or state antitrust Laws, and (c) neither Affinity nor Bank shall be required to agree to any material obligation that is not contingent upon consummation of the Merger.

7.09.  Affinity Tangible Adjusted Stockholders’ Equity Calculation. Not later than five (5) days before the expected Closing Date, Affinity shall deliver to Fidelity (i) an unaudited consolidated balance sheet of Affinity as of the month end preceding the expected Closing Date (the “Affinity Pre-Closing Balance Sheet”); provided, that if the expected Closing Date is on or before the 15th day of a calendar month, the Affinity Pre-Closing Balance Sheet shall be as of the last day of the next preceding month, which shall be prepared in good faith based on all available information at such time pursuant to GAAP and this Agreement, (ii) a calculation of Affinity Adjusted Stockholders’ Equity as of the date of the Affinity Pre-Closing Balance Sheet, and (iii) reasonable supporting documentation for the Affinity Pre-Closing Balance Sheet and the Affinity Adjusted Stockholders’ Equity. The Affinity Pre-Closing Balance Sheet and the calculation of Affinity Adjusted Stockholders’ Equity, as mutually agreed to by the parties (such agreement not to be unreasonably withheld, conditioned, or delayed), shall become final and binding.

ARTICLE VIII—CONDITIONS PRECEDENT TO MERGER

8.01. Conditions to all Parties’ Obligations. Notwithstanding any other provision of this Agreement to the contrary, the obligations of each of Affinity, Bank, BancShares, Fidelity, and Merger Sub to consummate the transactions described herein shall be conditioned upon the satisfaction or waiver of each of the following conditions precedent on or before the Closing Date:

(a)  Regulatory Approvals. (i) Affinity, Bank, BancShares, and Fidelity shall have received all Required Regulatory Approvals necessary to consummate the Merger and Subsequent Transactions; (ii) no Regulatory Authority shall have objected to or withdrawn its approval of the Merger or other transactions described herein (including the Subsequent Transactions); (iii) the 15-day or 30-day waiting period, as applicable, required following receipt of necessary approvals of federal Regulatory Authorities for review of the transactions described herein by the United States Department of Justice shall have expired and, in connection with any such review, no objection to the Merger or any such other transactions shall have been raised; and (iv) all other consents, waivers of applications, approvals, and permissions, including corporate approvals, and the satisfaction of all other requirements, prescribed by Law (including applicable bank and bank holding company Laws) that are necessary to carrying out the transactions described in this Agreement shall have been procured.

(b)  Injunction, Illegality, Etc. There shall not be any order, decree, or injunction of any court or agency of competent jurisdiction, Regulatory Authority or other governmental agency, or any statute, rule, or regulation, which enjoins or prohibits the Merger or any of the other transactions described in this Agreement (including the Subsequent Transactions) or any of the parties hereto from consummating any such transactions.

(c)  Approval by Stockholders. The holders of Affinity Common Stock whose approval is required in order to consummate the Merger shall have duly approved this Agreement and the Merger and other transactions described in this Agreement at the Affinity Stockholders’ Meeting by appropriate resolutions and to the extent required by and in accordance with the provisions of this Agreement, applicable Law, and applicable provisions of Affinity’s Articles of Incorporation and Bylaws, and that approval shall remain in effect and not have been rescinded.

(d)  Articles of Merger; Other Actions. The respective Articles of Merger described in Paragraph 2.06 shall have been duly executed and properly filed with and accepted by the Maryland SDAT and North Carolina Secretary of State as provided in that Paragraph.

8.02.  Additional Conditions to Affinity’s Obligations. Notwithstanding any other provision of this Agreement to the contrary, Affinity’s separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction or waiver of each of the following conditions precedent on or before the Closing Date.

(a)  Compliance with Laws. Fidelity and Merger Sub shall have complied in all material respects with all Laws applicable to the transactions described in this Agreement where their violation of or failure to comply with any such Law has caused or resulted in Fidelity or Merger Sub being unable to consummate the Merger.

(b)  BancShares’ and Fidelity’s Representations and Warranties and Performance of Agreements. Unless waived in writing by Affinity in the manner provided in Paragraph 11.04, each of the representations and warranties of BancShares and Fidelity contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement, and they shall remain true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date (except that a representation or warranty that by its express terms speaks only as of the date of this Agreement or another date shall be true and correct as of such date), in either case except for exceptions which, individually or in the aggregate, do not, and cannot reasonably be expected to, prevent BancShares, Fidelity or Merger Sub from consummating the Merger and paying the Aggregate Merger Consideration; and, BancShares and Fidelity shall have complied with or performed in all material respects all of their obligations, covenants and agreements hereunder to be complied with or performed by it on or before the Closing Date.

Affinity shall have received certificates from BancShares and Fidelity dated as of the Closing Date and executed by their respective Chief Executive Officers and Chief Financial Officers to the effect that the conditions of this Subparagraph have been met.

(c)  Other Documents and Information. BancShares, Fidelity, and Merger Sub shall have provided to Affinity correct and complete copies, certified by their respective Secretaries, of resolutions of their respective Boards of Directors pertaining to approval of, or otherwise relating to, this Agreement and the Merger and other transactions contemplated herein, together with a certificate of the incumbency of their respective officers who executed this Agreement or any other documents delivered to Affinity in connection with the Closing.

(d)  Deposit of Aggregate Merger Consideration. Fidelity shall have deposited the Aggregate Merger Consideration with the Paying Agent as described in Paragraph 2.04(f).

(e)  No Termination. This Agreement shall not have been terminated by BancShares and Fidelity under the provisions of Article IX.

8.03. Additional Conditions to Fidelity’s and Merger Sub’s Obligations. Notwithstanding any other provision of this Agreement to the contrary, Fidelity’s and Merger Sub’s separate obligations to consummate the transactions described herein shall be conditioned upon the satisfaction or waiver of each of the following conditions precedent on or before the Closing Date.

(a)  Material Change. Since the date of this Agreement, there shall not have occurred any Affinity Material Change, and there shall not have occurred any event or development, and there shall not exist any condition or circumstance, in either case which, individually or in the aggregate, and with the lapse of time or otherwise, is reasonably likely to cause, create or result in an Affinity Material Change.

(b)  Compliance with Laws. Affinity and Bank shall have complied in all material respects with all Laws applicable to the transactions described in this Agreement where their violation of or failure to comply with any such Law has caused, created or resulted in or, with the lapse of time or otherwise, is reasonably likely to cause, create or result in an Affinity Material Change.

(c)  Affinity’s and Bank’s Representations and Warranties and Performance of Agreements. Unless waived in writing by BancShares and Fidelity in the manner provided in Paragraph 11.04, each of the representations and warranties of Affinity and Bank contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement, and they shall remain true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date (except that a representation or warranty that by its express terms speaks only as of the date of this Agreement or another date shall be true and correct as of such date), in either case except for exceptions which, individually or in the aggregate, have not had, and cannot reasonably be expected to cause, create or result in an Affinity Material Change; and, Affinity and Bank shall have complied with or performed in all material respects all its or their obligations, covenants and agreements hereunder to be complied with or performed by it or them on or before the Closing Date.

BancShares and Fidelity shall have received certificates from Affinity and Bank dated as of the Closing Date and executed by their respective Chief Executive Officers and Chief Financial Officers to the effect that the conditions of this Subparagraph have been met.

(d)  [intentionally omitted]

(e)  Consents to Assignment. Affinity and Bank shall have obtained and delivered to Fidelity each consent and/or estoppel certificate requested by Fidelity as described in Paragraph 5.01(h).

(f)  FIRPTA Certificate. Affinity and Bank shall have delivered to Fidelity a certificate stating that Affinity Common Stock is not a “United States real property interest” within the meaning of Section 897(c)(1)(A)(ii) of the of the Internal Revenue Code satisfying the requirements of §§1.897-2(h) and 1.1445-2(c)(3) of Title 26 of the Code of Federal Regulations, in form and substance reasonably satisfactory to Fidelity.

(g)  Owners’ Affidavits. To the extent Fidelity shall elect to purchase a policy or policies of title insurance covering any Parcels, Affinity and Bank shall have delivered to Fidelity such owners’ affidavits of title and indemnities, and any other affidavits (including survey affidavits) as may reasonably be requested by Fidelity or its title insurance company, for each Parcel, all in such forms as is reasonably acceptable to Fidelity and to Fidelity’s title insurance company as the party insuring Fidelity’s title to each Parcel.

(h)  Affinity 401(k) Plan and Benefit Plans. Affinity and Bank shall have taken all actions reasonably requested by Fidelity with respect to the Affinity 401(k) Plan and employee benefits plans as described in Paragraphs 7.06(d), 7.06(e), 7.06(f), and 7.06(g) above.

(i)  Absence of Burdensome Condition. No Required Regulatory Approval shall contain any condition or restriction that, after giving effect to the Merger, would reasonably be likely to have a material and adverse effect (measured on a scale relative to Fidelity) on the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties or business of Fidelity or any of its Subsidiaries or on Fidelity’s ability to continue the Affinity Companies’ businesses as and at the locations at which they are conducted on the date of this Agreement.

(j)  Payments to Officers. No amount paid or payable (whether in cash, in property, or in the form of benefits) to any Person by any of the Affinity Companies, or for which Fidelity becomes obligated in connection with the Merger or other transactions described herein, including any items or amounts Previously Disclosed to Fidelity, will or would be an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code.

(k)  Other Documents and Information. Affinity and Bank each shall have provided to Fidelity correct and complete copies (all certified by its Secretary) of its Articles of Incorporation and Bylaws, and resolutions of their Boards of Directors and Affinity’s stockholders pertaining to approval of, or otherwise related to, this Agreement and the Merger and other transactions contemplated herein, together with a certificate as to the incumbency of Affinity’s and Bank’s officers who executed this Agreement or any other documents delivered to Fidelity in connection with the Closing.

(l)  Exemption from Liability Under Section 16(b). The Board of Directors of Affinity, or a committee of non-employee directors of Affinity (as such term is defined for purposes of Rule 16b-3(d) under the 1934 Act), shall, prior to the Effective Time, have taken all such steps as may be required to cause any dispositions of Affinity Common Stock, and any dispositions and cancellation of Affinity Stock Options, in connection with the transactions contemplated by this Agreement, to be exempt from liability pursuant to Rule 16b-3 under the 1934 Act to the fullest extent permitted by applicable law.

(m)  No Termination. This Agreement shall not have been terminated by Affinity under the provisions of Article IX.

ARTICLE IX—TERMINATION; BREACH; REMEDIES

9.01. Mutual Termination. At any time prior to the Closing, and whether before or after approval of the Merger by Affinity’s stockholders, this Agreement may be terminated by the mutual written agreement of Affinity and Fidelity. Upon any such mutual termination, and except as otherwise provided herein (including Paragraph 11.02), all obligations of Affinity, Bank, BancShares, Fidelity, and Merger Sub under this Agreement shall terminate and each party shall pay its own costs and expenses as provided in Paragraph 7.05.

9.02. Unilateral Termination. At any time prior to the Closing, this Agreement may be terminated by either Affinity or by Fidelity upon written notice to the other parties in the manner provided in Paragraph 11.06 and under the circumstances described below, provided, that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement.

(a)  Termination by BancShares and Fidelity. This Agreement may be terminated by BancShares and Fidelity by action of their respective Boards of Directors or Executive Committees:

(i)    if Affinity or Bank shall have in any material respect violated or failed to fully perform or comply with any of its obligations, covenants, or agreements contained in Articles V or VII herein, to the extent that the condition set forth in Section 8.03(c) cannot be satisfied, and which breach is not cured within twenty (20) days following written notice to Affinity and Bank by Fidelity or by its nature or timing cannot be cured within such time period; provided, however, that BancShares and Fidelity may only exercise this termination right if they are not then in material breach of any representation, warranty, covenant, or other agreement contained herein;

(ii)   if there shall have occurred any Affinity Material Change, or any change, event, or development shall have occurred, or any condition or circumstance exists, which, individually or in the aggregate, with the lapse of time or otherwise, is reasonably likely to cause, create or result in any Affinity Material Change;

(iii)  if Affinity or Bank shall have in any material respect breached any of its representations or warranties contained in Article III herein, to the extent that the condition set forth in Section 8.03(c) cannot be satisfied, and which breach is not cured within twenty (20) days following written notice to Affinity and Bank by Fidelity or by its nature or timing cannot be cured within such time period; provided, however, that BancShares and Fidelity may only exercise this termination right if they are not then in material breach of any representation, warranty, covenant, or other agreement contained herein;

(iv)  if the holders of Affinity Common Stock whose approval of this Agreement and the Merger and other transactions described herein is required by Law and applicable provisions of Affinity’s Articles of Incorporation and Bylaws do not so approve this Agreement and the Merger and other transactions at the Affinity Stockholders’ Meeting, as it may be adjourned as provided in Paragraph 5.01(a);

(v)   if for the reasons and to the extent permitted by Paragraph 5.01(c), (A) Affinity’s Board of Directors does not distribute a proxy statement to Affinity’s stockholders indicating that Affinity’s Board of Directors considers the Merger to be advisable and in the best interests of Affinity and its stockholders and that the Board recommends that Affinity’s stockholders vote for approval of this Agreement and the Merger, or (B) after having made such a recommendation in the Proxy Statement distributed to Affinity’s stockholders, the Board withdraws, qualifies or revises that recommendation in any material respect, and/or (C) Affinity’s Board of Directors elects to not submit this Agreement to a vote of Affinity’s stockholders; or

(vi)  if, notwithstanding BancShares’ and Fidelity’s satisfaction of their obligations under this Agreement, the Merger shall not have become effective on or before January 31, 2027 or such later date as shall be mutually agreed upon in writing by Affinity and Fidelity;

Any termination by BancShares and Fidelity shall have the effect of terminating the Agreement as to each of BancShares, Fidelity, and Merger Sub. However, before BancShares and Fidelity may terminate this Agreement for the reason specified in Subparagraph (i) or (iii) of this Paragraph 9.02(a), they shall give written notice to Affinity in the manner provided in Paragraph 11.06 stating their intent to terminate and describing the specific condition or circumstances giving rise to its right to so terminate. Such termination by BancShares and Fidelity shall not become effective if, within thirty (30) days following the giving of such notice or such additional time as BancShares and Fidelity may allow in its discretion, Affinity or Bank shall eliminate such condition or circumstances to the reasonable satisfaction of BancShares and Fidelity and without cost or expense to BancShares and Fidelity and at an aggregate cost or expense to the Affinity Companies with respect to all such conditions or circumstances that would not reasonably be expected to cause, create, or result in an Affinity Material Change. In the event Affinity and/or Bank cannot or does not eliminate such condition or circumstances, as provided above, within such cure period, BancShares and Fidelity may give a further written notice to Affinity in the manner provided in Paragraph 11.06 stating that Affinity and Bank have failed to satisfactorily eliminate such condition or circumstances and that Fidelity terminates the Agreement. Termination of this Agreement by BancShares and Fidelity shall be effective upon its giving of such further written notice to Affinity.

(b)  Termination by Affinity. This Agreement may be terminated by Affinity by action of Affinity’s Board of Directors:

(i)  if BancShares or Fidelity shall have in any material respect violated or failed to fully perform or comply with any of their obligations, covenants, or agreements contained in Articles VI or VII herein, to the extent that the condition set forth in Section 8.02(b) cannot be satisfied, and which breach is not cured within twenty (20) days following written notice to BancShares and Fidelity by Affinity or by its nature or timing cannot be cured within such time period; provided, however, that Affinity and Bank may only exercise this termination right if they are not then in material breach of any representation, warranty, covenant or other agreement contained herein

(ii)  if BancShares or Fidelity shall have in any material respect breached any of its representations or warranties contained in Article IV herein, to the extent that the condition set forth in Section 8.02(b) cannot be satisfied, and which breach is not cured within twenty (20) days following written notice to BancShares and Fidelity by Affinity or by its nature or timing cannot be cured within such time period; provided, however, that Affinity and Bank may only exercise this termination right if they are not then in material breach of any representation, warranty, covenant or other agreement contained herein;;

(iii)  if, notwithstanding Affinity’s satisfaction of its obligations under Paragraphs 5.01(a), 5.01(b), 5.01(c) and 7.02, the holders of Affinity Common Stock whose approval of this Agreement and the Merger and other transactions described herein is required by Law and applicable provisions of Affinity’s Articles of Incorporation and Bylaws do not so approve this Agreement and the Merger and other transactions at the Affinity Stockholders’ Meeting, as it may be adjourned as provided in Paragraph 5.01(a);

(iv)  if, notwithstanding Affinity’s and Bank’s satisfaction of their obligations under this Agreement, the Merger shall not have become effective on or before January 31, 2027, or such later date as shall be mutually agreed upon in writing by Affinity and Fidelity;

(v)  in the event that Affinity’s Board of Directors determines in good faith, after consultation with and receipt of the advice of its outside counsel and financial advisers, that in light of a “Superior Proposal” (as defined below) it is necessary to terminate this Agreement in order to comply with its fiduciary duties to Affinity and to Affinity’s stockholders under applicable Law; provided, that Affinity’s Board of Directors may terminate this Agreement pursuant to this Paragraph 9.02(b)(v) only if there has been no violation of Paragraph 5.02(l) and it concurrently enters into an Acquisition Agreement related to a Superior Proposal; and, provided further, that this Agreement may be terminated pursuant to this Paragraph 9.02(b)(v) only after the fifth Business Day following Fidelity’s receipt of written notice advising Fidelity that Affinity’s Board of Directors is prepared to accept a Superior Proposal, and only if, during such five-day period, if Fidelity so elects, Affinity and its advisers shall have negotiated in good faith with BancShares, Fidelity to make such adjustments in the terms and conditions of this Agreement as would enable Affinity, Bank, BancShares and Fidelity to proceed with the transactions contemplated herein on such adjusted terms.

“Superior Proposal” means an unsolicited, bona fide, written offer made by a third party to consummate an Acquisition Proposal that Affinity’s Board of Directors determines, in good faith, after consulting with its outside legal counsel and its financial adviser, would, if consummated, result in a transaction that is more favorable to Affinity’s stockholders than the Merger from a financial standpoint.

Any termination by Affinity shall have the effect of terminating the Agreement as to both Affinity and Bank. However, before Affinity may terminate this Agreement for the reason specified in Subparagraph (i) or (ii) of this Paragraph 9.02(b), Affinity shall give written notice to BancShares and Fidelity in the manner provided in Paragraph 11.06 stating its intent to terminate and describing the specific condition or circumstances giving rise to its right to so terminate. Such termination by Affinity shall not become effective if, within 30 days following the giving of such notice or such additional time as Affinity may allow in its discretion, BancShares and Fidelity shall eliminate such condition or circumstances to the reasonable satisfaction of Affinity. In the event BancShares and Fidelity cannot or do not eliminate such condition or circumstances, as provided above, within such cure period, Affinity may give a further written notice to BancShares and Fidelity in the manner provided in Paragraph 11.06 stating that BancShares and Fidelity have failed to satisfactorily eliminate such condition or circumstances and that Affinity terminates the Agreement. Termination of this Agreement by Affinity shall be effective upon Affinity’s giving of such further written notice to BancShares and Fidelity.

9.03. Breach; Remedies; Expense Reimbursement

(a)  Reimbursement by Affinity and Bank. If this Agreement is terminated by (i) BancShares and Fidelity pursuant to Paragraph 9.02(a)(i), 9.02(a)(iv) (and, in the case of Paragraph 9.02(a)(iv), under circumstances in which Affinity has failed to comply in all material respects with its obligations under Paragraph 5.01(a), 5.01(b) or 5.01(c)), Paragraph 9.02(a)(v) (and, in the case of Paragraph 9.02(a)(v), under circumstances in which Affinity has failed to comply in all material respects with its obligations under Paragraph 5.02(l)), or Paragraph 9.02(a)(vi) (where the failure to complete the Merger by the date specified in that Paragraph was within the reasonable control of Affinity or Bank), or (ii) by Affinity pursuant to Paragraph 9.02(b)(iv) (where failure to complete the Merger by the date specified in that Paragraph was within the reasonable control of Affinity or Bank), or Paragraph 9.02(b)(v) (and, in the case of Paragraph 9.02(b)(v), under circumstances in which Affinity has failed to comply in all material respects with its obligations under Paragraph 5.02(l)), then Affinity and Bank each shall pay its own out-of-pocket expenses as provided in Paragraph 7.05 above and, notwithstanding the provisions of that Paragraph, Affinity and Bank shall be jointly and severally obligated to pay to Fidelity an amount equal to Fidelity’s aggregate documented out-of-pocket expenses actually incurred and paid by it in negotiating and preparing this Agreement, performing due diligence, and otherwise in connection with or attempting to consummate the transactions described herein, but in no event more than $1,000,000.

Subject to Affinity’s and Bank’s obligation to reimburse BancShares’ and Fidelity’s out-of-pocket expenses as described above and subject to Subparagraph (c) and Paragraph 9.04 below, in the event of a breach by Affinity or Bank of any of its representations or warranties, or its failure to perform or violation of any of its obligations, agreements or covenants contained in this Agreement, BancShares and Fidelity’s sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 9.02(a) above;

provided, that nothing contained in this Agreement shall relieve or release Affinity or Bank from any Liabilities for damages arising out of its or their willful breach of any provision of this Agreement.

(b)  Reimbursement by Fidelity. If this Agreement is terminated by Affinity pursuant to Paragraph 9.02(b)(i), 9.02(b)(ii), or 9.02(b)(iv) (where the failure to complete the Merger by the date specified in that Paragraph was within the reasonable control of Fidelity), or by BancShares and Fidelity pursuant to Paragraph 9.02(a)(vi) (where the failure to complete the Merger by the date specified in that Paragraph was within the reasonable control of BancShares or Fidelity), then BancShares and Fidelity shall pay their own out-of-pocket expenses as provided in Paragraph 7.05 above and, notwithstanding the provisions of that Paragraph, BancShares and Fidelity shall be jointly and severally obligated to pay to Affinity and Bank jointly an amount equal to their documented out-of-pocket expenses actually incurred and paid by them in negotiating and preparing this Agreement, performing due diligence, and otherwise in connection with or attempting to consummate the transactions described herein, but in no event more than an aggregate of $1,000,000 to both of them.

Subject to BancShares’ and Fidelity’s obligation to reimburse Affinity’s and Bank’s out-of-pocket expenses as described above, and subject to Subparagraph (c) below, in the event of a breach by BancShares and Fidelity of any of its representations or warranties, or its failure to perform or violation of any of its obligations, agreements or covenants contained in this Agreement, Affinity’s and Bank’s sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 9.02(b) above; provided, that nothing contained in this Agreement shall relieve or release BancShares or Fidelity from any Liabilities for damages arising out of its or their willful breach of any provision of this Agreement.

(c)  Enforcement of Certain Agreements Following Termination. Notwithstanding anything contained in this Agreement to the contrary, either party shall be entitled to commence a suit at Law or in equity for the purpose of obtaining appropriate relief in the event of a violation, or imminent violation, by the other party of Paragraph 7.04 above.

9.04. Termination Fees. Notwithstanding anything contained in this Agreement to the contrary, Affinity and Bank will be obligated, jointly and severally, to pay a termination fee to Fidelity in the amount of $5,500,000 if:

(a)  Affinity terminates this Agreement pursuant to Paragraph 9.02(b)(v); or

(b)  (i) (A) BancShares and Fidelity terminate this Agreement pursuant to Paragraph 9.02(a)(i) where Affinity’s or Bank’s failure to fully perform any of its obligations, covenants, or agreements that gives rise to such termination was for reasons reasonably within its control, and at any time after the date of this Agreement and prior to the date of such termination an Acquisition Proposal has been communicated or otherwise made known to the senior management or Board of Directors of Affinity or Bank; or (B) (1) BancShares and Fidelity terminate this Agreement pursuant to Paragraph 9.02(a)(iv), or (2) Affinity terminates this Agreement pursuant to Paragraph 9.02(b)(iii), and in either such case an Acquisition Proposal has been communicated or otherwise made known to the senior management or Board of Directors of Affinity or Bank at any time after the date of this Agreement and prior to the date of the Affinity Stockholders’ Meeting; or (C) Fidelity terminates this Agreement pursuant to Paragraph 9.02(a)(v); or (D) BancShares and Fidelity terminates this Agreement pursuant to Paragraph 9.02(a)(vi), or Affinity terminates this Agreement pursuant to Paragraph 9.02(b)(iv), in either case under circumstances in which the reason the Merger has not become effective on or before the date specified in those Subparagraphs was within the reasonable control of Affinity or Bank; and if, (ii) in the case of any termination described in this Paragraph 9.04(b), at any time after the date of this Agreement and before the date twelve (12) months after the date of such termination, (A) Affinity or Bank shall have executed, entered, into or otherwise become bound by an Acquisition Agreement, or (B) either of their Boards of Directors has accepted, approved, or recommended to Affinity’s stockholders any Acquisition Proposal.

(c)  The termination fee payable by Affinity and Bank pursuant to this Paragraph 9.04 of the Agreement shall be payable in lieu of, and not in addition to, any obligation of Affinity and Bank to reimburse BancShares and Fidelity for certain of its expenses pursuant to Paragraph 9.03(a) above.

9.05. Method and Timing of Payments. Any payment for reimbursement of expenses due from Affinity and Bank to Fidelity under Paragraph 9.03(a), or from BancShares and Fidelity to Affinity and Bank under Paragraph 9.03(b), shall be made by wire transfer of immediately available funds within two Business Days following the later of the date of termination of the Agreement giving rise to that payment and the date on which the paying party receives documentation of the expenses to be reimbursed. Any payment of a termination fee due from Affinity and Bank to BancShares and Fidelity under Paragraph 9.04 shall be made by wire transfer of immediately available funds within two Business Days following the later of the date of termination of the Agreement and the date of the event that gives rise to the obligation to pay the termination fee.

In the event that Affinity or Bank shall fail to pay any such amount owed by them to BancShares and Fidelity, or BancShares and Fidelity shall fail to pay any such amount owed by it to Affinity and Bank, as described above when due, then it shall be obligated to pay such amount plus the costs and expenses actually incurred by the party entitled to receive such amount (including, without limitation, fees and expenses of counsel) in connection with the collection of such amount and the enforcement of Paragraphs 9.03, 9.04, and 9.05, together with interest on such unpaid amount and costs and expenses commencing on the date that the amount became due and computed at a daily rate equal to the Federal funds rate (effective) as announced by the Federal Reserve Board.

ARTICLE X—RESERVED[

ARTICLE XI—MISCELLANEOUS PROVISIONS

11.01. Confidential Supervisory Information. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement is intended, or shall be deemed, to obligate Affinity or Bank to disclose to Fidelity or any other Person, or to obligate BancShares or Fidelity to disclose to Affinity or Bank or any other Person, any confidential supervisory information or materials if such disclosure would be unlawful or prohibited by the disclosing party’s respective Regulatory Authorities.

11.02. Survival of Certain Rights and Obligations Following Closing or Termination. Following the Effective Time, none of the representations, warranties, or agreements of Affinity, Bank, or BancShares, or Fidelity contained in this Agreement shall survive or remain in effect, with the exception of those agreements to be performed in whole or in part at or after the Effective Time, and no party shall have any right after the Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment, or nonperformance of any agreement contained herein, or otherwise. In the event of termination of this Agreement, whether by the mutual agreement of Affinity and BancShares and Fidelity as provided in Paragraph 9.01, or by either BancShares and Fidelity, on the one hand, or Affinity, on the other hand, as provided in Paragraph 9.02, this Agreement shall forthwith become void and have no effect, except that, the covenants, agreements, rights, and obligations of the parties pursuant to Paragraphs 7.04, 7.05, 9.03, 9.04, 9.05, Article X, and this Article XI shall survive and remain in full force and effect in accordance with their terms following any termination of this Agreement pursuant to Article IX.

11.03. Inspection. Neither the right of Affinity or Bank under this Agreement to investigate or inspect the premises, books, records, files, and Assets or information of Fidelity, nor the right of Fidelity to investigate or inspect the premises, books, records, files, and Assets or information of any of the Affinity Companies, in any way shall establish any presumption that Affinity, Bank, or Fidelity should have conducted any investigation or that such right has been exercised by any of them or their agents, representatives, or others. Any investigations or inspections actually made by Affinity, Bank, or Fidelity, or by their respective agents, representatives, or others, prior to the date of this Agreement or otherwise prior to the Effective Time shall not be deemed in any way in derogation or limitation of the covenants, representations, and warranties made by or on behalf of the other parties in this Agreement.

11.04. Waiver. Prior to or at the Effective Time, any term or condition of this Agreement may be waived (except as to matters of Required Regulatory Approvals and other approvals required by Law), either in whole or in part, at any time by the party which is, and whose stockholders are, entitled to the benefits thereof; and, any party shall have the right to waive any default in the performance of any term of this Agreement by any other party, to waive or extend the time for compliance or fulfillment by any other party of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the waiving party’s obligations under this Agreement (other than any condition which, if not satisfied, would result in the violation of any Law); provided, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors) that such waiver would not adversely affect the interests of the waiving party or its stockholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party, nor shall any such waiver be construed to be a waiver of any succeeding breach of the same term or condition or a waiver of any other or different term of condition.

The failure of any party at any time or times to exercise any right or power hereunder, or to require performance by any other party of its obligations under any provision hereof, shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No custom or practice at variance with any terms hereof shall constitute a waiver of the right of any party to demand full and complete compliance with such terms, and no waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

11.05. Amendment. To the extent permitted by Law, and except as otherwise provided in Paragraph 2.07, this Agreement may be amended, modified, or supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by the stockholders of Affinity, only by a writing approved by, or pursuant to authority granted by, the Board of Directors of Affinity, and the Boards of Directors or Executive Committees of BancShares and Fidelity, and executed in the same manner as this Agreement; provided, that, except with the further approval of Affinity’s stockholders of that change, or as otherwise provided in Paragraph 2.04(h) and Paragraph 9.02 herein, following approval of this Agreement by Affinity’s stockholders no change may be made in the amount or type of consideration into which each share of Affinity Common Stock will be converted or that would be required by applicable Law to be approved by Affinity’s stockholders.

11.06. Notices. All notices and other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been duly given and sufficient if delivered by hand, sent by recognized overnight courier or carrier, or sent by postage prepaid U.S. certified mail, return receipt requested, in each case addressed as indicated below (or to such other address as shall have been communicated by like notice to the party giving the notice), and shall be deemed to have been given as of the date delivered by hand, or one Business Day following the day sent by overnight courier or carrier, or two Business Days following the date sent by U.S. certified mail:

If to Affinity or Bank, to:	With a copy (which shall not constitute notice) to:

Affinity Bancshares, Inc.	Luse Gorman, PC
3175 Highway 278	5335 Wisconsin Ave. NW, Suite 780
Covington, Georgia 30014	Washington, DC 20015
Attn: Edward J. Cooney	Attn: Thomas P. Hutton
Chief Executive Officer
Tel. No.: (770) 786-7088	Tel. No.: (202) 274-2000

If to BancShares or Fidelity, to:	With a copy (which shall not constitute notice) to:

The Fidelity Bank	Ward and Smith, P.A.
100 South Main Street	127 Racine Drive
Fuquay-Varina, North Carolina 27526	Wilmington, North Carolina 28403
Attn: Mary W. Willis	Attn: B.T. Atkinson

President and Chief Executive Officer	Tel. No.: (910) 794-4845
Tel. No.: (919) 557-4591

11.07. Further Assurance. Affinity, Bank, and Fidelity each agrees to furnish to each other such further assurances with respect to the matters contemplated in this Agreement and their respective agreements, covenants, representations, and warranties contained herein as such other party may reasonably request.

11.08. Interpretation

(a)  Any reference in this Agreement to Articles, Paragraphs, Subparagraphs, exhibits, or schedules, shall, unless otherwise indicated, be to an Article or Paragraph of, or exhibit or schedule to, this Agreement, and any capitalized terms used in any exhibit, schedule, or a Disclosure Schedule to this Agreement, but not otherwise defined therein, shall have the meaning set forth in this Agreement.

(b)  All references to “the transactions contemplated by” or “the transactions described in” this Agreement” (or similar phrases) include the Merger, the Subsequent Transactions, and all other transactions described in or contemplated by this Agreement.

(c)  The table of contents and all headings and captions of the Articles, Paragraphs, and Subparagraphs of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(d)  As used in this Agreement, the masculine gender shall include the feminine and neuter, the singular number shall include the plural, and vice versa, whenever such meanings are appropriate, and all pronouns and any variations thereof shall be considered to refer to the masculine, feminine, or neuter, singular, or plural, as the context may require.

(e)  Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(f)  The word “or” shall not be exclusive and “any” means “any and all.”

(g)  The words “hereby,” “herein,” “hereof,” “hereunder,” and similar terms shall, unless the context otherwise indicates, refer to this Agreement as a whole and not to any specific Paragraph.

(h)  If a word or phrase is defined in this Agreement, the other grammatical forms of such word or phrase shall have a corresponding meaning.

(i)  Reference to any Person includes such Person’s successors and assigns, if applicable, but only if such successors or assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in another capacity copies that are complete and correct.

(j)  Unless otherwise specified in this Agreement, all accounting terms used in this Agreement will be interpreted, and all accounting determinations under this Agreement will be made, in accordance with GAAP.

(k)  Any contract, agreement, or arrangement, or any Law, defined or referred to herein or in any contract, agreement, or arrangement that is referred to herein means such contract, agreement, arrangement or Law as from time to time amended, modified, or supplemented, including, in the case of a contract, agreement or arrangement, by waiver or consent and, in the case of Law, by succession of comparable successor Law.

(l)  References to a document or other information that has been “made available” by one party to another party means a document or other information that was (i) provided (whether by physical or electronic delivery) by one party or its representatives to the other applicable party or its representatives at least two Business Days prior to the date hereof, (ii) posted, on a continual basis without subsequent modification, by a party at least two Business Days prior to the date hereof in a virtual data room to which the other party had full access, or (iii) filed by a party with the SEC and publicly available on the SEC’s EDGAR system at least two Business Days prior to the date hereof.

(m)  This Agreement shall not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable Law.

(n)   Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and other advisers and, unless otherwise defined herein, the words used shall be construed and interpreted according to their ordinary meaning so as fairly to accomplish the purposes and intentions of all parties.

11.09. Entire Agreement. This Agreement (including any Disclosure Schedules, and any other schedules and exhibits attached hereto, and any documents incorporated herein by reference), and the Support Agreements, Subsidiary Merger Agreement and Bank Merger Agreement in the forms attached hereto as Appendices A, B, and C, contain the entire agreement of the parties with respect to the transactions described herein and supersede any and all other prior oral or written agreements, arrangements, or understandings between or among the parties, and there are no representations or inducements by or to, or any agreements between, any of the parties hereto other than those contained herein in writing. Except for the representations and warranties made by Affinity and Bank in Article III of this Agreement, as supplemented or modified by the statements, information, and documents Previously Disclosed by Affinity and Bank to Fidelity, and the representations and warranties of Fidelity made in Article IV of this Agreement, as supplemented or modified by the statements, information, and documents Previously Disclosed by BancShares and Fidelity to Affinity and Bank, Affinity, and Bank do not make any further express or implied representation or warranty with respect to Affinity or Bank or their respective businesses, operations, Assets, Liabilities, conditions (financial or otherwise) or prospects, and BancShares and Fidelity does not make any further express or implied representation or warranty with respect to BancShares, Fidelity or Merger Sub, or their respective businesses, operations, Assets, Liabilities, conditions (financial or otherwise), or prospects. Affinity, Bank, BancShares, and Fidelity hereby disclaim any such other representations or warranties.

11.10. Severability of Provisions. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

11.11. Assignment. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned by any party hereto (whether by operation of Law or otherwise) except with the prior written consent of the other parties, and any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns.

11.12. Third-Party Beneficiaries

(a)  Except as expressly provided in Paragraph 6.04 and Article X, and, following the Effective Time, the right of holders of Affinity Common Stock to receive the Per Share Merger

Consideration to which they become entitled in accordance with Paragraph 2.04, nothing in this Agreement or in any documents or instruments referred to herein, express or implied, is intended to confer upon any Person, other than the parties or their respective successors, any rights, remedies, obligations, or Liabilities under or by reason of this Agreement. No provisions of this Agreement modifies or amends or creates any employment contracts or Plans of or with Fidelity, and no third party shall be entitled to enforce any provision of this Agreement on the grounds that it is an amendment to, or a creation of, an employment contract or Plan. This provision shall not prevent the parties to this Agreement from enforcing any provision of this Agreement. If a Person not entitled to enforce this Agreement brings a lawsuit or other action to enforce any provision in this Agreement as an amendment to, or creation of an employment contract or Plan, and that provision is construed to be such an amendment or creation, that provision shall lapse retroactively, thereby precluding it from having any effect.

(b)  The representations and warranties of the parties in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties in accordance herewith without notice or Liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties of risks associated with particular matters regardless of the Knowledge of any of the parties. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding any other provision hereof to the contrary, no consent, approval or agreement of any third party beneficiary will be required to amend, modify, or waive any provision of this Agreement.

11.13. Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or the consummation of the Merger or other transactions contemplated herein, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by electronic mail delivery of a “.pdf’ format data file, shall be treated in all manner and respects as an original agreement or instrument and shall, to the full extent permitted by applicable Law, be considered to have the same binding legal effect and be enforceable and admissible to the same extent as original handwritten signatures delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail delivery of a “.pdf’ format data file to deliver a signature to this Agreement or any amendment or waiver hereto or any agreement or instrument entered into in connection with this Agreement, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail delivery of a “.pdf’ format data file, as a defense to the formation of a contract and each party hereto forever waives any such defense.

11.14. Governing Law; Jurisdiction and Venue. Except to the extent the Law of another state applies as a matter of Law, this Agreement is made in and shall be construed and enforced in accordance with the Laws of North Carolina applicable to contracts made and wholly performed within such state, without regard to any applicable conflicts-of-law principles, and to applicable Laws of the United States; provided, that it is acknowledged that the Law applicable to the fiduciary obligations of the parties’ respective Boards of Directors shall not be determined pursuant to this Paragraph 11.14. The Parties agree that any Litigation brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated herein shall be brought exclusively in the United States District Court for the Eastern District of North Carolina or, if there is no federal jurisdiction, in the Wake County, North Carolina Superior Court. Each of the parties submits to the jurisdiction of any such Litigation seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated herein and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such Litigation. Each party irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding in any such court or that any such Litigation brought in any such court has been brought in an inconvenient forum. In any dispute or action between the parties arising out of this Agreement, including any Litigation, arbitration, and appellate proceedings (and efforts to enforce the judgement, award or other disposition of any of the same), the prevailing party shall be entitled to have and recover from the other party all reasonable fees, costs, and expenses incurred in connection with such dispute or action (including reasonable attorneys’ fees).

[Signatures Appear on Following Pages]

IN WITNESS WHEREOF, Affinity, Bank, BancShares, Fidelity, and Merger Sub each has caused this Agreement to be executed in its name by its duly authorized officer in each case as of the date first above written.

AFFINITY BANCSHARES, INC.

By:	/s/ Edward J. Cooney
Name:	Edward J. Cooney
Title:	President and Chief Executive Officer

AFFINITY BANK, NATIONAL ASSOCIATION

By:	/s/ Edward J. Cooney
Name:	Edward J. Cooney
Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, Affinity, Bank, BancShares, Fidelity, and Merger Sub each has caused this Agreement to be executed in its name by its duly authorized officer in each case as of the date first above written.

FIDELITY BANCSHARES (N.C.), INC.

By:	/s/ Mary W. Willis
Name:	Mary W. Willis
Title:	President & CEO

THE FIDELITY BANK

By:	/s/ Mary W. Willis
Name:	Mary W. Willis
Title:	President & CEO

TFB MERGER SUBSIDIARY, INC.

By:	/s/ Mary W. Willis
Name:	Mary W. Willis
Title:	President & CEO

ANNEX B

March 30, 2026

Board of Directors

Affinity Bancshares, Inc.

3175 Hwy 278

Covington, GA 30014

Members of the Board of Directors:

We understand that Affinity Bancshares, Inc., a Maryland Corporation (“Affinity”) and Affinity Bank, National Association (“Bank”) propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated March 27, 2026 (the “Agreement”) with Fidelity BancShares (N.C.), Inc., The Fidelity Bank (”Fidelity”) and TFB Merger Subsidiary, Inc. (“Merger Sub”). Defined terms used but not otherwise defined herein have the meanings given to them in the Agreement. The Agreement provides, among other things, that at the Effective Time (a) Merger Sub will merge with and into Affinity (the “Merger”) and the separate corporate existence of Merger Sub shall cease, while Affinity, as the surviving entity in the Merger, will become the wholly-owned subsidiary of Fidelity and shall continue to exist as a Maryland corporation and as the parent holding company of Bank; and (b) each share of common stock, par value $0.01 per share (“Affinity Common Stock”), of Affinity will be converted into the right to receive $23.00 in cash (the “Per Share Merger Consideration”), subject to adjustment as provided in the Agreement. The aggregate consideration to be received by the holders of Affinity Common Stock will be equal to the Per Share Merger Consideration multiplied by the number of shares of Affinity Common Stock issued and outstanding at the Effective Time (the “Consideration”). The Agreement further provides that each option granted by Affinity to purchase shares of Affinity Common Stock (each, an “Affinity Stock Option”), whether vested or unvested, will be cancelled and Affinity or Bank will pay the holder cash in an amount equal to (a) the Per Share Merger Consideration, less the exercise price of such Affinity Stock Option, multiplied by (b) the number of shares of Affinity Common Stock covered by that Affinity Stock Option, and (c) less all such amounts as is required to be withheld for tax purposes. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested that Performance Trust Capital Partners, LLC (“Performance Trust”) provide an opinion to the Board of Directors (the “Board”) of Affinity as to whether the Consideration to be received by the holders of Affinity Common Stock in the Merger pursuant to the Agreement is fair, from a financial point of view, to such holders.

For purposes of the opinion set forth herein, we have:

(1)	Reviewed the draft Agreement and certain related documents;

(2)

Reviewed certain publicly available business and financial information relating to Affinity and Fidelity, including reports filed with the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, and the Board of Governors of the Federal Reserve;

(3)

Reviewed certain other business, financial and operating information relating to Affinity and Fidelity provided by management of Affinity and Fidelity, including a budget for Affinity prepared by the management of Affinity (the “Affinity Budget”) and a budget for Fidelity prepared by the management of Fidelity;

(4)

Discussed the past and current operations, financial condition, and the prospects of Affinity and Fidelity with senior executives of Affinity and Fidelity, including discussions regarding the proposed Merger;

(5)

Reviewed certain financial terms of the proposed Merger and compared certain of those terms with the publicly available financial terms of certain similar transactions that have been effected or announced;

(6)	Reviewed certain financial data of Affinity and compared that data with similar data for companies with publicly traded equity securities that Performance Trust deemed relevant; and

(7)	Considered such other information, financial studies, analyses, investigations, economic data, and market criteria that Performance Trust deemed relevant.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by Affinity and formed a substantial basis

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for this opinion. We have further relied upon the assurances of the management of Affinity that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Affinity Budget, we have assumed that it has been reasonably prepared on bases reflecting the best judgments of the management of Affinity as to the future financial performance of Affinity.

In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Agreement without any waiver, amendment or delay of any terms or conditions and that the Agreement will not differ in any respect material to our analyses or opinion from the draft thereof furnished to us. We have assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have an adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax, or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of Affinity and its legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters.

We express no opinion with respect to the fairness of the amount or nature of the compensation to be paid to any of Affinity’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Affinity Common Stock in the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of Affinity, nor have we been furnished with any such valuations or appraisals. In addition, we are not experts in evaluating loan, lease, investment, or trading portfolios for purposes of assessing the adequacy of the allowances for losses or evaluating loan servicing rights or goodwill for purposes of assessing any impairment thereto. We did not make an independent evaluation of the adequacy of Affinity’s allowances for such losses, nor have we reviewed any individual loan or credit files or investment or trading portfolios. In all cases, we have assumed that Affinity’s allowances for such losses are adequate to cover such losses. We have not evaluated the solvency of Affinity or Fidelity or the solvency or fair value of Affinity, Fidelity, or any other entity or person or their respective assets or liabilities under any state or federal laws relating to bankruptcy, insolvency, fraudulent conveyance, or similar matters.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring or coming to our attention after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. We express no view as to, and our opinion does not address, the underlying business decision of Affinity to proceed with the Merger or the relative merits of the Merger as compared to any alternative business strategies that might be available for Affinity.

We have acted as financial advisor to the Board of Directors of Affinity in connection with this Merger and will receive a fee for such services, a substantial portion of which is contingent upon the closing of the Merger and will be entitled to receive a fee upon delivery of this opinion. In the two years prior to the date hereof, we have been engaged on financial advisory and investment banking assignments for Affinity and its affiliates and have received fees for such services, including a previous M&A process (May 2024). We may seek to provide financial advisory or investment banking services to Fidelity in the future and would expect to receive fees for the rendering of these services.

Please note that Performance Trust is a full-service securities firm engaged in securities trading and brokerage activities and provides investment banking and financial advisory services. Performance Trust and its affiliates may, from time to time, perform various investment banking and financial advisory services for other clients who may have conflicting interest with respect to Affinity. Performance Trust and its affiliates, directors and officers may at any time invest on a principal basis, hold long or short positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities, or other securities and financial instruments (including bank loans and other obligations) of Affinity, Fidelity or any other company that may be involved in the Merger, or any related derivative instruments.

This opinion has been approved by a committee of Performance Trust in accordance with our customary practice. This opinion is for the information of the Board of Directors (in its capacity as such) of Affinity in its evaluation of the

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proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder or any other person as to how such stockholder should vote or act on any matters relating to the proposed Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of Affinity Common Stock pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Performance Trust Capital Partners, LLC

Performance Trust Capital Partners, LLC

B-3

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Affinity Bancshares Proxy Card Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet or Telephone – QUICK EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail	2026

AFFINITY BANCSHARES, INC.	Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on XXXXX XX, 2026.
INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –

To participate in the meeting, visit

https://www.cstproxy.com/affinitybancshares/sm2026, and enter the 12 digit control number included on your proxy card. You may register for the meeting as early as 10:00 a.m. on XXXXX XX, 2026. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the meeting, as described in the proxy statement.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS.

1.	The approval of the transactions contemplated by the Agreement and Plan of Merger, dated as of	FOR	AGAINST	ABSTAIN	3. The adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger proposal.	FOR	AGAINST	ABSTAIN
March 30, 2026, by and among Affinity Bancshares, Inc, (the “Company”), Affinity Bank, National Association (“Affinity Bank”), Fidelity BancShares (N.C.), Inc. (“Fidelity BancShares”), The Fidelity Bank (“Fidelity Bank”), and TFB Merger Subsidiary, Inc. (“Merger Subsidiary”), pursuant to which (i) Merger Subsidiary will merge with and into the Company, (ii) the Company will merge with and into Fidelity Bank, and (iii) Affinity Bank will merge with and into Fidelity Bank, which series of transactions are collectively referred to herein as the mergers, and which proposal is referred to as the merger proposal;

The undersigned acknowledges receipt from Affinity Bancshares, Inc. before the execution of this proxy of the Notice of Special Meeting of Stockholders and the Proxy Statement dated XXXXX XX, 2026.

2.	The approval, on an advisory (non-binding) basis, compensation that may be paid or become payable to certain executive officers of the Company in connection with the mergers; and	FOR	AGAINST	ABSTAIN		Check Box if You Plan to Attend the Special Meeting of Stockholders

CONTROL NUMBER

Signature	Signature, if held jointly	Date	, 2026

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign, but only one holder is required to sign.

Affinity Bancshares Proxy Card Back

2026

Important Notice Regarding the Internet

Availability of Proxy Materials

Affinity Bancshares, Inc.’s proxy statement,

including the notice of the special meeting of stockholders,

are each available on the internet at:

https://www.cstproxy.com/affinitybancshares/sm2026

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AFFINITY BANCSHARES, INC.

The undersigned hereby appoints the official proxy committee, consisting of all members of the Board of Directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held exclusively in a live webcast on XXXXX XX, 2026 at XX:XX X.m. local time. To participate in the meeting, visit https://www.cstproxy.com/affinitybancshares/sm2026, and enter the 12 digit control number included on your proxy card. You may register for the meeting as early as XX:XX X.m. on XXXXX XX, 2026. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the meeting, as described in the proxy statement. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as indicated below.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF THIS PROXY IS SIGNED BUT NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1, 2 AND 3.

(Continued, and to be marked, dated and signed, on the other side)